                                                                 Exhibit 10.1.16

                                                                  EXECUTION COPY

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                           LOAN AND SECURITY AGREEMENT

                            Dated as of July 16, 1999

                                      among

                             ATI OPERATING COMPANY,

                                  as Borrower,

                      ADVANCED TELECOMMUNICATIONS, INC. and

      CERTAIN OPERATING SUBSIDIARIES OF ADVANCED TELECOMMUNICATIONS, INC.,

                                 as Guarantors,

                            NTFC CAPITAL CORPORATION,

                                   as Lender,

                         THE OTHER LENDERS PARTY HERETO

                                       and

                      GENERAL ELECTRIC CAPITAL CORPORATION,

                             as Administrative Agent

================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Article 1:     DEFINITIONS ..................................................  1

        1.1    Certain Definitions ..........................................  1
        1.2    Accounting Principles; Subsidiaries .......................... 17
        1.3    Computation of Time Periods .................................. 17
        1.4    UCC Terms .................................................... 17
        1.5    General Construction; Captions ............................... 17
        1.6    References to Documents and Laws ............................. 18

Article 2:     LOANS ........................................................ 18

       2.1     Term Loan Commitments ........................................ 18
       2.2     Notes ........................................................ 18
       2.3     Reliance on Notices .......................................... 18
       2.4     Procedures for Borrowing ..................................... 18
       2.5     Loan Amortization ............................................ 19
       2.6     Maturity ..................................................... 19
       2.7     Prepayments; Commitment Reductions ........................... 19
       2.8     Interest and Applicable Margin ............................... 20
       2.9     Payments ..................................................... 21
       2.10    Application and Allocation of Payments ....................... 21
       2.11    Loan Account and Accounting .................................. 22
       2.12    Taxes ........................................................ 22
       2.13    Capital Adequacy; Increased Costs; Illegality ................ 23
       2.14    Use of Proceeds .............................................. 24
       2.15    Fees ......................................................... 24

Article 3:     COLLATERAL AND SECURITY AGREEMENT ............................ 25

       3.1     Grant of Security Interest ................................... 25
       3.2     Regulatory Authorizations .................................... 26
       3.3     Priority of Security Interests ............................... 26
       3.4     Pledge Agreement ............................................. 26
       3.5     Further Documentation; Pledge of Instruments ................. 26
       3.6     Accounts, Etc ................................................ 27
       3.7     Further Identification of Collateral ......................... 27
       3.8     Remedies ..................................................... 27
       3.9     Standard of Care ............................................. 27
       3.10    Advances to Protect Collateral ............................... 27
       3.11    License to Use ............................................... 28
       3.12    Benefit of the Liens ......................................... 28
       3.13    Release of Collateral ........................................ 28

Article 4:      REPRESENTATIONS AND WARRANTIES .............................. 28

        4.1     Organization and Qualification .............................. 28
        4.2     Authority and Authorization ................................. 28
        4.3     Execution and Binding Effect ................................ 28
        4.4     Governmental Authorizations ................................. 29
        4.5     Regulatory Authorizations ................................... 29
        4.6     Agreements and Other Documents .............................. 29


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       4.7     Absence of Conflicts ......................................... 29
       4.8     No Restrictions .............................................. 29
       4.9     Government Contracts ......................................... 30
       4.10    Financial Statements; Business Plan .......................... 30
       4.11    Financial Accounting Practices ............................... 30
       4.12    Deposit and Disbursement Accounts ............................ 30
       4.13    Insurance .................................................... 30
       4.14    Accurate and Complete Disclosure ............................. 30
       4.15    No Event of Default; Compliance with Material Agreements ..... 31
       4.16    Labor Matters ................................................ 31
       4.17    Litigation ................................................... 31
       4.18    Rights to Property ........................................... 31
       4.19    Year 2000 Issue .............................................. 32
       4.20    Taxes ........................................................ 32
       4.21    No Material Adverse Change ................................... 32
       4.22    Solvency ..................................................... 32
       4.23    No Regulatory Event .......................................... 32
       4.24    Trade Relations .............................................. 32
       4.25    No Brokerage Fees ............................................ 32
       4.26    Margin Stock; Regulation U ................................... 32
       4.27    Investment Company; Public Utility Holding Company ........... 32
       4.28    Personal Holding Company; Subchapter S ....................... 33
       4.29    Securities Act, Etc .......................................... 33
       4.30    ERISA ........................................................ 33
       4.31    Intellectual Property ........................................ 33
       4.32    Environmental Warranties ..................................... 33
       4.33    Security Interests ........................................... 33
       4.34    Place of Business ............................................ 33
       4.35    Location of Collateral ....................................... 34
       4.36    Material Contracts and Accounts .............................. 34
       4.37    No Defaults Under Contracts or Accounts ...................... 34
       4.38    Corporate Structure .......................................... 34
       4.39    Assumed Names ................................................ 34
       4.40    Transactions with Affiliates ................................. 34

Article 5:     CONDITIONS TO FIRST BORROWING DATE ........................... 34

       5.1     Closing Certificates ......................................... 34
       5.2     Opinions of Counsel .......................................... 35
       5.3     Closing Documents ............................................ 35
       5.4     No Material Adverse Change ................................... 36

Article 6:     CONDITIONS OF LENDING ........................................ 36

       6.1     Conditions to Each Borrowing Date ............................ 36
       6.2     Post-Closing Items ........................................... 37
       6.3     Affirmation of Representations and Warranties ................ 37
       6.4     Deadline for Funding Conditions .............................. 37

Article 7:     AFFIRMATIVE COVENANTS ........................................ 38

       7.1     Reporting and Information Requirements ....................... 38
       7.2     Other Notices ................................................ 39
       7.3     Notice of Pension-Related Events ............................. 39


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       7.4     Financial Accounting Practices ............................... 40
       7.5     Preservation of Corporate Existence and Qualification ........ 40
       7.6     Continuation of Business ..................................... 40
       7.7     Insurance .................................................... 40
       7.8     Indemnity .................................................... 42
       7.9     Access ....................................................... 43
       7.10    Expenses ..................................................... 43
       7.11    Payment of Taxes, Charges, Claims and Current Liabilities .... 44
       7.12    Compliance with Laws ......................................... 45
       7.13    Use of Proceeds .............................................. 45
       7.14    Government Authorizations; Regulatory Authorizations, Etc .... 45
       7.15    Contracts and Franchises ..................................... 45
       7.16    Site Leases and Consents ..................................... 45
       7.17    Financial Covenants .......................................... 45
       7.18    Patent, Trademark and Copyright Collateral ................... 45
       7.19    Sites ........................................................ 46
       7.20    Environmental Site Assessments ............................... 46
       7.21    Construction ................................................. 46
       7.22    No Encroachments ............................................. 46
       7.23    Certain Notices .............................................. 47
       7.24    Management Team .............................................. 47
       7.25    Contracts .................................................... 47
       7.26    Liens on After-Acquired Property ............................. 47
       7.27    Year 2000 Compliance ......................................... 47
       7.28    Post-Closing Items ........................................... 47
       7.29    Further Assurances ........................................... 47

Article 8:     NEGATIVE COVENANTS ........................................... 48

       8.1     Indebtedness ................................................. 48
       8.2     Restrictions on Liens ........................................ 48
       8.3     Limitation on Contingent Obligations ......................... 48
       8.4     Prohibition of Mergers, Acquisitions, Sales of Assets, Name,
               Office or Business Changes, Etc .............................. 49
       8.5     Limitation on Equity Payments ................................ 50
       8.6     Assumed Names ................................................ 50
       8.7     Limitation on Leases ......................................... 50
       8.8     Transactions with Affiliates ................................. 50
       8.9     Extension of Accounts ........................................ 50
       8.10    Unscheduled Payments ......................................... 50
       8.11    Business Activities .......................................... 50
       8.12    Capital Expenditures ......................................... 50
       8.13    Limitation on Investments, Advances and Loans ................ 51
       8.14    Subsidiaries ................................................. 51

Article 9:     EVENTS OF DEFAULT AND REMEDIES ............................... 51

       9.1     Events of Default ............................................ 51
       9.2     Remedies ..................................................... 53
       9.3     Waivers by Loan Parties ...................................... 54
       9.4     Exercise of Rights ........................................... 54
       9.5     Rights of Secured Party ...................................... 55
       9.6     Additional Remedies .......................................... 55


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       9.7     Application of Proceeds ...................................... 56
       9.8     Discontinuance of Proceedings ................................ 56
       9.9     Power of Attorney and Proxy .................................. 57
       9.10    Regulatory Matters ........................................... 58

Article 10:    ASSIGNMENT AND PARTICIPATION; APPOINTMENT OF
               ADMINISTRATIVE AGENT ......................................... 59

      10.1     Assignment and Participation ................................. 59
      10.2     Appointment of the Administrative Agent ...................... 60
      10.3     The Administrative Agent's Reliance, Etc ..................... 61
      10.4     GECC and Affiliates .......................................... 61
      10.5     Lender Credit Decision ....................................... 61
      10.6     Indemnification .............................................. 62
      10.7     Successor Administrative Agent ............................... 62
      10.8     Set Off and Sharing of Payments .............................. 63
      10.9     Advances; Payments; Non-Funding Lenders; Information;
               Actions in Concert ........................................... 63

Article 11:    GUARANTY ..................................................... 65

      11.1     Guaranty ..................................................... 65
      11.2     Waivers by Guarantors ........................................ 66
      11.3     Benefit of Guaranty .......................................... 66
      11.4     Subrogation; Subordination ................................... 66
      11.5     Election of Remedies ......................................... 67
      11.6     Limitation ................................................... 67
      11.7     Contribution with Respect to Guaranty Obligations ............ 68
      11.8     Liability Cumulative ......................................... 68

Article 12:    GENERAL CONDITIONS/MISCELLANEOUS ............................. 68

      12.1     Amendments, Modifications and Waivers ........................ 68
      12.2     Advances Not Implied Waivers ................................. 69
      12.3     Business Day ................................................. 69
      12.4     Records ...................................................... 69
      12.5     Notices ...................................................... 69
      12.6     FCC and PUC Approval ......................................... 70
      12.7     Lenders Sole Beneficiary ..................................... 70
      12.8     Lender's Review of Information ............................... 70
      12.9     No Joint Venture ............................................. 71
      12.10    Severability ................................................. 71
      12.11    Rights Cumulative ............................................ 71
      12.12    Duration; Survival ........................................... 71
      12.13    Governing Law ................................................ 71
      12.14    Counterparts ................................................. 71
      12.15    Successors and Assigns ....................................... 71
      12.16    Disclosures and Confidentiality .............................. 71
      12.17    Jurisdiction and Venue ....................................... 73
      12.18    Jury Waiver .................................................. 73
      12.19    Limitation on Liability ...................................... 73
      12.20    Schedules, Exhibits and Annexes .............................. 74
      12.21    Agreement to Govern .......................................... 74
      12.22    Entire Agreement ............................................. 74


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                     ANNEXES TO LOAN AND SECURITY AGREEMENT

Annex I                Initial Commitments; Addresses of the Lenders
Annex II               Closing Checklist

                    SCHEDULES TO LOAN AND SECURITY AGREEMENT

Schedule 1             Loan Party Information and Certain Defined Terms
Schedule 2.5           Loan Amortization
Schedule 2.15          Commitment Fees
Schedule 4.4           Required Consents
Schedule 4.5           Regulatory Authorizations
Schedule 4.6           Agreements and Other Documents
Schedule 4.8           Restrictions on Indebtedness
Schedule 4.9           Government Contracts
Schedule 4.10          Financial Statements
Schedule 4.12          Deposit and Disbursement Accounts
Schedule 4.13          Existing Insurance
Schedule 4.16          Labor Matters
Schedule 4.17          Litigation
Schedule 4.18          Site and Site Leases; Real Property; Equipment Location
Schedule 4.31          Intellectual Property
Schedule 4.32          Environmental Assessments
Schedule 4.33          Security Interests--Recordings and Filings
Schedule 4.34          Place of Business
Schedule 4.35          Location of Collateral
Schedule 4.38          Corporate Structure
Schedule 4.39          Assumed Names
Schedule 4.40          Transactions with Affiliates
Schedule 6.2           Post-Closing Items
Schedule 7.7           Required Insurance
Schedule 7.17          Financial Covenants
Schedule 8.2           Liens
Schedule 8.3           Contingent Obligations
Schedule 8.13          Investments
Schedule 10.9          Wire Instructions

                       EXHIBITS TO LOAN AND SECURITY AGREEMENT

Exhibit A              Form of Note
Exhibit B              Form of Borrowing Certificate
Exhibit C              Form of Notice of Conversion/Continuation
Exhibit D              Form of Opinion of Counsel to Loan Parties
Exhibit E              Form of Opinion of Regulatory Counsel to Loan Parties
Exhibit F              Form of Landlord Consent
Exhibit G              Form of Assignment Agreement
Exhibit H              Form of Additional Guarantor Assumption


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                           LOAN AND SECURITY AGREEMENT

      THIS LOAN AND SECURITY AGREEMENT ("Agreement") is dated as of July 16, 1999, by and among ATI Operating Company, a Minnesota corporation (the "Borrower"); Advanced Telecommunications, Inc., a Minnesota corporation ("Holdings"); each Subsidiary (as hereinafter defined) of the Borrower listed on the signature pages hereof as a "Guarantor"; each financial institution listed on the signature pages hereof as a "Lender" and the other financial institutions and other entities who may hereafter from time to time become parties hereto as successors or assigns as provided herein (each a "Lender" and collectively, the "Lenders"); and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("GECC"), as the administrative agent for the Lenders (in such capacity, the "Administrative Agent").

                                   BACKGROUND:

      1. The Loan Parties are engaged in the provision of telecommunication services primarily in Tier I and Tier II Markets in the United States.

      2. Holdings and the Borrower have requested that the Lenders provide funds to the Borrower to finance the Telecommunications Costs and other general corporate and working capital purposes, including payment of interest and expenses and the repayment of the Non-Continuing Indebtedness.

      3. The Lenders are willing to extend such credit to the Borrower upon the terms and conditions set forth in this Agreement.

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

                             ARTICLE I: DEFINITIONS

      1.1 Certain Definitions. Certain terms are defined on Schedule 1. In addition to other words and terms defined in the preamble hereof or elsewhere in this Agreement, or on the Schedules, the following words and terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural form of such words and terms) unless the context otherwise clearly requires:

      "Accounts": as defined in Section 3.1(a).

      "Additional Contributed Capital": cash equity capital received by Holdings from time to time after the date hereof pursuant to the Additional Capital Commitment.

      "Additional Capital Commitment": the commitment from one or more Persons reasonably acceptable to the Administrative Agent to provide cash equity capital to Holdings of at least $30,000,000 (before payment of transaction fees) in form and substance, including with respect to any conditions thereto, reasonably acceptable to the Administrative Agent.

      "Additional Guarantor Assumption": as defined in Section 8.14.

      "Advance": any advance made pursuant to Section 2.1.

      "Affected Lender": as defined in Section 2.13(d).

      "Affiliate": with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, five percent (5%) or more of the Stock having ordinary voting power in the election of directors of such Person, (b) each Person that controls, is controlled by or is under common control with such Person and (c) in the case of individuals, the immediate family members, spouses and lineal descendants of individuals who are Affiliates of the Borrower. For the purposes of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract, by virtue of being an executive officer or a director or otherwise; provided, however, that the term "Affiliate" shall specifically exclude, in the case of any Loan Party, the Administrative Agent and each Lender.

      "Applicable Base Margin": 3.75%.

      "Applicable LIBOR Margin": 4.75%.

      "Applicable Margins": the Applicable Base Margin and the Applicable LIBOR Margin.

      "Artesian Note": the Subordinated Promissory Note for the principal amount of $400,000, dated August 31, 1998, between Holdings and Artesian Capital Limited Partnership II.

      "Asset Disposition": any sale or other disposition (including by way of merger, consolidation or condemnation and whether by operation of law or otherwise), or series of sales or other dispositions, made on or after the Closing Date by any Loan Party or any of its Subsidiaries to any Person (other than a Loan Party) of (i) all or substantially all of the outstanding Stock of any of its Subsidiaries, (ii) all or substantially all of its assets or the assets of any division of the Borrower or any of its Subsidiaries or (iii) any other asset or assets (other than inventory sold in the ordinary course of business and obsolete equipment) which, when taken together with all sales or other dispositions of assets not covered by either of the foregoing clause (i) or (ii), yield Asset Disposition Net Proceeds in excess of $500,000 in any twelve-month period.

      "Asset Disposition Net Proceeds": the proceeds of any Asset Disposition, net of (a) brokerage commissions and other commissions, fees and expenses (including fees and expenses of counsel, accountants and investment bankers) related to such Asset Disposition and (b) a reserve for taxes payable as a result of such Asset Disposition.

      "Assignment Agreement": as defined in Section 10.1(a).

      "Available Credit": the aggregate Commitments of the Lenders less the Reserve.

      "Availability Increase Date": any date on which all of the following is true: (i) the Borrower has received Additional Contributed Capital, (ii) the Loan Parties are in compliance with the financial covenants set forth on
Schedule 7.17 and (iii) at least 95% of the Indebtedness under the Note Purchase Agreements has been converted to equity of Holdings.

      "Base Rate": for any day, a floating rate equal to the higher of (a) the rate publicly quoted from time to time by The Wall Street Journal as the "base rate on corporate loans at large U.S. money center commercial banks" (or, if The Wall Street Journal ceases quoting a base rate of the type described, the


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

highest per annum rate of interest published by the Board of Governors of the Federal Reserve System in Federal Reserve statistical release H.15 (519) entitled "Selected Interest Rates" as the Bank prime loan rate or its equivalent) and (b) the Federal Funds Rate plus fifty (50) basis points per annum. Each change in any interest rate provided for in this Agreement based upon the Base Rate shall take effect at the time of such change in the Base Rate.

      "Base Rate Loan": any portion of the Loan bearing interest by reference to the Base Rate.

      "Borrower": as defined in the first paragraph of this Agreement.

      "Borrower Indebtedness": as defined in Section 11.4.

      "Borrowing Certificate": a certificate substantially in the form of Exhibit B.

      "Borrowing Date": any Business Day on which an Advance is made.

      "Business Day": a day on which commercial banks in New York City are not authorized or required by law to close and, if the applicable Business Day relates to the LIBOR Rate or a LIBOR Loan, a day on which banks in the city of London are also generally open for interbank or foreign exchange transactions.

      "Business Plan": The Loan Parties' business plan, including quarterly pro forma Projections for the period from January, 1999 through December, 2006, as described in, and attached to, Schedule 4.10.

      "Capital Expenditures": for any period, (a) the additions to property, plant and equipment (including any additions through the acquisition of stock of a Person that becomes a Subsidiary) and other capital expenditures of the Borrower or any of its Subsidiaries (including all systems and development expenditures related to the build-out of the Networks) that are (or would be) set forth in a consolidated statement of cash flows of the Borrower and its Subsidiaries for such period prepared in accordance with GAAP and, without duplication, (b) Capital Lease Obligations incurred by the Borrower or any of its Subsidiaries during such period; provided, however, that no consideration paid for or expenditure or obligation related to the acquisition of any Regulatory Authorization and no capitalized interest shall be treated as a Capital Expenditure nor shall expenditures of proceeds of insurance settlements, condemnation awards and other like settlements in respect of lost, destroyed, damaged or condemned property, plant or equipment to the extent that such expenditures are made to repair or replace such property or to acquire other property, plant and equipment useful in the Telecommunications Business within twelve (12) months of receipt of such proceeds, be deemed Capital Expenditures.

      "Capital Lease": with respect to any Person, any lease of (or other indebtedness arrangement conveying the right to use) any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease or a liability on a balance sheet of such Person.

      "Capital Lease Obligation": with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease and that shall have a stated maturity which is the date of the last payment of rent or any amount due under such Capital Lease prior to the first date upon which such Capital Lease may be terminated by the lessee without payment of a penalty.

      "Cash Equivalents": (a) securities issued or fully guaranteed or insured by the United States government or any agency thereof, (b) certificates of deposit, eurodollar time deposits, overnight bank


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

deposits and bankers' acceptances of any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations) which, at the time of acquisition, are rated at least "A-1" by Standard & Poor's Rating Corp, a division of The McGraw-Hill Companies ("S&P") or "P-1" by Moody's Investors Service ("Moody's"), (c) commercial paper of an issuer rated at least "A-1" by S&P or "P-1" by Moody's and (d) shares of any money market fund that (i) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (a) through (c) above, (ii) has net assets of not less than $500,000,000 and (iii) is rated at least "A-l" by S&P or "P-1" by Moody's; provided, however, that the maturities of all obligations of the type specified in clauses (a) through (c) above shall not exceed 270 days.

      "Cash Interest Coverage Ratio": (a) until the Loan Parties report positive EBITDA for each of four (4) consecutive Fiscal Quarters considered as a single accounting period, the product of EBITDA for the two (2) most recent Fiscal Quarters ending on or prior to such date multiplied by two (2) divided by Interest Expense (excluding any portion thereof not paid in cash) for the most recent four (4) consecutive Fiscal Quarters ending on or prior to such date and
(b) thereafter, EBITDA for any period of four (4) consecutive Fiscal Quarters divided by Interest Expense (excluding any portion thereof not paid in cash) for such period.

      "Cash Interest Expense": Interest Expense, excluding any portion thereof not paid in cash.

      "Change of Control": the failure of (i) Stolberg Partners, L.P. ("Stolberg") to own beneficially a percentage of the voting Stock of Holdings greater than that beneficially owned by any other Person or (ii) of Stolberg and the Person or Persons providing the Additional Capital Contribution to own beneficially a percentage of the voting Stock of Holdings needed to elect directors and/or approve a business combination.

      "Charges": all federal, state, county, city, municipal, local, foreign or other governmental Taxes (including Taxes owed to the PBGC at the time due and payable), levies, assessments, charges, liens, claims or encumbrances upon or relating to (a) the Collateral, (b) the Obligations, (c) the payroll, income or gross receipts of any Loan Party, (d) any Loan Party's ownership or use of any properties or other assets or (e) any other aspect of any Loan Party's business.

      "Closing Checklist": the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with this Agreement, the other Loan Documents and the financing contemplated hereunder, substantially in the form attached hereto as Annex II.

      "Closing Date": the date of this Agreement first written above.*

      "Code": the Internal Revenue Code of 1986, as amended from time to time.

      "Collateral": as defined in Section 3.1.

      "Commerce Collateral": all equipment purchased with the proceeds of the Commerce Equipment Loan and any substitutions or replacements of any components thereof and any other equipment that was owned by Holdings on December 31, 1998 and was reflected in the books, records and financial statements of Holdings at such date.

----------
* Note: Not necessarily the First Borrowing Date.


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

      "Commerce Equipment Loan": the outstanding balance under the Commerce Loan Agreements.

      "Commerce Loan Agreement": the Equipment Loan Agreements, dated March 30, 1998 and December 30, 1998 (in each case as amended to the date hereof), between Holdings and Commerce Financial Group, Inc., providing loans totaling $1,500,000, which were used to finance fixed assets and certain Equipment and are secured by substantially all such Equipment.

      "Commissions": as defined in Section 12.16(b).

      "Commitment": (a) as to any Lender, the commitment of such Lender to make its Pro Rata Share of Advances and (b) as to all Lenders, the aggregate commitment of all Lenders to make Advances, which aggregate commitment shall be Sixty-Five Million Dollars ($65,000,000) on the date hereof, in each case as such amounts may be adjusted, if at all, from time to time in accordance with this Agreement. The initial Commitment of each Lender is set forth on Annex I.

      "Commitment Fees": as defined in Section 2.15(a).

      "Commitment Termination Date": the earliest of (a) the second anniversary of the Closing Date, (b) the date of termination of the Lenders' obligation to make Advances or permit the Loan to remain outstanding pursuant to Section 9.2(b), (c) the date of the permanent reduction of the Commitments to zero dollars ($0) and (d) a date twelve (12) months from the Closing Date unless the Additional Capital Commitment has been obtained prior thereto.

      "Communications Law": any and all of (a) the Communications Act of 1934, as amended by the Telecommunications Act of 1996, any successor federal statute and the rules and regulations of the FCC thereunder and (b) any state law governing the provision of telecommunications services and the rules and regulations of any PUC, all as the same may be in effect from time to time.

      "Contingent Obligation": as to any Person, any obligation of such Person guaranteeing, directly or indirectly, any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.

      "Contracts": as defined in Section 3.1(b).

      "Current Assets": with respect to any Person, all current assets of such Person as of any date of determination calculated in accordance with GAAP.

      "Current Liabilities": with respect to any Person, all liabilities which should, in accordance with GAAP, be classified as current liabilities, and in any event shall include all Indebtedness payable on demand or within one year from any date of determination without any option on the part of the obligor to extend or renew beyond such year, all accruals for federal or other Taxes based on or measured by income and payable within such year, and the current portion of long-term debt required to be paid within one year, but excluding, in the case of the Borrower, the aggregate outstanding principal amount of the Loan.

      "Default": any of the conditions or occurrences specified in Section 9.1, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition has been satisfied.

      "Default Rate": as defined in Section 2.8(d).

      "EBITDA": for any period, the sum of the consolidated net income (or loss) of Holdings and its Subsidiaries (excluding extraordinary gains and losses and the amount of any revenues which are in dispute) plus the amount of depreciation, amortization, Interest Expense and tax expense deducted in the determination of such consolidated net income (or loss).

      "Environmental Laws": all applicable federal, state, local and foreign laws, statutes, ordinances, codes, rules and regulations and all applicable judicial or administrative interpretations thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C.ss.ss.9601 et seq.) ("CERCLA"); the Hazardous Materials Transportation Authorization Act of 1994 (49 U.S.C.ss.ss.5101 et seq.); the Resource Conservation Recovery Act (42 U.S.C.ss.ss.6901 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C.ss.ss.136 et seq.); the Solid Waste Disposal Act (42 U.S.C.ss.ss.6901 et seq.); the Toxic Substance Control Act (15 U.S.C. ss.ss.2601 et seq.); the Clean Air Act (42 U.S.C.ss.ss.7401 et seq.); the Federal Water Pollution Control Act (33 U.S.C.ss.ss.1251 et seq.); the Occupational Safety and Health Act (29 U.S.C.ss.ss.651 et seq.); and the Safe Drinking Water Act (42 U.S.C.ss.ss.300(f) et seq.); and any and all regulations promulgated thereunder, and all analogous state, local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes.

      "Environmental Liabilities": with respect to any Person, all liabilities, response, remedial and removal costs, losses, damages, property damages, natural resource damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any environmental claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including any arising under or related to any Environmental Law, Permit required by or pursuant to any Environmental Law, or in connection with any Release or threatened Release or presence of a Hazardous Material.

      "Equipment": as defined in Section 3.1(c).

      "Equity Payment": any distribution of earnings or capital, or any dividend payment, redemption or other payment in respect of Stock, either directly or indirectly, whether in cash or property or in obligations of any Loan Party.

      "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

      "ERISA Affiliate": with respect to any Loan Party, any trade or business (whether or not incorporated) which, together with such Loan Party, are treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) or the Code.

      "Event of Default": any of the conditions or occurrences specified in
Section 9.1; provided, however, that any requirement for the giving of notice, the lapse of time, or both, shall have been satisfied.

      "Excess Cash Flow": with respect to any Fiscal Year, the consolidated net income (or loss) of the Borrower and its Subsidiaries for such Fiscal Year plus
(a) depreciation, amortization and Interest Expense to the extent deducted in determining such consolidated net income or loss, plus decreases or minus increases (as the case may be) (b) in Working Capital during such Fiscal Year, minus (c) Interest Expense paid or accrued (excluding any original issue discount, interest paid in kind or amortized debt discount, to the extent included in determining Interest Expense), to the extent deducted in determining such net income or loss, and scheduled principal payments paid or payable during such Fiscal Year in respect of Indebtedness permitted hereunder to be incurred, plus or minus (as the case may be), (d) extraordinary gains or losses which are cash items not included in the calculation of net income or loss, minus (e) Capital Expenditures for such Fiscal Year to the extent permitted hereunder, plus (f) Taxes deducted in determining consolidated net income to the extent not paid or payable in cash. For purposes of this definition, "Working Capital" means Current Assets (exclusive of cash and Cash Equivalents) less Current Liabilities.

      "FCC": the Federal Communications Commission of the United States of America, and any successor, in whole or in part, to its jurisdiction.

      "Federal Funds Rate": for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the weighted average of the rates on overnight Federal funds transactions among members of the Federal Reserve System, as reasonably determined by the Administrative Agent.

      "Fees": any and all fees payable to the Administrative Agent or any Lender pursuant to this Agreement or any of the other Loan Documents.

      "Financial Statements": the consolidated and consolidating income statements, statements of cash flows and balance sheets of Holdings delivered in accordance with this Agreement.

      "First Borrowing Date": the first date on which an Advance is made.

      "Fiscal Quarter": any of the quarterly accounting periods of the Loan Parties ending on March 31, June 30, September 30 and December 31 of each year.

      "Fiscal Year": any of the annual accounting periods of the Loan Parties ending on December 31 of each year.

      "Fixed Charges": for any period, the sum of (a) Total Debt Service, (b) Capital Expenditures and (c) Cash Taxes imposed or measured by consolidated net income, in the case of each of (a), (b) and (c), for Holdings and its Subsidiaries for such period.

      "Fixed Charges Coverage Ratio": (a) until the Loan Parties report positive EBITDA for each of four (4) consecutive Fiscal Quarters considered as a single accounting period, the product of EBITDA for the two (2) most recent Fiscal Quarters ending on or prior to such date multiplied by two (2) divided by Fixed Charges for the most recent four (4) consecutive Fiscal Quarters ending on or prior to such date and (b) thereafter, EBITDA for any period of four (4) consecutive Fiscal Quarters divided by Fixed Charges for such period.

      "GAAP": subject to Section 1.2, generally accepted accounting principles in the United States of America (as such principles may change from time to time) applied on a consistent basis (except for changes in application in which the Loan Parties' independent certified public accountants concur), applied both to classification of items and amounts.

      "GECC Fee Letter": as defined in Section 2.15(b).

      "General Intangibles": as defined in Section 3.1(d).

      "Governmental Authority": the federal government, any state or political subdivision thereof, any city or municipal entity, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

      "Grantor": each Loan Party.

      "Guarantor": Holdings, each Subsidiary of the Borrower listed on the signature pages hereof as a "Guarantor" and any future Subsidiary of the Borrower which executes an Additional Guarantor Assumption.

      "Guarantor Payment": as defined in Section 11.7(a).

      "Hazardous Material": any substance, material or waste which is regulated by, or forms the basis of liability under, any Environmental Laws, including any material or substance which is (a) defined as a "solid waste," "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "pollutant," "contaminant," "hazardous constituent," "special waste," "toxic substance" or other similar term or phrase under any Environmental Laws or (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls ("PCBs") or any radioactive substance which is not naturally occurring radioactive material.

      "Imperial Bridge Loan": the outstanding balance under the term loan agreement dated April 12, 1999 with Imperial Bank, which provides for $1,500,000 to be used for working capital purposes, and is secured by a guaranty from one of Holdings' shareholders.

      "Imperial Working Capital Loan": the outstanding balance under the Loan Agreement, dated June 16, 1998 and as amended on September 16, 1998 and April 12, 1999, among certain of the Loan Parties and Imperial Bank, which provides a revolving credit facility of $6,000,000, secured by all of the assets of the Loan Parties and a guaranty by Holdings, to finance working capital needs of the Loan Parties.

      "Indebtedness": as to any Person, at a particular time, without duplication, (a) indebtedness of such Person for borrowed money, (b) indebtedness of such Person for the deferred purchase price of property or services, which purchase price is (i) due more than six (6) months from the date of incurrence of the obligation in respect thereof or (ii) evidenced by a note or similar written instrument, (c) obligations under leases which shall have been or should be, in accordance with GAAP, recorded as

Capital Leases, (d) obligations of such Person to purchase or repurchase accounts receivable, chattel paper or other payment rights sold or assigned by such Person, (e) indebtedness or obligations of such Person evidenced by or under or with respect to letters of credit, notes, bonds or other debt instruments (other than letters of credit that are cash collateralized), and (f) all Indebtedness referred to in clause (a), (b), (c), (d) or (e) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including Accounts and General Intangibles) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

      "Indemnified Liabilities": as defined in Section 7.8(a).

      "Indemnified Person": as defined in Section 7.8(a).

      "Indemnified Proceeding": as defined in Section 7.8(a).

      "Interest Expense": for any period, the aggregate amount of interest, hedging costs and fees (excluding closing fees and reimbursements for expenses) paid or payable during such period by the Loan Parties in respect of Total Debt.

      "Interest Payment Date": (a) as to any Base Rate Loan, the last Business Day of each Fiscal Quarter and (b) as to any LIBOR Loan, the last day of the applicable LIBOR Period; provided, however, that in the case of any LIBOR Period of two (2) months or greater in duration, interest shall be payable at three-month intervals and on the last day of such LIBOR Period; provided, further, that, in addition to the foregoing, each of (x) the Termination Date and (y) the Maturity Date shall be deemed to be an "Interest Payment Date" with respect to any interest which is then accrued on the Loan.

      "Inventory": as defined in Section 3.1(e).

      "Investment Property": as defined in Section 3.1(f).

      "Landlord Consent": a consent substantially in the form of Exhibit F or in other form acceptable to the Administrative Agent executed by the owner/landlord, sublessor and/or licensor (including carriers) of any switch site, co-location site, operations center, point of presence site or other location where any Equipment other than Commerce Collateral with a cost of more than $300,000 is or is to be located.

      "Law": any law (including common law), constitution, statute, regulation, rule, ordinance, order, injunction, writ, decree or award of any Governmental Authority of competent jurisdiction or of any arbitrator (including ERISA, the Code, the UCC, any applicable tax law, product safety law, occupational safety or health law, Communications Law, Environmental Law and/or securities laws).

      "Lender": as defined in the first paragraph of this Agreement.

      "Lenders' Expenses": as defined in Section 7.10.

      "LIBOR Loan": any portion of the Loan bearing interest by reference to the LIBOR Rate.

      "LIBOR Period": with respect to any LIBOR Loan, each period commencing on a Business Day selected by the Borrower pursuant to this Agreement and ending one, three or six months thereafter, as selected by the Borrower's irrevocable notice to the Administrative Agent as set forth in Section 2.8(e) provided, however, that the foregoing provision relating to LIBOR Periods is subject to the following:

      (a) if any LIBOR Period would otherwise end on a day that is not a Business Day, such LIBOR Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such LIBOR Period into another calendar month in which event such LIBOR Period shall end on the immediately preceding Business Day;

      (b) any LIBOR Period pertaining to a LIBOR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Period) shall end on the last Business Day of a calendar month;

      (c) the Borrower shall select LIBOR Periods so as not to require a scheduled payment of any LIBOR Loan during a LIBOR Period for such Loan; and

      (d) the Borrower shall select LIBOR Periods so that there shall be no more than six (6) separate LIBOR Loans in existence at any one time.

      "LIBOR Rate": for each LIBOR Period, a rate of interest determined by the Administrative Agent equal to:

      (a) the offered rate for deposits in United States Dollars for the applicable LIBOR Period which appears on Telerate Page 3750 as of 11:00 a.m., London time, on the second full Business Day next preceding the first day of each LIBOR Period (unless such date is not a Business Day, in which event the next succeeding Business Day will be used); divided by

      (b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day which is two (2) Business Days prior to the beginning of such LIBOR Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) which are required to be maintained by a member bank of the Federal Reserve System.

      If such interest rates shall cease to be available from Telerate News Service, the LIBOR Rate shall be determined from such financial reporting service or other information as shall be mutually acceptable to the Administrative Agent and the Borrower.

      "Lien": any mortgage, pledge, hypothecation, lien (statutory or other), judgment lien, security interest, security agreement, charge or other encumbrance, or other security arrangement of any nature whatsoever, including any installment contract, conditional sale or other title retention arrangement, any sale of accounts receivable or chattel paper, any assignment, deposit arrangement or lease intended as, or having the effect of, security and the filing of any financing statement under the UCC or comparable law of any jurisdiction (other than UCC financing statements filed for informational purposes only).

      "Loan": at any time, the aggregate amount of Advances outstanding to the Borrower.

      "Loan Account": as defined in Section 2.11.

      "Loan Documents": this Agreement, the Notes, the Stockholder Pledge Agreement, the other Security Documents, any guaranty by a Guarantor not a party hereto, the GECC Fee Letter and all filings and other agreements, instruments, documents and certificates identified on the Closing Checklist.

      "Loan Parties": the Borrower, Holdings and each other Guarantor.

      "Markets": as defined in Schedule 1.

      "Material Adverse Change": a material adverse change in (a) the business, assets. financial or other condition or prospects of the Loan Parties taken as a whole (b) the ability of the Loan Parties to perform their obligations under this Agreement, the Notes or the other Loan Documents or (c) the Administrative Agent's or the Lenders' ability to enforce the rights and remedies granted under this Agreement or the other Loan Documents, in all cases whether attributable to a single circumstance or event or an aggregation of circumstances or events.

      "Material Adverse Effect": an effect that has, results in or causes or has a reasonable likelihood of resulting in or causing a Material Adverse Change.

      "Maturity Date": the earlier of (a) seventh anniversary of the Closing Date and (b) the date, if any, on which the Loan matures by notice of prepayment, acceleration or otherwise.

      "Maximum Lawful Rate": as defined in Section 2.8(f).

      "Network": a telecommunications system operated by a Loan Party, including all Equipment related thereto.

      "Non-Continuing Indebtedness": the Imperial Bridge Loan, the Imperial Working Capital Loan, the Nortel Bridge Loan and the Artesian Note.

      "Non-Funding Lender": as defined in Section l0.9(a)(ii).

      "Note": as defined in Section 2.2.

      "Note Purchase Agreements": (a) the Note Purchase Agreement dated as of February 7, 1997, amended as of August 15, 1997, by and among Holdings and each person listed thereto as an Investor, for up to $6,000,000 of Series A 8% Convertible Subordinated Promissory Notes due June 30, 2001 and (b) the Note Purchase Agreement dated as of December 18, 1997, by and among Holdings, Stolberg Partners, L.P., Stolberg, Meehan & Scano II, L.P. and each person listed thereto as an Investor, for up to $6,000,000 of Series B Convertible Subordinated Promissory Notes due June 30, 2001.

      "Nortel": Nortel Networks, Inc., a Delaware corporation.

      "Nortel Bridge Loan": the outstanding balance under the loan agreement, dated May 15, 1999, which Holdings entered into with Nortel for a loan of up to $2,000,000 to finance working capital needs on an unsecured basis.

      "Nortel Volume Purchase Agreement": The Master Purchase and Services Agreement, dated as of June 1, 1999, between Holdings and Nortel.

      "Notice of Conversion/Continuation": as defined in Section 2.8(e).

      "Obligations": all loans, advances, debts, liabilities and obligations for the performance of covenants or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, provided that such performance is provided for in the Loan Documents, or such amounts are liquidated or determinable) owing by any Loan Party to the Administrative Agent or any Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, in each case arising under this

Agreement or any of the other Loan Documents. This term includes all principal, interest (including all interest which accrues after the commencement of any case or proceeding in bankruptcy after the insolvency of, or for the reorganization of, any Loan Party, whether or not allowed in such proceeding), Fees, expenses, attorneys' fees and any other sum chargeable to any Loan Party under this Agreement or any of the other Loan Documents.

      "Organizational Documents": with respect to a corporation, the certificate or articles of incorporation and by-laws of such corporation; with respect to a partnership, the certificate of partnership (or limited partnership, as applicable) and partnership agreement, together with the analogous documents for any corporate or partnership general partner; with respect to a limited liability company, the certificate of formation or articles of organization and operating agreement; and in any case, any other document governing the formation and conduct of business by such entity.

      "Other Lender": as defined in Section 10.9(d).

      "PBGC": the Pension Benefit Guaranty Corporation established under Title IV of ERISA or any other governmental agency, department or instrumentality succeeding to its functions.

      "Permits": all consents, licenses, notices, approvals, authorizations, filings, orders, registrations, and permits required by any Governmental Authority for the construction and operation of a Network (excluding Regulatory Authorizations), issued or obtained as and when required in accordance with all Requirements of Law.

      "Permitted Encumbrances": the Liens permitted under Section 8.2.

      "Permitted Indebtedness": (a) the Obligations, (b) purchase money Indebtedness and Capital Lease Obligations in an amount not greater than $1,000,000 in the aggregate outstanding at any one time, (c) unsecured Indebtedness incurred for purposes of the Telecommunications Business in an amount outstanding at any time not greater in the aggregate than $1,000,000, (d) Permitted Intercompany Indebtedness, (e) Indebtedness outstanding under the Note Purchase Agreements and the Commerce Equipment Loan, (f) interest rate protection agreements in connection with Indebtedness of the Loan Parties permitted hereunder and (g) Permitted Subordinated Indebtedness.

      "Permitted Intercompany Indebtedness": Indebtedness of the Borrower to any of its Subsidiaries and Indebtedness of Holdings or of any Subsidiary of the Borrower to the Borrower or any Subsidiary of the Borrower; provided, however, that such Indebtedness is subordinated to the Obligations on terms satisfactory to the Administrative Agent and, if any such Indebtedness is evidenced by an instrument, such instrument is pledged to the Administrative Agent to secure the Obligations pursuant to Section 3.5.

      "Permitted Subordinated Indebtedness": unsecured Indebtedness of Holdings the payment of which is structurally or contractually subordinated to the payment of the Obligations on terms satisfactory to the Administrative Agent and the Requisite Lenders and as to which the payment of principal of (and premium, if any) and interest and other payment obligations in respect of such Indebtedness shall be subordinate to the prior payment in full of the Obligations to at least the following extent: (a) no payments of principal of (or premium, if any) or interest on or otherwise due in respect of such Indebtedness may be permitted for so long as any Default or Event of Default exists; (b) such Indebtedness may not (i) provide for payments of principal thereof at the stated maturity thereof by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof by Holdings (including any redemption, retirement or repurchase which is contingent upon events or circumstances but excluding any retirement required by virtue of acceleration of such indebtedness upon any event of default thereunder), in each case prior to 6 months after the Maturity Date or (ii) permit redemption or other retirement (including pursuant to an offer to purchase made by Holdings or any of its Subsidiaries) of such other Indebtedness at the option of the holder thereof prior to 6 months after the Maturity Date at the option of the holder of such Indebtedness (including pursuant to an offer to purchase made by Holdings or any of its Subsidiaries) other than a redemption or retirement which is conditioned upon a change of control of Holdings pursuant to provisions set forth in the instruments evidencing such Indebtedness and which constitutes a "Change of Control" or requires payment in full of the Obligations; and (c) immediately prior to the issuance of such Indebtedness, no Default or Event of Default exists and, after giving pro forma effect to the issuance of such Indebtedness as if such issuance occurred on the first day of each of the most recently completed computation periods referred to in Section
7.17 and Schedule 7.17, no Default or Event of Default would exist.

      "Permitted Third Party Expenses": expenses related to the purchase of goods and services from any Person other than Nortel which are directly related to the installation and operation of Equipment purchased from Nortel.

      "Person": any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

      "Plan": any employee pension benefit plan to which Section 4021 of ERISA applies and which any Loan Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to or maintain for employees of any Loan Party or to which any Loan Party or ERISA Affiliate maintained, made or was required to make, contributions at any time within the preceding five (5) years.

      "Proceeds": as defined in Section 3.1(g).

      "Projections": the Loan Parties' forecasted consolidated and consolidating
(a) balance sheets; (b) profit and loss statements; and (c) cash flow statements, all prepared on a Subsidiary by Subsidiary basis, together with appropriate supporting details and a statement of underlying assumptions.

      "Pro Rata Share": (a) with respect to all matters relating to any Lender other than as provided in clause (b) below, the percentage obtained by dividing
(i) the Commitment of such Lender by (ii) the aggregate Commitments of all Lenders and (b) with respect to the Loan on and after the Commitment Termination Date, the percentage obtained by dividing (i) the aggregate outstanding principal balance of the Loan held by that Lender by (ii) the outstanding principal balance of the Loan held by all Lenders.

      "PUC": the public utilities commission for the state or any other jurisdiction in which all or any portion of a Network is located, or any successor agency, and any successor, in whole or in part, to its functions or jurisdictions, and any other Persons specified on Schedule 1.

      "Quarterly Revenues": for any period, revenues of the Borrower and its Subsidiaries for the previous Fiscal Quarter that are (a) received from any third party entity which is not an Affiliate of Holdings or any of its principal equity owners and (b) not in dispute.

      "Regulatory Authorizations": all approvals, authorizations, licenses, filings, notices, registrations, consents, permits, exemptions, registrations, qualifications, designations, declarations, or other actions or undertakings now or hereafter made by, to or in respect of any telecommunications Governmental Authority, including any certificates of public convenience and all grants, approvals, licenses, filings and registrations from or to the FCC or any PUC or under any Communications Law necessary in order to enable any Loan Party to provide telecommunications service of the type provided or proposed to be provided by such Loan Party.

      "Regulatory Event": any of the following events: (a) any Lender becomes subject to regulation as a "carrier," a "telephone company," a "common carrier," a "public utility" or otherwise under any applicable law or governmental regulation, federal, state or local, solely as a result of the transactions contemplated by this Agreement and the other Loan Documents or (b) any Loan Party becomes subject to regulation by any Governmental Authority in any way that is materially different from the regulation existing at the date hereof and that has a Material Adverse Effect or (c) the FCC or any PUC issues an order revoking, denying or refusing to renew, or recommending the revocation, denial or non-renewal of, any Regulatory Authorization that has a Material Adverse Effect.

      "Release": any spill, emission, leaking, pumping, pouring, emptying, escape, injection, deposit, disposal, discharge, dumping or leaching of Hazardous Material in the environment.

      "Replacement Lender": as defined in Section 2.13(d).

      "Reportable Event": (a) a reportable event described in Section 4043 of ERISA and regulations thereunder, (b) a withdrawal by a substantial employer from a Plan to which more than one employer contributes, as referred to in
Section 4063(b) of ERISA, or (c) a cessation of operations at a facility causing more than twenty percent (20%) of Plan participants to be separated from employment, as referred to in Section 4062(f) of ERISA.

      "Required Consents": as defined in Section 4.4.

      "Requirement of Law": as to any Person, the Organizational Documents of such Person, all Laws applicable to or binding upon such Person or any of its properties or transactions or to which such Person or any of its property or transactions is subject and all Permits or Regulatory Authorizations issued to such Person.

      "Requirements": as defined in Section 7.11.

      "Requisite Lenders": Lenders having more than sixty-six and two-thirds percent (66-2/3%) of (a) the Commitments of all Lenders or (b) after the Commitment Termination Date, the outstanding principal amount of the Loan.

      "Reserve": Forty Five Million Dollars ($45,000,000) less the product of $45,000,000 and the percentage of $30,000,000 that the Additional Contributed Capital then and theretofore received represents.

      "Responsible Officer": of a Person, the chief executive officer, the president, the general counsel, the chief financial officer or the director of treasury operations of such Person.

      "Right-of-Way": any Loan Party's right, title and interest in, to, over or under property located in any state or territory, acquired or to be acquired by such Loan Party at any time for Network purposes, and all such real and personal property interests as shall be necessary to construct, install, operate and maintain such Loan Party's Network, including satellite rights, underground rights, access to and from all such property and any such property or property rights now or hereafter necessary to connect customers and service providers to the Network.

      "Right-of-Way Agreements": all easements, use agreements, contracts, deeds, co-location agreements, licenses, leases, agreements, documents or means pursuant to which any Loan Party acquires any Right-of-Way, regardless of whether such Right-of-Way consists of real property, real property interests or personal property.

      "Roll Out": the transition of Holdings' and its Subsidiaries' telecommunications operations from a resale to a facilities-based operation, as described in the Business Plan.

      "Secured Parties": the Administrative Agent and the Lenders.

      "Security Documents": this Agreement, the Stockholder Pledge Agreement, the Landlord Consents, all financing statements, and any other agreement or document required by the terms of this Agreement to be entered into by a Guarantor not party to this Agreement granting a security interest or other Lien to secure payment of the Obligations.

      "Senior Debt": all Indebtedness of the Borrower and its Subsidiaries other than Indebtedness which is subordinated, to the reasonable satisfaction of the Requisite Lenders, to the Obligations.

      "Senior Debt to Total Capitalization": at any date, Senior Debt at such date, divided by Total Capitalization at the same date.

      "Senior Leverage Ratio": for any period, Senior Debt as of any date divided by the product of (i) EBITDA for the two (2) most recent Fiscal Quarters ending on or prior to such date multiplied by (ii) two (2).

      "Site": any site where Equipment with a cost of more than $100,000 is located.

      "Site Leases": collectively, all leases, subleases, tower leases, co-location agreements, license agreements, easements, use agreements, privileges, access agreements, Right-of-Way Agreements and all other agreements relating to the use by any Loan Party of any Site.

      "Software" and "Software Licenses": any software now or hereafter owned by, or licensed to, any Loan Party or with respect to which such Loan Party has or may have license or use rights.

      "Solvent": with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities (such as litigation, guarantees and pension plan liabilities) at any time shall be computed as the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can reasonably be expected to become an actual or matured liability.

      "Stage 1": the period of time from the Closing Date until a date when the Borrower submits Financial Statements and compliance certificates demonstrating
(i) positive EBITDA for each of the previous two (2) consecutive Fiscal Quarters taken as a single accounting period and (ii) Total Debt to annualized EBITDA not greater than l0.0x.

      "Stage 2": the period immediately following the end of Stage 1.

      "Stock": all shares, options, warrants, general or limited partnership or membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or nonvoting, including common stock, preferred stock or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

      "Subsidiary": with respect to any Person, (a) any corporation (i) of which an aggregate of more than fifty percent (50%) of the outstanding Stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person or (ii) with respect to which any such Person has the right to vote or designate the vote of fifty percent (50%) or more of such Stock, whether by proxy, agreement, operation of law or otherwise and (b) any partnership or limited liability company (i) in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) or (ii) of which any such Person is a general partner or manager or may exercise the powers of a general partner or manager.

      "System Agreements": any and all agreements and documents executed by or delivered by or to any Loan Party at any time in connection with a Network or its acquisition, construction or operation, including all management and maintenance agreements, agreements for storage or warehousing of any Equipment, Site leases, interconnection agreements, Right-of-Way Agreements, capacity and usage agreements and agreements with carriers, customers or subscribers.

      "Taxes": taxes, levies, imposts, deductions, Charges or withholdings, and all liabilities with respect thereto (including interest, penalties or additions thereto), excluding taxes imposed on or measured by the net income of the Administrative Agent or any Lender by or within the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of the Borrower or under which the Administrative Agent or any Lender is organized or from which it makes the Advances or any political subdivision of any thereof.

      "Telecommunications Business": the business of (i) transmitting, or providing services relating to the transmission of, voice fax, video or data through owned or leased transmission facilities or the provision of Internet related services, (ii) creating, developing or marketing communications related network equipment, software and other devices for use in a telecommunications business or (iii) evaluating, participating or pursuing any other activity or opportunity that is primarily related to those identified in clause (i) or (ii) above.

      "Telecommunications Costs": shall mean the costs and expenses related to purchasing Equipment and services from Nortel and, in an amount not to exceed 50% of the amount paid to Nortel for Equipment and services, Permitted Third Party Expenses and other expenses acceptable to the Requisite Lenders.

      "Termination Date": the date on which the Loan has been repaid in full, all other Obligations then due have been paid in full, and the Borrower shall not have any further right to borrow any monies under this Agreement.

      "Total Capitalization": at any date, Total Debt at such date plus paid-in-capital (including preferred stock but excluding additional equity issued as pay-in-kind dividends on issued and outstanding equity securities) at such date for the Loan Parties on a consolidated basis, excluding any accumulated deficits resulting from operations.

      "Total Debt": the aggregate Indebtedness of the Loan Parties.

      "Total Debt Service": for any period, the sum of (a) scheduled mandatory principal payments during such period of Total Debt and (b) Cash Interest Expense.

      "Total Debt to Total Capitalization": at any date, Total Debt at such date divided by Total Capitalization as of the same date.

      "Total Leverage Ratio": for any period, Total Debt as of any date divided by the product of (i) EBITDA for the two (2) most recent Fiscal Quarters ending on or prior to such date multiplied by (ii) two (2).

      "UCC": the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or, to the extent it may be required to apply to any item or items of Collateral, the Uniform Commercial Code as in effect in any other applicable jurisdiction.

      1.2 Accounting Principles: Subsidiaries. Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), consistently applied, and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP. If at any time a Loan Party has any Subsidiaries, all accounting and financial terms herein shall be deemed to include references to consolidation and consolidating principles, and covenants, representations and agreements with respect to a Loan Party and its properties and activities shall be deemed to refer to such Loan Party and its consolidated Subsidiaries collectively. For purposes of Section 7.17 and Schedule 7.17, GAAP shall be determined on the basis of such principles in effect on the date of the most recent annual audited Financial Statements provided hereunder (or if prior to delivery of the first such annual audited Financial Statements hereunder, then on a basis consistent with the annual audited Financial Statements referenced in Section 4.10); provided, however, that if due to a change in application of GAAP or the rules promulgated with respect thereto, (a) the Borrower shall object to determination of compliance with the financial covenants in Section 7.17 on such basis or (b) the Administrative Agent or the Requisite Lenders shall object to determination of compliance therewith on such basis within thirty (30) days after delivery of such Financial Statements, then such calculations shall be made on a basis consistent with the most recent Financial Statements delivered as to which no such objection shall have been made.

      1.3 Computation of Time Periods. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including".

      1.4 UCC Terms. Except as otherwise provided or amplified (but not limited) herein, terms used in this Agreement that are defined in the UCC shall have the same meanings herein.

      1.5 General Construction: Captions. All definitions and other terms used in this Agreement shall be equally applicable to the singular and plural forms thereof, and all references to any gender shall include all other genders. The words "hereof," "hereto," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular

Article, Section or clause in this Agreement. References herein to an Exhibit, Schedule, Article, Section or clause refer to the appropriate Exhibit, Schedule, Article, Section or clause in this Agreement unless otherwise specified. The word "including" shall have the meaning represented by the phrase "including, without limitation." The captions and table of contents in this Agreement and the other Loan Documents are for convenience only, and in no way limit or amplify the provisions hereof.

      1.6 References to Documents and Laws. All defined terms and references in this Agreement or any of the other Loan Documents to any agreement, note, instrument, certificate or other document shall be deemed to refer to all amendments, modifications, renewals, extensions, replacements, restatements, substitutions and supplements thereof and to all appendices, exhibits or schedules thereto, in each case as the same may be in effect at any and all times such reference becomes operative. All references herein and in any of the other Loan Documents to any Law shall include all amendments thereof and any successor statute and regulations under any of the foregoing.

                                ARTICLE 2: LOANS

      2.1 Term Loan Commitments. On the terms and subject to conditions hereof, each Lender agrees to make available to the Borrower from time to time during the period from the Closing Date to the Commitment Termination Date its Pro Rata Share of each Advance requested by the Borrower in accordance with Section 2.4. The Pro Rata Share of any Lender of the Loan shall not at any time exceed such Lender's Pro Rata Share of the Available Credit. The obligation of each Lender hereunder shall be several and not joint. Amounts repaid or prepaid may not be reborrowed under this Agreement.

      2.2 Notes. The Borrower shall execute and deliver to each Lender a note to evidence the obligation of the Borrower to repay the amount of such Lender's Advances together with interest thereon as prescribed in Section 2.8. Each note shall be in the principal amount of the Commitment of the applicable Lender, dated the First Borrowing Date, and substantially in the form of Exhibit A (each a "Note" and, collectively, the "Notes").

      2.3 Reliance on Notices. The Administrative Agent and each Lender shall be entitled to rely upon, and shall be fully protected in relying upon, any Borrowing Certificate, Notice of Conversion/Continuation or similar notice believed by the Administrative Agent or such Lender to be genuine. The Administrative Agent and each Lender may assume that each Person executing and delivering such a notice was duly authorized, unless the responsible individual acting thereon for the Administrative Agent or such Lender has actual knowledge to the contrary.

      2.4 Procedures for Borrowing.

            (a) Borrowing Certificates. To request an Advance, the Borrower shall send to the Administrative Agent a completed Borrowing Certificate at least three (3) Business Days prior to the requested Borrowing Date for LIBOR Loans and one (1) Business Day prior to the requested Borrowing Date for Base Rate Loans (or such shorter period for the First Borrowing Date as agreed to by the Lenders). Each Borrowing Certificate shall specify therein (i) the requested Borrowing Date, (ii) the aggregate amount of such Advance and the purpose thereof, (iii) the amount thereof, if any, requested to be LIBOR Loans and (iv) the initial LIBOR Period or Periods for any such LIBOR Loans. The Loan shall be made as Base Rate Loans unless (subject to Section 2.13) the Borrowing Certificate specifies that all or a portion thereof shall be LIBOR Loans. All LIBOR Loans shall comply with Section 2.8(e).

            Each Borrowing Certificate shall be irrevocable and binding on the Borrower. In the case of any requested Advance which the related Borrowing Certificate specifies is to be comprised of LIBOR

Loans, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on the date specified for such requested Advance in such Borrowing Certificate the applicable conditions set forth in Article 6, including any loss (excluding loss of margin), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund any LIBOR Loan to be made by such Lender as part of such requested Advance when such LIBOR Loan, as a result of such failure, is not made on such date.

            (b) Each Lender's Obligation Several. The failure of any Lender to make the Advance to be made by it as part of the Loan shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on such Borrowing Date, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the Borrowing Date.

            (c) Advances. Each Advance (other than the last Advance) shall be in an aggregate principal amount of not less than $500,000 and no more than two Advances may be required to be made in any calendar month without the Administrative Agent's consent. No amount may be borrowed hereunder on or after the Commitment Termination Date.

      2.5 Loan Amortization. The Borrower shall repay the Loan in installments as set forth on Schedule 2.5.

      2.6 Maturity. The entire unpaid balance of the Loan and all other non-contingent Obligations shall be immediately due and payable in full in immediately available funds on the Maturity Date, if not sooner paid in full pursuant to Section 2.7.

      2.7 Prepayments: Commitment Reductions.

            (a) Voluntary Prepayment. The Borrower may, at its option, at any time and from time to time upon three (3) Business Days' prior notice to the Administrative Agent, specifying the date and amount of prepayment, in a minimum amount of $1,000,000, voluntarily prepay part of the Loan or, at any time, upon three (3) Business Days' prior written notice to the Administrative Agent, voluntarily prepay all of the Loan plus in, all cases, all accrued but unpaid interest thereon and any LIBOR funding breakage costs in accordance with Section 7.8(b). Such notice shall be irrevocable, and the principal amount specified in such notice shall be due and payable on the date specified together with accrued interest on the amount prepaid. Any such prepayment shall be subject to a prepayment premium equal to a percentage of the amount prepaid as follows: two percent (2%) if the prepayment is made prior to the first anniversary of the Closing Date; one percent (1%) if the prepayment is made on or after the first anniversary of the Closing Date but prior to the second anniversary of the Closing Date; and zero percent (0%) if the prepayment is made on or after the second anniversary of the Closing Date.

            (b) Mandatory Prepayment.

            (i) Asset Dispositions. In the event of receipt by any Loan Party of Asset Disposition Net Proceeds that are not used within 180 days of receipt for the purchase of Equipment from Nortel or, to the extent permitted herein, any other Person, in which Equipment the Administrative Agent for the benefit of the Secured Parties has a first priority perfected security interest, the Borrower shall prepay the Loan on the next Business Day following the end of such 180 day period in an amount equal to all such proceeds not so used.

            (ii) Excess Cash Flow. The Borrower shall prepay the Loan, in an amount equal to fifty percent (50%) of Excess Cash Flow for each Fiscal Year commencing with the first Fiscal Year ending after the Commitment Termination Date, which payment shall be made on the earlier of the date which is ten (10) days after (A) the date on which Holdings' annual audited Financial Statements for the immediately preceding Fiscal Year are delivered pursuant to Section 7.1 or (B) the date on which such annual audited Financial Statements were required to be delivered pursuant to Section 7.1.

            (c) Nortel Volume Purchase Agreement. In the event of the termination of or any material breach by Holdings under the Nortel Volume Purchase Agreement prior to the Commitment Termination Date, the Borrower shall, upon receipt of a written notice from the Requisite Lenders, forthwith prepay the amount of the Obligations in full.

            (d) Commitment Reductions. Any prepayment made prior to the Commitment Termination Date shall reduce the Commitment of the Lenders dollar for dollar, and the Commitment of each Lender shall be reduced by its Pro Rata Share of such reduction.

      2.8 Interest and Applicable Margin.

            (a) The Borrower shall pay interest on the Loan to the Administrative Agent, for the ratable benefit of the Lenders in accordance with the Advances made by each Lender, in arrears on each applicable Interest Payment Date, at the following rates: (i) for Base Rate Loans, the Base Rate plus the Applicable Base Margin per annum or (ii) for LIBOR Loans, the applicable LIBOR Rate plus the Applicable LIBOR Margin per annum, based on the aggregate amount outstanding from time to time.

            (b) If any payment on the Loan becomes due and payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day (except as set forth in the definition of LIBOR Period) and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

            (c) All computations of Fees calculated on a per annum basis and of interest on LIBOR Rate Loans shall be made by the Administrative Agent on the basis of a 360 day year and of interest on Base Rate Loans on the basis of a 365/366 day year, in any case, for the actual number of days occurring in the period for which such Fees and interest are payable. The Base Rate shall be determined each day based upon the Base Rate as in effect each day. Each determination by the Administrative Agent of an interest rate and Fees hereunder shall be conclusive, absent manifest error.

            (d) As long as an Event of Default shall have occurred and be continuing under Section 9.1 (a) or as long as any other Event of Default shall have occurred and be continuing at the election of the Requisite Lenders confirmed by written notice to the Borrower, the interest rates applicable to the Loan shall be increased by three percent (3%) per annum above the rates of interest otherwise applicable hereunder ("Default Rate"), and all other outstanding Obligations shall bear interest at the Default Rate applicable to such Obligations. Interest at the Default Rate shall accrue from the initial date of such Event of Default until that Event of Default is cured or waived and shall be payable upon demand.

            (e) As long as no Default or Event of Default shall have occurred and be continuing, the Borrower shall have the option to (i) request that any Advances be made as a LIBOR Loan, (ii) convert at any time all or any part of the outstanding Loan from a Base Rate Loan to one or more LIBOR Loans, (iii) convert any LIBOR Loan to a Base Rate Loan, subject to payment of LIBOR funding breakage costs in accordance with Section 7.8(b) if such conversion is made prior to the expiration of the LIBOR Period applicable thereto, or (iv) continue all or any portion of any LIBOR Loan upon the expiration of the applicable LIBOR Period with the succeeding LIBOR Period of that continued LIBOR Loan commencing on the last day of the LIBOR Period of the LIBOR Loan to be continued. Any portion of the Loan to be made or continued as, or converted into, a LIBOR Loan must be in a minimum amount of $500,000 and integral multiples of $100,000 in excess of such amount. Any such election must be made by 11:00 a.m. (New York time) on the third (3rd) Business Day prior to (1) the date of any proposed Advance which is to bear interest at the LIBOR Rate, (2) the end of each LIBOR Period with respect to any LIBOR Loan to be continued as such or (3) the date on which the Borrower wishes to convert a Base Rate Loan to a LIBOR Loan for a LIBOR Period designated by the Borrower in such election. If no election is received with respect to a LIBOR Loan by 11:00 a.m. (New York time) on the third (3rd) Business Day prior to the end of the LIBOR Period with respect thereto (or if an Event of Default shall have occurred and be continuing), that LIBOR Loan shall be converted to a Base Rate Loan at the end of its LIBOR Period. The Borrower must make such election by notice to the Administrative Agent in writing, by telecopy or overnight courier. In the case of any conversion or continuation, such election must be made pursuant to a written notice (a "Notice of Conversion/Continuation") in the form of Exhibit C.

            (f) Notwithstanding anything to the contrary set forth in this
Section 2.8, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the "Maximum Lawful Rate"), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, the Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by the Administrative Agent, on behalf of the Lenders, is equal to the total interest which would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the date hereof as otherwise provided in this Agreement. Thereafter, interest hereunder shall be paid at the rate(s) of interest and in the manner provided in Sections 2.8(a) through (e) above unless and until the rate of interest again exceeds the Maximum Lawful Rate, and at that time this paragraph shall again apply. In no event shall the total interest received by any Lender pursuant to the terms hereof exceed the amount which such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. If the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. If, notwithstanding the provisions of this Section 2.8(f), a court of competent jurisdiction shall finally determine that the Lender has received interest hereunder in excess of the Maximum Lawful Rate, the Administrative Agent shall, to the extent permitted by applicable law, promptly apply such excess in the order specified in Section 2.10 and thereafter shall refund any excess to the Borrower or as a court of competent jurisdiction may otherwise order.

      2.9 Payments. All payments and prepayments to be made in respect of principal, interest or other amounts due from the Borrower hereunder or under any other Loan Document shall be payable on or before 1:00 p.m., New York time, on the day when due, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue. Such payments shall be made to the Administrative Agent at the Administrative Agent's office at 10 Riverview Drive, Danbury, Connecticut 06810 or such other location specified in writing by the Administrative Agent, in immediately available funds, without set off, recoupment, counterclaims or any other deduction of any nature. Payments received after 1:00 p.m., New York time, on any Business Day shall be deemed to have been received on the following Business Day.

      2.10 Application and Allocation of Payments.

            (a) As long as no Default or Event of Default shall have occurred and be continuing, payments matching specific scheduled payments then due shall be applied to those scheduled payments. All payments and prepayments applied to the Loan shall be applied ratably to the portion thereof held by each Lender as determined by its Pro Rata Share. As to each other payment, and as to all payments made when an Event of Default shall have occurred and be continuing, the Borrower hereby irrevocably waives the right to direct the application of any and all payments received from or on behalf of the Borrower, and the Borrower hereby irrevocably agrees that the Administrative Agent shall have the continuing exclusive right to apply any and all such payments against the Obligations of the Borrower as the Administrative Agent may deem advisable notwithstanding any previous entry by the Administrative Agent in the Loan Account or any other books and records. In the absence of a specific determination by the Requisite Lenders and the Administrative Agent with respect thereto, payments shall be applied to amounts then due and payable in the following order: (1) to the Administrative Agent for Fees, reimbursement of expenses (including costs of collection and amounts expended in connection with the sale or administration of the Collateral), protective advances made pursuant to Section 3.10 and Advances on behalf of a Non-Funding Lender made pursuant to
Section 10.9(a)(ii); (2) to interest on the Loan; (3) to principal payments on the Loan; and (4) to all other Obligations including all expenses of the Lenders to the extent reimbursable under Section 7.10.

            (b) The Administrative Agent is authorized to, and at its sole election may, charge to the Loan balance on behalf of the Borrower and cause to be paid all Fees, expenses, Charges, costs (including insurance premiums in accordance with Section 7.7(a)) and interest and principal, other than principal of the Loan, owing by the Borrower under this Agreement or any of the other Loan Documents if and to the extent the Borrower fails to promptly pay any such amounts as and when due, even if such charges would cause the balance of the Loan to exceed the Commitment. At the Administrative Agent's option and to the extent permitted by law, any charges so made shall constitute part of the Loan hereunder.

      2.11 Loan Account and Accounting. The Administrative Agent shall maintain a loan account (the "Loan Account") on its books to record: all Advances, all payments made by the Borrower, and all other debits and credits as provided in this Agreement with respect to the Loan or any of the other Obligations. All entries in the Loan Account shall be made in accordance with the Administrative Agent's customary accounting practices as in effect from time to time. The balance in the Loan Account, as recorded on the Administrative Agent's most recent printout or other written statement, shall, absent manifest error, be presumptive evidence of the amounts due and owing to the Administrative Agent and the Lenders by the Borrower; provided, however, that any failure to so record or any error in so recording shall not limit or otherwise affect the Borrower's duty to pay the Obligations. The Administrative Agent shall render to the Borrower a monthly accounting of transactions with respect to the Loan setting forth the balance of the Loan Account. Unless the Borrower notifies the Administrative Agent in writing of any objection to any such accounting (specifically describing the basis for such objection), within thirty (30) days after the date thereof, each and every such accounting shall (absent manifest error) be deemed final, binding and conclusive upon the Borrower in all respects as to all matters reflected therein. Only those items expressly objected to in such notice shall be deemed to be disputed by the Borrower. Notwithstanding any provision herein contained to the contrary, any Lender may elect (which election may be revoked) to dispense with the issuance of Notes to that Lender and may rely on the Loan Account as evidence of the amount of Obligations from time to time owing to it.

      2.12 Taxes.

            (a) Any and all payments by the Borrower hereunder (including any payments made pursuant to Sections 7.8 and 7.10 or under any other Loan Document) shall be made, in accordance with this Section 2.12, free and clear of and without deduction for any and all present or future Taxes. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder (including any sum payable pursuant to Sections 7.8 and 7.10 or under any other Loan Document), (i) the sum payable shall be increased as much as shall be necessary so that after making all required deductions

(including deductions applicable to additional sums payable under this Section 2.12) the Administrative Agent or the Lenders, as applicable, receive an amount equal to the sum they would have received had no such deductions been made, (ii) the Borrower shall make such deductions, and (iii) the Borrower shall pay on behalf of the relevant Lender the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Within thirty (30) days after the date of any payment of such Taxes, the Borrower shall furnish to the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof.

            (b) Each Loan Party that is a signatory hereto shall jointly and severally indemnify and, within ten (10) days of demand therefor, pay the Administrative Agent and each Lender for the full amount of Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this Section 2.12) paid by the Administrative Agent or such Lender, as appropriate, and any liability (including penalties, interest, additions thereto and expenses) arising therefrom or with respect thereto.

      2.13 Capital Adequacy; Increased Costs; Illegality.

            (a) If any Lender shall have determined that any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law), in each case, adopted after the date hereof, from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender and thereby reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder, then the Borrower shall from time to time upon demand by such Lender made within ninety
(90) days of the occurrence thereof (with a copy of such demand to Administrative Agent) pay to the Administrative Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to the amount of that reduction and showing the basis of the computation thereof submitted by such Lender to the Borrower and to the Administrative Agent shall, absent manifest error, be final, conclusive and binding for all purposes. The Borrower shall not be liable for any amounts to compensate such Lender for such reduction if the Borrower is not so notified within such ninety (90) day period.

            (b) If, due to either (i) the introduction of or any change in any law or regulation (or any change in the interpretation thereof) or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case adopted after the date hereof, there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining any Loan, then the Borrower shall from time to time, upon demand by such Lender made within ninety
(90) days of the occurrence thereof (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower and to the Administrative Agent by such Lender, shall be conclusive and binding on the Borrower for all purposes, absent manifest error. Each Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to above which would result in any such increased cost, but in any event within ninety (90) days thereof, it shall, to the extent not inconsistent with such Lender's internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by the Borrower pursuant to this Section 2.13(b).

            (c) Notwithstanding anything to the contrary contained herein, if the introduction of or any change in any law or regulation (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any

Lender to agree to make or to make or to continue to fund or maintain any LIBOR Loan, then, unless that the Lender is able to make or to continue to fund or to maintain such LIBOR Loan at another branch or office of that the Lender without, in that Lender's opinion, adversely affecting it or its Loan or the income obtained therefrom, on notice thereof and demand therefor by such Lender to the Borrower through Administrative Agent, (i) the obligation of such Lender to agree to make or to make or to continue to fund or maintain LIBOR Loans shall terminate and (ii) the Borrower shall forthwith prepay in full all outstanding LIBOR Loans owing by the Borrower to such Lender, together with interest accrued thereon, unless the Borrower, within five (5) Business Days after the delivery of such notice and demand, converts the Loan into a Base Rate Loan.

            (d) Within fifteen (15) days after receipt by the Borrower of written notice and demand from any Lender (an "Affected Lender") for payment of additional amounts or increased costs as provided in Section 2.12 or Section 2.13(a) or 2.13(b), the Borrower may, at its option, notify the Administrative Agent and such Affected Lender of its intention to replace the Affected Lender. As long as no Default or Event of Default shall have occurred and be continuing, the Borrower, with the consent of the Administrative Agent, may obtain, at the Borrower's expense, a replacement Lender ("Replacement Lender") for the Affected Lender, which Replacement Lender shall be a commercial bank or other financial institution having combined capital and surplus of at least $300,000,000 or must otherwise be reasonably satisfactory to the Administrative Agent. If the Borrower obtains a Replacement Lender within ninety (90) days following notice of its intention to do so, the Affected Lender must sell and assign its Loan and Commitment to such Replacement Lender for an amount equal to the principal balance of the Loan held by the Affected Lender and all accrued interest and Fees with respect thereto through the date of such sale; provided, however, that the Borrower shall have reimbursed such Affected Lender for the additional amounts or increased costs that it is entitled to receive under this Agreement through the date of such sale and assignment.

            Notwithstanding the foregoing, the Borrower shall not have the right to obtain a Replacement Lender if the Affected Lender rescinds its demand for increased costs or additional amounts within fifteen (15) days following its receipt of the Borrower's notice of intention to replace such Affected Lender. Furthermore, if the Borrower gives a notice of intention to replace and does not so replace such Affected Lender within ninety (90) days thereafter, the Borrower's rights under this Section 2.13(d) shall terminate and the Borrower shall promptly pay all increased costs or additional amounts demanded by such Affected Lender pursuant to Sections 2.12(a), 2.13(a) and 2.13(b).

      2.14 Use of Proceeds.

            (a) Prior to the Availability Increase Date, up to $10,000,000 of the proceeds of the Advances may be used for Telecommunications Costs and up to $10,000,000 may be used for other general corporate and working capital purposes, including payment of interest and expenses and repayment of the Non-Continuing Indebtedness.

            (b) On or after the first Availability Increase Date, up to $50,000,000 of the proceeds of the Advances may be used for Telecommunications Costs and up to $15,000,000 may be used for other general corporate and working capital purposes, including payment of interest and expenses and the repayment of the Non-Continuing Indebtedness.

      2.15 Fees.

            (a) The Borrower shall pay to the Administrative Agent, for the ratable benefit of the Lenders, the fees described on Schedule 2.15 (the "Commitment Fees").

            (b) The Borrower shall pay to GECC, individually for its own account, additional fees, the amount and dates of payment of which are embodied in a separate agreement dated the date hereof between Holdings and GECC (the "GECC Fee Letter").

                  ARTICLE 3: COLLATERAL AND SECURITY AGREEMENT

      3.1 Grant of Security Interest. To secure the prompt and complete payment, performance and observance of all of the Obligations (specifically including each Grantor's Obligations arising under the provisions of Article 9), each Grantor hereby grants, assigns, conveys, mortgages, pledges, hypothecates and transfers to the Administrative Agent for the benefit of the Secured Parties a continuing Lien upon all of such Grantor's right, title and interest in and to the following kinds and types of property, whether now owned or hereafter acquired or arising, wherever located, together with all substitutions therefor and all accessions, replacements and renewals thereof, and in all proceeds and products thereof (collectively, the "Collateral"):

            (a) all existing and future accounts, accounts receivable and rights to payment, including all accounts receivable created by or arising from all sales or leases of goods or rendition of services by such Grantor to its customers or subscribers, all unpaid seller's rights (including rescission, replevin, reclamation and stopping in transit) relating to the foregoing or arising therefrom, all rights to any goods represented by any of the foregoing, including returned or repossessed goods, all reserves and credit balances arising from any of the foregoing, all guarantees or collateral for any of the foregoing and all insurance policies or rights relating to any of the foregoing (collectively, "Accounts");

            (b) all existing and future instruments, chattel paper, documents of title, contracts, agreements, licenses, grants and rights, now or hereafter entered into or acquired by such Grantor, as modified, replaced or supplemented from time to time, including all System Agreements, purchase and supply agreements and related warranty rights, operating agreements and insurance policies (collectively, "Contracts");

            (c) all equipment, furniture and fixtures, switches, towers, electronics, transmitting equipment, Software, fiber-optic cables and other cabling, hardware, devices and components, now or hereafter owned by such Grantor, and any and all additions, substitutions and replacements to or of any of the foregoing, together with all attachments, components, parts, improvements, upgrades and accessions installed thereon or affixed thereto (collectively, "Equipment") other than the Commerce Collateral;

            (d) all general intangibles and intangible property, including rights under Contracts, rights to payment of any kind, insurance proceeds and amounts due under insurance policies, deposit accounts, patent rights, trademarks, service marks, copyrights, trade names, customer lists, goodwill, registrations, licenses, license rights, rights in intellectual property, Software, Software Licenses, computer programming (including source codes, object codes and all other embodiments of computer programming or information), tax refunds and benefits, corporate and other business records, refunds and indemnification rights, all amounts owed at any time to such Grantor, all rights that such Grantor may have at any time in any Regulatory Authorization, including any rights to payment upon any transfer of any Regulatory Authorization (to the extent permitted by applicable law in effect at any time and subject to Section 3.2), or any other transfer or transaction intended to result in a transfer of such a Regulatory Authorization, or the obtaining of FCC or PUC authority for another Person to operate a telecommunications system in the area instead of such Grantor (to the extent permitted by applicable law in effect at any time and subject to Section 3.2), all rights to receive payment or property upon any assignment, transfer, sale or surrender of any other Collateral and all other intangible personal property of such Grantor of every kind and nature (collectively, "General Intangibles");

            (e) all merchandise, inventory and goods, now or hereafter owned, together with all goods and materials used or usable in manufacturing, processing, packaging or shipping such merchandise, inventory and goods in all states of production, from raw materials through work-in-progress to finished goods (collectively, "Inventory");

            (f) all securities, whether certificated or uncertificated, including the stock of each Guarantor as set forth on Schedule 4.38, security entitlements, securities accounts, commodity contracts and commodity accounts (collectively, "Investment Property") and

            (g) all proceeds and products, including (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to such Grantor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to such Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of any other Collateral by any Governmental Authority (or any Person acting under color of Governmental Authority), (iii) any and all other amounts from time to time paid or payable under or in connection with any other Collateral and (iv) any and all cash proceeds and non-cash proceeds in the form of Equipment, Inventory, Contracts, Accounts, General Intangibles, documents or securities (collectively, "Proceeds").

      3.2 Regulatory Authorizations. The Administrative Agent and each Lender acknowledge and recognize that each Grantor's assignment of or grant of a security interest in its Regulatory Authorizations may be subject to restrictions imposed by the FCC or any PUC on such Grantor's ability to assign its interest in or transfer control of any Regulatory Authorizations. Likewise, the Administrative Agent and each Lender acknowledge and recognize that each Grantor's assignment of or grant of a security interest in any state or local franchises or licenses may be subject to similar government restrictions. Each Grantor acknowledges, however, that the value of the Regulatory Authorizations is a critical part of the Collateral package, and agrees to use its best efforts to effect the transfer of such Regulatory Authorizations to the Administrative Agent on behalf of the Secured Parties, or its designee, upon the occurrence and during the continuance of an Event of Default, upon written notice from the Administrative Agent.

      3.3 Priority of Security Interests. The security interests granted in
Section 3.1 by each Grantor to the Administrative Agent on behalf of the Secured Parties are and shall be continuing and first-priority security interests in the Collateral to the extent such Collateral is Stock of a Loan Party or such security interests may be perfected by filing under the UCC, subject to no Liens except Permitted Encumbrances.

      3.4 Pledge Agreement. Each Loan Party hereby represents and warrants that valid, first-priority security interests have been granted by the Borrower and Holdings to the Administrative Agent, on behalf of the Secured Parties, pursuant to this Agreement, in 100% of the Stock of the Borrower and each Subsidiary of the Borrower, together with an irrevocable proxy to vote such Stock if an Event of Default should occur, and that all existing stock certificates, warrants and other instruments evidencing ownership, together with executed blank stock powers, have been delivered to the Administrative Agent on behalf of the Secured Parties.

      3.5 Further Documentation; Pledge of Instruments. At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of the Loan Parties, each Loan Party shall promptly execute, deliver and record any documents, instruments, agreements and amendments, and take all such further action, as the Administrative Agent may reasonably deem desirable in obtaining the full benefits of this Agreement and of the rights and powers herein granted, including the filing of any financing statements or amendments under the UCC. Each Loan Party also hereby authorizes the Administrative Agent to file any such financing statement or amendment thereto, without the signature of such Loan Party or with a copy or telecopy of such Loan Party's signature, to the extent permitted by applicable law. If any amount payable under or in connection with any of the Collateral or any Stock of the Borrower or any of its Subsidiaries shall be or become evidenced by any promissory note or other instrument or any certificated securities, such note, instrument or certificate shall be immediately pledged and delivered to the Administrative Agent on behalf of the Secured Parties hereunder, duly endorsed in a manner satisfactory to the Administrative Agent. The Administrative Agent shall have the right at any time to exchange certificates or instruments representing or evidencing any of the Collateral or Stock of the Borrower or any of its Subsidiaries for certificates or instruments of smaller or larger denominations. Each Loan Party shall keep and maintain, at its own cost and expense, satisfactory and complete records of the Collateral, including a record of any and all payments received and any and all credits granted with respect to the Collateral and all other dealings with the Collateral. Each Loan Party shall mark its books and records pertaining to the Collateral to evidence this Agreement and the Liens granted hereby. Each Loan Party shall duly register on its books and records pertaining to the Stock the security interests of the Administrative Agent on behalf of the Secured Parties in such Stock.

      3.6 Accounts, Etc. Each Grantor shall be entitled to collect any Accounts and General Intangibles until the occurrence of an Event of Default, during the continuance of which the Administrative Agent or the Requisite Lenders may restrict or terminate such authority. Each Grantor agrees that, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent on behalf of the Secured Parties shall be entitled to assume any or all of the Contracts, Accounts or General Intangibles in the place of such Grantor (without releasing such Grantor from liability thereunder).

      3.7 Further Identification of Collateral. Each Grantor shall furnish to the Administrative Agent on behalf of the Secured Parties from time to time statements and schedules further identifying and describing the Collateral and each location thereof and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

      3.8 Remedies. The Administrative Agent on behalf of the Secured Parties shall have all the rights and remedies of a secured party under the UCC, and shall be entitled to exercise any and all remedies available under this Article 3 or Article 9 or otherwise available at law or in equity upon the occurrence and during the continuance of an Event of Default. Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable Law) of any kind in connection with this Agreement or any Collateral.

      3.9 Standard of Care. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral in its possession if it takes such action for that purpose as the Borrower requests in writing, but the Administrative Agent's failure to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and no failure of the Administrative Agent to preserve or protect any rights with respect to such Collateral against prior parties, or to do any act with respect to the preservation of such Collateral not so requested by the Borrower, shall be deemed a failure to exercise reasonable care in the custody or preservation of such Collateral.

      3.10 Advances to Protect Collateral. All insurance expense and all expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping the Collateral (including all rent payable by any Grantor to any landlord of any premises where any of the Collateral may be located) and any and all Taxes shall be borne and paid by such Loan Party. The Administrative Agent on behalf of the Secured Parties may (but shall not be obligated to) make advances to preserve, protect or obtain any of the Collateral, including advances to cure defaults under any of the Contracts or advances to pay Taxes, insurance and the like upon failure of the Borrower to do so promptly after request by the Administrative Agent, and all such advances shall become part of the Obligations owing to the Lenders hereunder and shall be payable to the Administrative Agent on demand, with interest thereon from the date of such advance until paid at the Default Rate applicable to Base Rate Loans in effect on the date of such advance.

      3.11 License to Use. The Administrative Agent on behalf of the Secured Parties is hereby granted a non-exclusive license or other right to use without charge during the continuance of an Event of Default any Grantor's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any tangible or intangible property or rights of a similar nature of any Grantor as they pertain to the Collateral, in advertising for sale and selling any Collateral, and during the continuance of an Event of Default the rights of each Grantor under all licenses and all franchise agreements shall inure to the benefit of the Administrative Agent on behalf of the Secured Parties.

      3.12 Benefit of the Liens. All Liens granted or contemplated hereby shall be for the benefit of the Administrative Agent on behalf of the Secured Parties, and all Proceeds or payments realized from the Collateral in accordance herewith shall be applied to the Obligations in accordance with the terms provided herein.

      3.13 Release of Collateral. Upon any sale of assets permitted herein and payment of the proceeds as required by Section 2.7, the Liens on such assets granted by the Grantor to the Administrative Agent for the benefit of the Secured Parties shall be released and the Administrative Agent shall, upon request of the Borrower, execute and deliver to the Borrower appropriate executed UCC-3s and other instruments of release as may be appropriate under the circumstances, confirming such release.

                    ARTICLE 4: REPRESENTATIONS AND WARRANTIES

      Each Loan Party hereby represents and warrants, jointly and severally, to the Administrative Agent and each Lender, with respect to all Loan Parties, as follows:

      4.1 Organization and Qualification. Each Loan Party is duly organized, validly existing and in good standing under the laws of its state of organization. Each Loan Party is duly qualified to do business and in good standing in each jurisdiction in which the failure to receive or retain such qualification would have a Material Adverse Effect.

      4.2 Authority and Authorization. Each Loan Party has all requisite corporate right, power, authority and legal right to carry on its business, to own or lease its properties and to execute and deliver and perform its obligations under this Agreement, to make the borrowings provided for herein, and to execute and deliver and to perform its obligations under the Loan Documents. Each Loan Party's execution, delivery and performance of the Loan Documents have been duly and validly authorized by all necessary corporate proceedings on the part of each Loan Party.

      4.3 Execution and Binding Effect. This Agreement, the Notes and all other Loan Documents have been or will be duly and validly executed and delivered by each Loan Party, and constitute or, when executed and delivered, will constitute, the legal, valid and binding obligations of such Loan Party enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors' rights generally and by general principles of equity.

      4.4 Governmental Authorizations. Except for the consents identified on
Schedule 4.4 (the "Required Consents"), no authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any Governmental Authority (other than the filing of financing statements and continuation statements) is or will be necessary in connection with the execution and delivery of this Agreement, the Notes or any other Loan Documents by each Loan Party, consummation by each Loan Party of the transactions herein or therein contemplated, including the Borrower's obtaining the Loan, the Guarantors' guaranty of the Obligations and the Loan Parties' granting security for the Obligations, performance of or compliance by each Loan Party with the terms and conditions hereof or thereof or the legality, validity and enforceability hereof or thereof.

      4.5 Regulatory Authorizations. Each Loan Party holds all authorizations, permits and licenses required by the FCC, any PUC or any Communications Law for the conduct of its business and all such Regulatory Authorizations are in full force and effect and subject to no pending contest, challenge or appeal, subject only to exceptions that in the aggregate would have no Material Adverse Effect. No Lender, solely by reason of the execution, delivery and performance of any of the Loan Documents, will be subject to the regulation or control of either the FCC or any PUG, except in connection with the enforcement of remedies. The Regulatory Authorizations are described on Schedule 4.5. The Loan Parties are in compliance with all applicable Requirements of Law, except for noncompliances that in the aggregate would not have a Material Adverse Effect.

      4.6 Agreements and Other Documents. As of the date hereof, each Loan Party has provided to the Lenders, accurate and complete copies (or summaries) of all of the following agreements or documents to which such Loan Party is subject and each of which is listed on Schedule 4.6: (a) supply agreements and purchase agreements not terminable by such Loan Party within sixty (60) days following written notice issued by such Loan Party and involving transactions in excess of $1,000,000 per annum; (b) any lease of Equipment having a remaining term of one year or longer and requiring aggregate rental and other payments in excess of $500,000 per annum; (c) Permits held by such Loan Party, except those the absence of which in the aggregate would not have a Material Adverse Effect; (d) instruments or documents evidencing Indebtedness of such Loan Party and any security interest granted by such Loan Party with respect thereto; (e) instruments and agreements evidencing the issuance of any equity securities, warrants, rights or options to purchase equity securities of the Borrower or any of its Subsidiaries; and (f) all material System Agreements required for the build-out of the Networks contemplated by the Business Plan. All such agreements are in full force and effect and are not subject to termination because of default by a Loan Party or otherwise. Except as set forth on Schedule 4.6, no material System Agreement or material Contract to which any Loan Party is a party contains any provision which provides that a change of control of any Loan Party constitutes an unauthorized assignment thereof or gives the other party a right of termination, and all material System Agreements are either assignable or readily replaceable on substantially comparable terms.

      4.7 Absence of Conflicts. The execution and delivery of this Agreement, the Notes and the other Loan Documents, the consummation of the transactions herein or therein contemplated and the performance of or compliance with the terms and conditions hereof or thereof by each Loan Party will not (a) violate any applicable Law; (b) conflict with or result in a breach of or a default under the Organizational Documents of such Loan Party or any material agreement or instrument to which such Loan Party is a party or by which such Loan Party or its properties are bound; or (c) result in the creation or imposition of any Lien upon any property (now owned or hereafter acquired) of such Loan Party except as otherwise contemplated by this Agreement.

      4.8 No Restrictions. No Loan Party is a party or subject to any contract, agreement or restriction in its Organizational Documents that materially and adversely affects its business or the use or ownership of any of its properties or operation of its business as contemplated in the Business Plan. No

Loan Party is a party or subject to any contract or agreement which restricts its right or ability to incur Indebtedness, other than as set forth on Schedule 4.8, none of which prohibits any Loan Party's execution or performance of its obligations under this Agreement, the Borrower's obtaining the Loan, the Guarantors' guaranty of the Obligations and the Loan Parties' providing security for the Obligations as provided herein. No Loan Party has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of the Collateral, whether now owned or hereafter acquired, to be subject to a Lien that is not a Permitted Encumbrance.

      4.9 Government Contracts. Except as set forth in Schedule 4.9, as of the date hereof, no Loan Party's Accounts are subject to the Federal Assignment of Claims Act, as amended (31 U.S.C.ss.3727) or any similar state or local law.

      4.10 Financial Statements; Business Plan. The Borrower has furnished to the Lenders the most recent annual and quarterly Financial Statements of Holdings, certified by a Responsible Officer of Holdings, as described on
Schedule 4.10. Such Financial Statements (including the notes thereto) present fairly the financial condition of the Loan Parties on a consolidated and consolidating basis as of the end of such fiscal period and the results of its operations and the changes in its financial position for the fiscal period then ended, all in conformity with GAAP applied on a basis consistent with that of the preceding fiscal period. As of the date hereof, no Loan Party has any obligation or liability (absolute, contingent, liquidated or unliquidated) material to the Loan Parties taken as a whole, except for those reflected in the Financial Statements described on Schedule 4.10. Since the date hereof, no Loan Party has incurred any such obligation or liability except to the extent not prohibited by this Agreement. The Projections delivered by the Borrower to the Administrative Agent, on behalf of the Lenders, as part of the Business Plan, as described on Schedule 4.10, a copy of which has been delivered prior to the date hereof, were prepared in good faith, based on reasonable assumptions, it being recognized by the Administrative Agent and the Lenders that such Projections as to future events are not to be viewed as facts and that actual results during the period covered by such Projections may differ from the projected results.

      4.11 Financial Accounting Practices. Each Loan Party has made and kept books, records and accounts which, in reasonable detail, accurately and fairly reflect its respective transactions and dispositions of its assets and maintains a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management's general or specific authorization, (b) transactions are recorded as necessary to permit preparation of Financial Statements in conformity with GAAP and to maintain accountability for assets, (c) access to assets is permitted only in accordance with management's general or specific authorization and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

      4.12 Deposit and Disbursement Accounts. Schedule 4.12 lists all banks and other financial institutions at which any Loan Party maintains deposits and/or other accounts as of the date hereof, including any disbursement accounts, and such Schedule correctly identifies the name, address and telephone number of each such depository, the name in which the account is held, a description of the purpose of the account and the complete account number.

      4.13 Insurance. Schedule 4.13 lists all insurance policies of any nature maintained, as of the date hereof, for current occurrences by any Loan Party, as well as a summary of the terms of each such policy.

      4.14 Accurate and Complete Disclosure. No representation or warranty made by or on behalf of any Loan Party in this Agreement or any other Loan Document and no statement made by or on behalf of any Loan Party in any Financial Statement, certificate, report, exhibit or document furnished by such

Loan Party to the Administrative Agent pursuant to or in connection with this Agreement (including any filings with the Securities and Exchange Commission, the FCC or any PUC), taken as a whole, is or was false or misleading as of the date made in any material respect (including by omission of material information necessary to make such representation, warranty or statement not misleading). There are no facts known (or which should upon the exercise of reasonable diligence be known) to any Loan Party that, individually or in the aggregate, would have any reasonable likelihood of resulting in or causing a Material Adverse Change which have not been set forth in the Financial Statements referred to in Section 4.10 or otherwise disclosed in writing to the Administrative Agent and the Lenders prior to the date hereof.

      4.15 No Event of Default; Compliance with Material Agreements. No event has occurred and is continuing and no condition exists which constitutes a Default or an Event of Default. No Loan Party is in violation of any term of any material agreement or instrument to which it is a party or by which it or its properties are bound, except for such violations that in the aggregate would not have a Material Adverse Effect.

      4.16 Labor Matters. (a) No strikes or other material labor disputes against any Loan Party are pending or, to any Loan Party's knowledge, threatened; (b) hours worked by and payment made to employees of each Loan Party comply in all material respects with the Fair Labor Standards Act and each other federal, state, local or foreign law applicable to such matter; (c) all material payments due from any Loan Party for employee health and welfare insurance have been paid or accrued as a liability on the books of such Loan Party; (d) except as set forth in Schedule 4.16, no Loan Party is a party to or bound by any collective bargaining agreement, management agreement, consulting agreement or any employment agreement (and true and complete copies of any agreements described on Schedule 4.16 have been delivered to the Administrative Agent and each Lender); (e) as of the date hereof there is no organizing activity involving any Loan Party pending or, to any Loan Party's knowledge, threatened by any labor union or group of employees; (f) there are no representation proceedings pending or, to any Loan Party's knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of any Loan Party has made a pending demand for recognition which would have a Material Adverse Effect; and (g) except as set forth in Schedule 4.16, there are no complaints or charges against any Loan Party pending or, to the knowledge of the Responsible Officers of Holdings, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by any Loan Party of any individual which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

      4.17 Litigation. Except as set forth in Schedule 4.17, there is no pending action, suit or proceeding by or before any Governmental Authority that is pending or to the knowledge of any Loan Party is threatened against or affecting any Loan Party or any of its properties, rights or licenses which if adversely decided would have a Material Adverse Effect.

      4.18 Rights to Property. The Loan Parties have good and legal title, subject only to the Permitted Encumbrances, to the Collateral, all other personal and real property purported to be owned by them and all property reflected in the most recent balance sheet referred to in Section 4.10 (except as sold or otherwise disposed of in the ordinary course of business or as no longer used or useful in the conduct of the business). Schedule 4.18 lists or describes (i) all Sites and Site Leases as of the date hereof, (ii) all other real property owned by each Loan Party as of the date hereof, and (iii) all material Equipment of each Loan Party as of June 30, 1999 and its location or proposed location. Each Loan Party has, or by the Borrowing Date shall have, entered into the Site Leases described on Schedule 4.18. Such Site Leases are in full force and effect and are not subject to termination because of default or otherwise.

      4.19 Year 2000 Issue. Each Loan Party has a plan and organization in place to minimize any Material Adverse Effect caused by the failure of any system or Equipment which is material to such Loan Party's operations to be Year 2000 Compliant. "Year 2000 Compliant" means that such system or Equipment will process date data from, into and between the calendar year 1999 and the calendar year 2000, including leap year calculations, with substantially the same functionality as such system or Equipment processes date data falling on or before December 31, 1999 and that, when used in accordance with such system's or Equipment's normal operation specifications, and provided all systems and equipment of others used in combination with such system or Equipment properly exchange data with such system or Equipment, such system or Equipment will accept, store, retrieve, calculate, compare and otherwise process date data before and after January 1, 2000. Each Loan Party is conscientiously implementing such plan. Each Loan Party will, upon request from the Administrative Agent, on behalf of the Lenders, or from the Requisite Lenders, provide the Administrative Agent or, if so requested, the Lenders with periodic updates on its implementation of such plan.

      4.20 Taxes. Each Loan Party's federal tax identification number is set forth on Schedule 1. All federal and state income tax returns and all other material Tax returns required to be filed by each Loan Party have been properly prepared, executed and filed, and all Taxes upon such Loan Party or upon any of its respective properties, incomes, sales or franchises which are shown to be due and payable thereon have been paid, other than Taxes or assessments the validity or amount of which such Loan Party is contesting in good faith. The reserves and provisions for Taxes on the books of each Loan Party are adequate for all open years and for its current fiscal period.

      4.21 No Material Adverse Change. Since the date of the Financial Statements referenced in Section 4.10 there has been no Material Adverse Change.

      4.22 Solvency. Both immediately before and after giving effect to (a) the Advances to be made or extended on the date hereof or such other date as the Advances requested hereunder are made or extended, (b) the disbursement of the proceeds of such Advances and (c) the payment and accrual of all transaction costs in connection with the foregoing, the Loan Parties, taken as a whole, are Solvent.

      4.23 No Regulatory Event. To the knowledge of any Loan Party, no Regulatory Event has occurred and is continuing.

      4.24 Trade Relations. There exists no actual or, to the knowledge of any Loan Party, threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between any Loan Party and any customer or supplier that would have a Material Adverse Effect or prevent the Loan Parties from conducting their business after the consummation of the financing contemplated by this Agreement in substantially the same manner as is contemplated in the Business Plan.

      4.25 No Brokerage Fees. No Loan Party has agreed to pay any brokerage or other fee, commission or compensation to any Person in connection with the Loan to be made hereunder except the Fees as contemplated herein.

      4.26 Margin Stock; Regulation U. No Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock. The making of the Advances and the use of the proceeds thereof will not violate Regulation U or X of the Board of Governors of the Federal Reserve System.

      4.27 Investment Company; Public Utility Holding Company. No Loan Party is an "investment company" or a "company controlled by an investment company" or an "affiliated person" or

"promoter" or "principal underwriter" for, an "investment company," within the meaning of the Investment Company Act of 1940, as amended, or a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935. as amended.

      4.28 Personal Holding Company; Subchapter S. No Loan Party is a "personal holding company" as defined in Section 542 of the Code, or a "Subchapter S" corporation within the meaning of the Code.

      4.29 Securities Act. Etc. The issuance of the Notes to the Lenders under the circumstances contemplated by this Agreement is not required to be registered under the Securities Act of 1933, as amended, or under the securities laws of any state.

      4.30 ERISA. (i) With respect to any Plan, no Reportable Event has occurred which may reasonably result in any material liability to the PBGC with respect to any Plan, (ii) no Plan has been terminated, (iii) no trustee has been appointed by any United States District Court to administer any Plan, (iv) the PBGC has not instituted proceedings to terminate any Plan or to appoint a trustee to administer any such Plan, (v) no Loan Party or Affiliate of a Loan Party has withdrawn, completely or partially, from any Plan, (vi) no Loan Party or Affiliate of a Loan Party has incurred secondary liability for withdrawal liability payments under any Plan and (vii) no Loan Party is subject to any liability (contingent or otherwise) with respect to any Plan that would have a Material Adverse Effect.

      4.31 Intellectual Property. Each Loan Party owns or possesses the right to use all patents, trademarks, service marks, trade names, copyrights, know-how, franchises, Software and Software Licenses necessary for the operation of its business, without any known conflict with the valid rights of others which would have a Material Adverse Effect. All such material rights are described on Schedule 4.31.

      4.32 Environmental Warranties. To the best of the Holdings' knowledge, each Loan Party is in compliance with all Environmental Laws applicable to such Loan Party or its business or to the real or personal property owned, leased or operated by such Loan Party, except for such non-compliances which would not result in any Loan Party incurring Environmental Liabilities that in the aggregate would have a Material Adverse Effect. No Loan Party has received notice from a Governmental Authority of, or is aware of, any violation or alleged violation, or any liability or asserted liability, under any Environmental Law, with respect to such Loan Party or its business or its premises. The only premises occupied by any Loan Party are Sites where Equipment is located and office spaces in commercial office buildings. Schedule 4.32 lists all environmental or health and safety assessments, investigations, analyses, testing or sampling results with respect to the operations of any Loan Party or any real property owned, operated or leased by any Loan Party that is in such Loan Party's possession, custody or control.

      4.33 Security Interests. The provisions of Article 3 are effective to create in favor of the Administrative Agent, on behalf of the Secured Parties, a legal, valid and enforceable Lien on or security interest in all of the Collateral, and, when the recordings and filings described on Schedule 4.33 have been effected in the public offices listed on said Schedule 4.33, this Agreement will create a perfected first priority security interest in all right, title, estate and interest of each Loan Party in the Collateral which may be perfected by filing, subject to no Liens except Permitted Encumbrances. The recordings and filings shown on said Schedule 4.33 are all the actions necessary in order to establish, protect and perfect the interest of the Administrative Agent, on behalf of the Secured Parties, in the Collateral.

      4.34 Place of Business. The chief executive office of each Loan Party is identified on Schedule 4.34. Each Loan Party's principal place of business in the state(s) where a Site is located is identified on Schedule 4.34. Each Loan Party's records concerning the Collateral are kept at one or all of these addresses.

      4.35 Location of Collateral. The Collateral is and will be kept at the locations identified by Loan Party and type of Collateral on Schedule 4.35 or such other locations as may be permitted under Section 8.4.

      4.36 Material Contracts and Accounts. Each Contract, General Intangible and Account is, or will be when it is created, a bona fide, valid and legally enforceable property or right of a Loan Party and, so far as any Loan Party knows, of any other party thereto, except for those that do not, in the aggregate, materially and adversely affect the value of the Collateral. No amount payable in excess of $10,000 individually or $100,000 in the aggregate under or in connection with any of such Contracts, General Intangibles or Accounts are evidenced by any chattel paper or any promissory notes or other instruments that have not been delivered to the Administrative Agent on behalf of the Secured Parties.

      4.37 No Defaults Under Contracts or Accounts. With respect to each Contract, Account and General Intangible, no default by any Loan Party or event which with the giving of notice or the passage of time would be a default has occurred and, to the knowledge of the Responsible Officers of Holdings, the other party or parties thereto are not in default thereunder, except for defaults that in the aggregate would not have a Material Adverse Effect, and each Loan Party has fully and timely performed all its material obligations thereunder. The right, title and interest of such Loan Party thereunder is not subject to any defense, set off, counterclaim or claim, and none of the foregoing been asserted or alleged against such Loan Party except in respect of such defaults, defenses, set offs, counterclaims and claims that in the aggregate do not materially adversely affect the value of the Collateral. The amount represented by each Loan Party to the Administrative Agent, on behalf of the Lenders, from time to time as owing on any or all Accounts, Contracts or General Intangibles, will at such time be the correct amount actually owing by such account debtors thereunder.

      4.38 Corporate Structure. The Borrower is wholly-owned by Holdings. The Guarantors other than Holdings are wholly-owned, directly or indirectly, by the Borrower. The authorized and outstanding Stock of each Guarantor and the ownership thereof is set forth on Schedule 4.38.

      4.39 Assumed Names. Except as set forth on Schedule 4.39, no Loan Party conducts business under any assumed names or trade names, or has conducted business under any other names, or any assumed names or trade names, at any time prior to the date hereof.

      4.40 Transactions with Affiliates. No Affiliate and no officer or director of any Loan Party or any individual related by blood, marriage, adoption or otherwise to any such Affiliate, officer or director, or any Person in which any such Affiliate, officer, director or individual related thereto owns any material beneficial interest, is a party to any material agreement, contract, commitment or transaction with such Loan Party or has any material interest in any material property used by such Loan Party, except as set forth on Schedule 4.40.

                  ARTICLE 5: CONDITIONS TO FIRST BORROWING DATE

      On the First Borrowing Date, the following conditions shall have been satisfied:

      5.1 Closing Certificates. The Administrative Agent and each Lender shall have received the following certificates, all in form and substance reasonably satisfactory to the Administrative Agent and all dated the First Borrowing Date upon which the Administrative Agent may conclusively rely unless and until later certificates have been furnished to the Administrative Agent and each Lender: (a) a certificate of each Loan Party signed by a duly authorized Responsible Officer, certifying as to (i) true copies of Organizational Documents of such Loan Party in effect on such date; (ii) true copies of all corporate action taken by such Loan Party relative to this Agreement, the Notes and the other Loan Documents (including a resolution of its Board of Directors authorizing the execution and delivery of the Loan Documents, the incurrence of the Obligations and the granting of the Liens contemplated hereby to the extent required pursuant to the Organizational Documents applicable thereto) which have been properly adopted and have not been modified or amended; and (iii) the names, true signatures and incumbency of the Responsible Officers of such Loan Party authorized to execute and deliver this Agreement, the Notes and the other Loan Documents; (b) a Certificate of Good Standing (or equivalent certificate) for such Loan Party, duly issued by the Secretary of State of the State of organization of such Loan Party and of each other state in which such Loan Party does business; and (c) a certificate as to such other matters as the Administrative Agent or any Lender shall reasonably request.

      5.2 Opinions of Counsel. The Administrative Agent and each Lender shall have received the following opinions, all dated the First Borrowing Date and all in form and substance satisfactory to the Administrative Agent and each Lender:

            (a) a written opinion of counsel to each Loan Party, substantially in the form of Exhibit D, as to such matters as shall be required by the Administrative Agent, any Lender or their respective counsel, including the corporate good standing of such Loan Party, the proper adoption of any corporate resolution required hereby, the authority of the Person signing for such Loan Party, the validity, binding nature and enforceability of this Agreement and the other Loan Documents and the validity and perfection of all Liens granted by the Loan Documents to the Administrative Agent on behalf of the Secured Parties by such Loan Party in the Collateral; and

            (b) a written opinion of regulatory counsel for Loan Parties, substantially in the form of Exhibit E, as to such matters as shall be required by the Administrative Agent and its counsel, including the validity of each Loan Party's Regulatory Authorizations and Permits.

      5.3 Closing Documents. The Administrative Agent and the Lenders shall have received the following documents, all in form and substance reasonably satisfactory to the Administrative Agent, the Lenders and their respective counsel:

            (a) Agreement. This Agreement, duly executed by all Loan Parties;

            (b) Notes. The Notes, duly executed by the Borrower, payable to the order of each Lender;

            (c) Financing Statements. Evidence that all UCC-l financing statements necessary to perfect the Liens granted hereby, each duly executed by each Loan Party, have been duly recorded in all the offices identified on
Schedule 4.33;

            (d) Commerce Loan Agreement. Amendments to the Commerce Loan Agreements and related UCC-l financing statements;

            (e) Nortel Volume Purchase Agreement. A copy of the duly executed Nortel Volume Purchase Agreement, in form and substance reasonably satisfactory to the Lenders;

            (f) Insurance. Policies and certificates of insurance required by
Section 7.7. accompanied by evidence of the payment of the premiums therefor;

            (g) Financial Statements. The Financial Statements described on
Schedule 4.10;

            (h) Balance Sheet. An unaudited consolidated balance sheet of Holdings and its Subsidiaries as of a date no earlier than sixty (60) days prior to the Closing Date, certified by a Responsible Officer as fairly presenting the financial condition of Holdings, evidencing liabilities not materially in excess of liabilities projected as of the Closing Date in the Projections;

            (i) Asset Locations. A detailed description of all material assets of each Loan Party by location;

            (j) Required Consents. Evidence satisfactory to the Administrative Agent of each Loan Party's having obtained the Required Consents;

            (k) Fee Letter. The executed GECC Fee Letter;

            (l) Pre-Closing Lien Searches. Lien searches from all jurisdictions reasonably determined by the Administrative Agent or any Lender to be appropriate, as of a date reasonably close to the First Borrowing Date, with respect to each Loan Party (under their present names and any previous names), reflecting no other Liens (other than Permitted Encumbrances) on any of the Collateral; and

            (m) Landlord Consents. Such Landlord Consents as the Administrative Agent shall have requested.

      5.4 No Material Adverse Change. As of the First Borrowing Date, after giving effect to any Advances, there shall not have been (i) since December 31, 1998, any Material Adverse Change; (ii) any litigation commenced which, if successful, would have a Material Adverse Effect or which would challenge the financing contemplated by this Agreement, except the litigation listed on
Schedule 4.17 and (iii) since December 31, 1998, any material increase in the liabilities, liquidated or contingent, of Holdings and its Subsidiaries or a material decrease in the assets of Holdings and its Subsidiaries, taken as a whole.

      5.5 Fees. The fees required to be paid on or prior to the First Borrowing Date as specified in the GECC Fee Letter shall have been paid.

                        ARTICLE 6: CONDITIONS OF LENDING

      6.1 Conditions to Each Borrowing Date. The obligation of any Lender to fund any Advance is subject to each Loan Party's performance of its obligations hereunder and satisfaction of the following further conditions on the Borrowing Date for any such Advance (including the First Borrowing Date) or the date of such conversion or continuation:

            (a) Borrowing Certificate; Notice of Conversion/Continuation. The Administrative Agent shall have received a duly executed Borrowing Certificate in the form of Exhibit B.

            (b) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing or would exist upon the consummation of the transactions to occur on such Borrowing Date.

            (c) Representations and Warranties. The representations and warranties contained in Article 4 shall be true and correct on and as of such date to the same extent as though made on and as of the date, except to the extent such representations and warranties relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date, both before and after giving effect thereto.

            (d) No Regulatory Event. No Regulatory Event (in the Requisite Lenders' reasonable determination) shall have occurred and be continuing or would exist upon the consummation of transactions to occur on such Borrowing Date.

            (e) Expenses. All closing costs and Administrative Agent's and Lenders' other expenses payable by the Borrower under the terms of any Loan Document shall have been paid in full (or shall be paid first from such Advance as provided in Section 2.10).

            (f) Details, Proceedings and Documents. All legal details and proceedings in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory to the Administrative Agent, and the Administrative Agent shall have received all such counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance reasonably satisfactory to the Administrative Agent, as the Administrative Agent may from time to time request.

            (g) Business Plan. The Business Plan shall continue to reflect that the Loan Parties have sufficient funding, including the Loan, to completely finance all costs to build-out the Networks contemplated by the Business Plan and to fund anticipated operating losses, debt service and ongoing capital requirements.

      6.2 Post-Closing Items. The post-closing items described on Schedule 6.2 shall have been completed in the time permitted, and each Loan Party shall have provided the Administrative Agent and the Requisite Lenders with satisfactory evidence thereof pursuant to Section 7.29.

      6.3 Affirmation of Representations and Warranties. The Borrowing Certificate, other request for any Advance hereunder or any Notice of Conversion/Continuation shall constitute a representation and warranty that (a) the representations and warranties contained in Article 4 are true and correct on and as of the date of such request with the same effect as though made on and as of the date of such request, except to the extent such representations and warranties relate to an earlier date, in which case that such representations and warranties were true and correct on and as of such earlier date, and (b) on the date of such request no Default or Event of Default has occurred and is continuing or exists or will occur or exist after giving effect to such Advance, conversion or continuation (for this purpose such Advance being deemed to have been made and the conversion or continuation having occurred, as the case may be, on the date of such request). Failure of the Administrative Agent to receive notice from each Loan Party to the contrary before the applicable Borrowing Date shall constitute a further representation and warranty by such Loan Party that
(x) the representations and warranties of such Loan Party contained in the first sentence of this Section 6.3 are true and correct on and as of such Borrowing Date with the same effect as though made on and as of such Borrowing Date, except to the extent such representations and warranties relate to an earlier date, in which case that such representations and warranties were true and correct on and as of such earlier date, (y) on such Borrowing Date, no Default or Event of Default has occurred and is continuing or exists or will occur or exist after giving effect to such Advance and (z) on such Borrowing Date, all conditions set forth in this Article 6 have been satisfied.

      6.4 Deadline for Funding Conditions. No Lender shall have any obligation to make any Advances hereunder if all of the conditions set forth in Article 5 and in Article 6 have not been fully satisfied or waived by the Requisite Lenders.

                        ARTICLE 7: AFFIRMATIVE COVENANTS

      The Loan Parties hereby jointly and severally agree that from and after the date hereof until the Termination Date, the Loan Parties will keep and perform fully each and all of the following covenants:

      7.1 Reporting and Information Requirements.

            (a) Annual Audit Reports. As soon as practicable, and in any event within ninety (90) days after the close of each Fiscal Year of Holdings, the Borrower shall furnish or cause to be furnished to the Administrative Agent and the Lenders audited consolidated and unaudited consolidating statements of income, statements of cash flow and retained earnings of the Loan Parties for such Fiscal Year and consolidated and consolidating balance sheet as of the close of such Fiscal Year, and notes to each, all in reasonable detail, and setting forth in comparative form (i) the corresponding figures for the preceding Fiscal Year and (ii) the actual and projected figures from the most recently ended Fiscal Year, with such consolidated statements and balance sheet (exclusive of the Projections) to be certified without qualification by independent certified public accountants of recognized regional or national standing selected by the Borrower and reasonably satisfactory to the Administrative Agent.

            (b) Quarterly Reports. Within forty-five (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year, the Borrower shall furnish to the Administrative Agent and the Lenders (i) unaudited consolidated and consolidating statements of income, statements of cash flow and retained earnings for the Loan Parties for such quarter and for the period from the beginning of Holdings' then current Fiscal Year to the end of such quarter, and an unaudited consolidated and consolidating balance sheet of the Loan Parties as of the end of such quarter, all in reasonable detail and certified by a Responsible Officer of the Borrower as presenting fairly the financial position of the Loan Parties as of the end of such quarter and the results of their operations and the changes in their financial position for such quarter, in conformity with GAAP (except for accompanying notes thereto), subject to year-end audit adjustments, (ii) setting forth in comparative form the corresponding figures for the corresponding quarter of the preceding Fiscal Year and the projected figures for the corresponding quarter, (iii) updates of revenues, gross margin and EBITDA of Holdings on a consolidating basis for the Fiscal Year to date and (iv) upon request of the Administrative Agent, an aging of accounts payable and accounts receivable.

            (c) Compliance Certificates. Within forty-five (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year, the Borrower shall deliver to the Administrative Agent and the Lenders a certificate dated as of the end of such Fiscal Quarter, signed by a Responsible Officer of the Borrower (i) stating that as of the date thereof no Event of Default has occurred and is continuing or exists, or if an Event of Default has occurred and is continuing or exists, specifying in detail the nature and period of existence thereof and any action with respect thereto taken or contemplated to be taken by the applicable Loan Party; (ii) stating that the signer has personally reviewed this Agreement and that such certificate is based on an examination made by or under the supervision of the signer sufficient to assure that such certificate is accurate; and (iii) calculating and certifying the Loan Parties' compliance with the financial covenants set forth on Schedule 7.17.

            (d) Accountants' Certificate. Each set of year-end audited consolidated Financial Statements and balance sheet delivered pursuant to
Section 7.1(a) shall be accompanied by a certificate or report dated the date of such statement and balance sheet by the accountants who certified such statements and balance sheet stating in substance that they have reviewed this Agreement and that in making the examination necessary for their certification of such statements and balance sheet they did not become aware of any Event of Default or, if they did become so aware, such certificate or report shall state the nature and period of existence thereof.

            (e) Projections. If requested by the Administrative Agent, the Borrower shall deliver to the Administrative Agent and the Lenders (i) within thirty (30) days after the beginning of each calendar year, quarterly projections of its anticipated income, expenses, cash flow, assets and liabilities for the next five (5) calendar years or, if earlier, through the calendar year in which the Maturity Date occurs and (ii) quarterly updates for the first four (4) full Fiscal Years following the Closing Date if the Loan Parties are not meeting or exceeding the Projections, prepared in good faith on assumptions believed by Holdings to be reasonable and in a manner and format consistent with other Financial Statements provided by the Borrower to the Administrative Agent and the Lenders.

            (f) Other Reports and Information. Upon the request of the Administrative Agent, the Borrower shall deliver to the Administrative Agent and the Lenders copies of (i) all regular or special reports or effective registration statements which any Loan Party shall file with Governmental Authorities, the FCC or any PUC (or any successor thereto) or any securities exchange, (ii) financial statements, material reports, and other information distributed by any Loan Party to its creditors or the financial community in general, and (iii) all press releases issued by any Loan Party.

            (g) Further Information. Each Loan Party will promptly furnish to the Administrative Agent or any Lender such other information as the Administrative Agent or any Lender may reasonably request, including any report by independent auditors and the information set forth on Schedules 4.12 and 4.16 updated as of the date of such request.

      7.2 Other Notices. Promptly upon a Responsible Officer of any Loan Party becoming aware of any of the following, the Borrower shall give the Administrative Agent and each Lender notice thereof, together with a written statement of a Responsible Officer of the Borrower setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by such Loan Party:

            (a) a Default or Event of Default;

            (b) any Material Adverse Change;

            (c) any event, circumstance or development that could reasonably be expected to cause or result in a Material Adverse Change;

            (d) any event that has a reasonable likelihood of constituting or resulting in a Regulatory Event;

            (e) the commencement, existence or threat of any proceeding by or before any Governmental Authority against such Loan Party which, if adversely decided, would have a Material Adverse Effect;

            (f) such Loan Party's discovery of any fact, circumstance or condition that could result in any Loan Party incurring Environmental Liabilities or receipt of any notice of or other written communication alleging the violation of, or liability under, any Environmental Law affecting such Loan Party or any of its properties, which individually or in the aggregate with all such other violations and liabilities, would exceed $500,000 in the aggregate; or

            (g) any transaction or proposed transaction that could result in a Change of Control.

      7.3 Notice of Pension-Related Events. Each Loan Party shall promptly furnish the Administrative Agent with written notice upon the receipt by such Loan Party or the administrator of any Plan of any notice, correspondence or other communication from the PBGC, the IRS, the Secretary of

Treasury, the Department of Labor, or any other Person, as the case may be, relating to (i) any Reportable Event, (ii) any funding deficiency with respect to any Plan, (iii) any liability, either primary or secondary. with respect to complete or partial withdrawal from any Plan, (iv) proceedings to terminate any Plan or (v) the appointment of a trustee for any Plan that would have a Material Adverse Effect. Such notice shall be accompanied by any pertinent documents including the relevant notice, correspondence or other communication and a statement of a Responsible Officer of such Loan Party describing the event or the action taken and the reasons therefor.

      7.4 Financial Accounting Practices. Each Loan Party shall make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect its transactions and dispositions of its assets and maintain a system of internal accounting controls sufficient to provide reasonable assurances that
(a) transactions are executed in accordance with management's general or specific authorization, (b) transactions are recorded as necessary (i) to permit preparation of financial statements in conformity with GAAP and (ii) to maintain accountability for assets, (c) access to assets is permitted only in accordance with management's general or specific authorization and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

      7.5 Preservation of Corporate Existence and Qualification. Each Loan Party shall maintain its existence, good standing and rights in full force and effect in its jurisdiction of organization except as otherwise permitted pursuant to
Section 8.4. Each Loan Party shall qualify to do business and remain qualified and in good standing and shall obtain all necessary authorizations to do business in each jurisdiction in which failure to receive or retain such would have a Material Adverse Effect.

      7.6 Continuation of Business. The Loan Parties shall continue to engage solely in the Telecommunications Business and shall acquire and maintain in full force and effect all material rights, privileges, franchises and licenses necessary therefor (including any license or authorization required by the FCC or any PUC). The Loan Parties shall maintain in force and renew, as necessary, all material Right-of-Way Agreements and shall obtain such consents of other parties to any Right-of-Way Agreement as the Administrative Agent on behalf of the Secured Parties shall deem reasonably necessary to protect its Lien on and access to the Network, the Collateral and the Right-of-Way.

      7.7 Insurance.

            (a) The Loan Parties shall, at their sole cost and expense, provide and maintain or cause to be maintained at all times insurance in such forms and covering such risks and hazards and in such amounts and with an insurance corporation with a Best rating of "A" or above, licensed to do business in the states where any Network or Loan Party is located, as shown on Schedule 7.7 and otherwise as may be required by the Security Documents. If any Loan Party at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay all premiums relating thereto, the Administrative Agent may at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which the Administrative Agent deems advisable. The Administrative Agent shall have no obligation to obtain insurance for any Loan Party or pay any premiums therefor. By doing so, the Administrative Agent shall not be deemed to have waived any Default or Event of Default arising from any Loan Party's failure to maintain such insurance or pay any premiums therefor. All sums so disbursed, including reasonable attorneys' fees, court costs and other charges related thereto, shall be payable on demand by the Loan Parties to the Administrative Agent and shall be additional Obligations hereunder secured by the Collateral.

            (b) The Administrative Agent reserves the right at any time upon any material change in any Loan Party's risk profile (including any change in the business conducted by any Loan Party or any Laws affecting the potential liability of such Loan Party) to require additional forms and limits of insurance to, in the Administrative Agent's reasonable opinion, adequately protect both the Administrative Agent's and the Lenders' interests in all or any portion of the Collateral and to ensure that each Loan Party is protected by insurance in amounts and with coverage customary for its industry. If requested by the Administrative Agent, which request shall not be made more frequently than once in any calendar year, each Loan Party shall deliver to the Administrative Agent from time to time a report of a reputable insurance broker, satisfactory to the Administrative Agent, with respect to its insurance policies.

            (c) Each Loan Party shall cause (i) all general liability and automobile insurance policies to name the Administrative Agent on behalf of the Secured Parties as an additional insured, (ii) all physical damage insurance policies to contain a Lender's or mortgagee's loss payable provision acceptable to the Administrative Agent which acceptance shall not be unreasonably withheld,
(iii) all insurance policies to provide that no assignment, cancellation, material modification, reduction in amount or adverse change in coverage thereof shall be effective until at least thirty (30) days after receipt by the Administrative Agent of written notice thereof, (iv) all insurance policies to insure the interests of the Administrative Agent on behalf of the Secured Parties regardless of any breach of or violation by such Loan Party of any warranties, declarations or conditions contained therein and (v) all insurance policies to provide that the Administrative Agent and the Lenders shall have no obligation or liability for premiums, commissions, assessments or calls in connection with such insurance. The Administrative Agent shall be under no obligation to verify the adequacy or existence of any insurance coverage. Each Loan Party shall furnish the Administrative Agent copies of, or acceptable certificates with respect to, all such policies prior to the date hereof, and shall provide to the Administrative Agent, at least thirty (30) days prior to each policy expiration date, evidence of the insurance being maintained by such Loan Party in compliance with this Section 7.7(c). Certificates for insurance required under clause (i) above shall be in ACORD Form 25S (attached to Schedule 7.7), and all certificates shall be acceptable in form and substance to the Administrative Agent, which acceptance shall not be unreasonably withheld.

            (d) If any of the Collateral is partially or totally damaged or destroyed, the Borrower shall give prompt notice to the Administrative Agent, and all insurance proceeds, less the costs of collection thereof, shall be paid to or retained by the Administrative Agent. Settlements, adjustments or compromises of any claims for loss, damage or destruction to the Collateral shall be made jointly by the Borrower and the Administrative Agent so long as no Event of Default has occurred and is continuing, and otherwise shall be made solely by the Administrative Agent. Each Loan Party hereby authorizes and directs any affected insurance company to pay such proceeds directly to the Administrative Agent, and to rely on the Administrative Agent's statement as to whether an Event of Default has occurred. The Loan Parties shall pay all reasonable out-of-pocket costs of collection of insurance proceeds payable on account of such damage or destruction. If no Event of Default has occurred and is continuing on the date any Network is partially or totally damaged or destroyed, the Administrative Agent shall make available to the Borrower the proceeds of any physical damage insurance actually paid to the Administrative Agent in respect of such damage or destruction of any of the Collateral (after deducting therefrom any sums retained by the Administrative Agent in reimbursement for costs of collection) to pay the cost of restoration, and the Borrower shall proceed promptly with the work of restoration of the Collateral and shall pursue the work of restoration diligently to completion. If any Event of Default has occurred and is continuing either on the date of such damage or destruction or on the date such insurance proceeds are paid, or if any Event of Default shall occur prior to completion of such work of restoration, then the Administrative Agent, at its option, may apply such insurance proceeds in payment of any of the Obligations, in such order as set forth in Section 2.10. Any insurance proceeds remaining after completion of work or restoration shall, at the Administrative Agent's election, be applied in accordance with Section 2.10, or paid over to the Borrower. Upon completion of any restoration, the Borrower shall


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

deliver to the Administrative Agent a certificate stating that the restoration has been duly completed and accounting for the use of any insurance proceeds in such restoration.

      7.8 Indemnity.

            (a) Each Loan Party that is a signatory hereto shall jointly and severally indemnify and hold harmless each of the Administrative Agent, the Lenders and their respective Affiliates, and each such Person's respective officers, directors, employees, attorneys, agents and representatives (each, an "Indemnified Person"), from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) which may be instituted or asserted against or incurred by any such Indemnified Person as the result of the execution and delivery of the Loan Documents, credit having been extended under this Agreement and the other Loan Documents and the administration of such credit, and in connection with or arising out of the transactions contemplated hereunder and thereunder, including any and all Environmental Liabilities and legal costs and expenses arising out of or incurred in connection with the enforcement of any of the Loan Documents (collectively, "Indemnified Liabilities") provided, however, that no such Loan Party shall be liable for any indemnification to an Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results from that Indemnified Person's gross negligence or willful misconduct or material and knowing breach of its obligations under this Agreement. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO ANY LOAN DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER ANY LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

      Promptly after receipt by an Indemnified Person of notice of the commencement of any investigative, administrative or judicial proceeding in respect of which a claim for indemnification is to be made against a Loan Party hereunder (any such proceeding being an "Indemnified Proceeding"), such Indemnified Person will notify the Loan Parties in writing of the commencement thereof; provided, that (a) the omission to so notify the Loan Parties will not relieve the Loan Parties from any liability which they may have to any Indemnified Person except to the extent that the Loan Parties have been materially prejudiced by such failure to give notice and (b) the omission to so notify the Loan Parties will not relieve the Loan Parties from any liability that they may have to any Indemnified Person otherwise than on account of the indemnity provided for in this Section 7.8.

            (b) To induce the Lenders to provide the LIBOR Rate option on the terms provided in Section 2.8, if (i) any LIBOR Loans are repaid in whole or in part prior to the last day of any applicable LIBOR Period (whether that repayment is made pursuant to any provision of this Agreement or any other Loan Document or is the result of acceleration, by operation of law or otherwise);
(ii) the Borrower shall default in payment when due of the principal amount of or interest on any LIBOR Loan; (iii) the Borrower shall default in making any borrowing of, conversion into or continuation of LIBOR Loans after the Borrower has given notice requesting the same in accordance herewith; or (iv) the Borrower shall fail to make any prepayment of a LIBOR Loan after the Borrower has given a notice thereof in accordance herewith, the Borrower shall indemnify and hold harmless each Lender from and against all losses, costs and expenses resulting from or arising from any of the foregoing. Such indemnification shall include any loss (excluding loss of margin) or expense incurred by such Lender in connection with the reemployment of such funds or the termination of deposits from which such funds were obtained. For the purpose of calculating amounts payable to the Lender under this Section, each Lender shall be deemed to


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

have actually funded its relevant LIBOR Loan through the purchase of a deposit which bears interest at the LIBOR Rate in an amount equal to the amount of that LIBOR Loan and having a maturity comparable to the relevant LIBOR Period; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder. As promptly as practicable under the circumstances, each Lender shall provide the Borrower with its written calculation of all amounts payable pursuant to this Section 7.8(b), and such calculation shall be presumed correct (absent manifest error) and shall be binding on the parties hereto unless the Borrower shall object in writing within thirty (30) Business Days of receipt thereof, specifying the basis for such objection in detail.

      7.9 Access. Each Loan Party shall upon reasonable notice permit such persons as the Administrative Agent or any Lender may designate to visit and inspect the Collateral or any other properties of such Loan Party, to examine its books and records and take copies and extracts therefrom and discuss its respective affairs with its officers and employees at such times and as often as the Administrative Agent may reasonably request (provided that any Responsible Officer of such Loan Party may, if it so chooses, be present at or participate in any such discussion). Each Loan Party hereby authorizes such officers and employees to discuss with the Administrative Agent or such Lenders the affairs of such Loan Party. Without limiting the foregoing, each Loan Party shall, during normal business hours, from time to time upon five (5) Business Days' prior notice as frequently as the Administrative Agent may reasonably request:
(a) provide the Administrative Agent and any of its officers, employees and agents access during normal business hours to the properties, facilities, advisors and employees (including officers) of such Loan Party and to the Collateral, (b) permit the Administrative Agent and any of its officers, employees and agents, to inspect, audit and make extracts from such Loan Party's books and records and (c) permit the Administrative Agent and its officers, employees and agents, to inspect, review, evaluate and make test verifications and counts of the Accounts, Equipment, Inventory and other Collateral of such Loan Party. If a Default or Event of Default shall have occurred and be continuing or if access is necessary to preserve or protect the Collateral as determined by the Administrative Agent, each such Loan Party shall provide such access to the Administrative Agent and to each Lender at all times and without advance notice. Furthermore, as long as any Event of Default shall have occurred and be continuing, each such Loan Party shall (i) provide the Administrative Agent and each Lender with access to their suppliers and customers, (ii) make available to the Administrative Agent and its respective counsel, as quickly as is possible under the circumstances, originals or copies of all books and records which the Administrative Agent may request and (iii) deliver any document or instrument necessary for the Administrative Agent, as it may from time to time request, to obtain records from any service bureau or other Person which maintains records for such Loan Party. Each Loan Party shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by such Loan Party. Any Lender or its representatives (other than any Person in the Telecommunications Business), upon request by such Lender to the Administrative Agent, may accompany the Administrative Agent on any such visit.

      7.10 Expenses. The Borrower shall (a) pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs, fees, charges and expenses incurred or arising in connection with the negotiation, review, preparation and execution of this Agreement, the other Loan Documents, any commitment or proposal letter, or any amendment, supplement, waiver, modification to, the administration of and any restructuring of this Agreement, the Obligations or the other Loan Documents, including reasonable legal fees and disbursements, expenses, document charges and other charges and expenses of the Administrative Agent, (b) following the occurrence and during the continuance of an Event of Default, pay or reimburse the Administrative Agent and each Lender for the enforcement, protection or preservation of any rights under or in connection with this Agreement or any other Loan Document, including reasonable legal fees and disbursements, audit fees and charges, and all out-of-


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

pocket expenses, and (c) pay, indemnify and hold each Lender harmless from any and all recording and filing fees and taxes and any and all liabilities with respect to, or resulting from any delay by any Loan Party in paying, stamp, excise and other Taxes (excluding income and franchise taxes and Taxes of similar nature), if any, which may be payable or determined to be payable in connection with the execution and delivery or recordation or filing of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement and the other Loan Documents. All of the amounts described in this Section are referred to collectively as the "Lenders' Expenses," shall be payable upon demand, and shall accrue interest at the interest rate for Base Rate Loans five (5) Business Days after the date of demand until paid in full. All Lenders' Expenses, and interest thereon, shall be part of the Obligations and shall be secured by the Collateral. The agreements in this Section 7.10 shall survive repayment of the Obligations. All Lenders' Expenses that are outstanding on any Borrowing Date shall be paid before or with such Advance. If the Borrower has not paid to the Lenders the amount of all Lenders' Expenses billed to the Borrower at least five (5) Business Days before such Borrowing Date, the Lenders shall be authorized to retain from any Advance on such Borrowing Date the amount of such Lenders' Expenses that remain unpaid. The Borrower's obligation to pay Lenders' Expenses shall not be limited by any limitation on the amount of the Commitment that may be designated as available for such purposes, and any amounts so designated shall be used to pay Lenders' Expenses accrued at the time of any Advance before any of the Borrower's legal fees or similar expenses.

      7.11 Payment of Taxes, Charges, Claims and Current Liabilities. Each Loan Party shall pay or discharge:

            (a) on or prior to the date on which penalties thereon accrue, all Taxes, assessments and other government charges or levies imposed upon it or any of its properties or income (including such as may arise under Section 4062, Section 4063 or Section 4064 of ERISA, or any similar provision of Law);

            (b) on or prior to the date when due, all lawful claims of materialmen, mechanics, carriers, warehousemen and other like Persons which result in creation of a Lien upon any such property;

            (c) on or prior to the date when due, all other lawful claims which, if unpaid, might result in the creation of a Lien upon any such property (other than Permitted Encumbrances) or which, if unpaid, might give rise to a claim entitled to priority over general creditors of such Loan Party in a case under Title II (Bankruptcy) of the United States Code, as amended, or in any insolvency proceeding or dissolution or winding-up involving such Loan Party; and

            (d) all other current liabilities so that none is overdue more than sixty (60) days.

            Notwithstanding the foregoing, each Loan Party shall be entitled to contest or appeal the requirements of any Law or Governmental Authority or the payment of any asserted Tax, assessment, charge, levy, claim, liability or any judgment entered against such Loan Party (collectively, in this Section 7.11, the "requirements") as long as (i) such requirements are being contested in good faith by appropriate proceedings diligently conducted; (ii) the Borrower has given the Administrative Agent written notice of such requirements and its intent to contest them, with supporting reasons for such contest; (iii) such Loan Party maintains adequate cash reserves or has adequate availability under this Agreement and makes all appropriate provisions as may be required by GAAP to provide for any liability arising from such requirements; (iv) the contesting of, or failure to comply with, such requirements does not in any material way jeopardize such Loan Party's ability or authority to operate all or any part of its business or the value or continuing priority of the security interests of the Administrative Agent on behalf of the Secured Parties in the Collateral; (v) all such contests of and failures to comply with such requirements would not, in the aggregate, have a Material Adverse Effect; and
(vi) any foreclosure, attachment, execution, sale or similar proceeding against such Loan Party or any of its properties in connection with any such requirements is duly stayed by posting of a bond or security deposit or by other action sufficient under applicable Law to stay such foreclosure, attachment, execution, sale or other proceedings.

      7.12 Compliance with Laws. Each Loan Party shall comply in all respects with all Laws applicable to such Loan Party, including all Environmental Laws; provided, however, that such Loan Party shall not be deemed to be in violation of this Section 7.12 as a result of any failure to comply which would not result in (i) any liability or exposure to the Administrative Agent or the Lenders or
(ii) fines, penalties, injunctive relief or other civil or criminal liabilities which, in the aggregate would have a Material Adverse Effect.

      7.13 Use of Proceeds. The proceeds of the Advances will be used only as set forth in Section 2.14.

      7.14 Government Authorizations; Regulatory Authorizations, Etc. Each Loan Party shall at all times obtain and maintain in force all of its Regulatory Authorizations and Permits and all registrations, qualifications, designations, declarations and other filings with, any Governmental Authority necessary in connection with execution and delivery of this Agreement, the Notes or any other Loan Document, consummation of the transactions herein or therein contemplated, performance of or compliance with the terms and conditions hereof or thereof or to ensure the legality, validity and enforceability hereof or thereof, provided, however, that such Loan Party shall not be deemed to be in violation of this
Section 7.14 as a result of any failure that (i) would not result in any liability or exposure to the Administrative Agent or the Lenders or (ii) that, together with all such failures, would not result in fines, penalties, injunctive relief or other civil or criminal liabilities that, in the aggregate, would have a Material Adverse Effect. The Loan Parties shall promptly provide the Administrative Agent with a copy of each material Regulatory Authorization or Permit obtained after the date hereof. together with an update of Schedule
4.5 reflecting the addition thereof and, when each switch becomes operational, an opinion of regulatory counsel to the effect that the relevant Loan Party has all Regulatory Authorizations and Permits needed for its operation of such switch as contemplated by the Business Plan.

      7.15 Contracts and Franchises. Each Loan Party shall comply with all agreements or instruments to which it is a party or by which it or any of its properties (now owned or hereafter acquired) may be subject or bound and shall maintain any and all franchises material to its business which it may have or hereafter acquire; provided, however, that such Loan Party shall not be deemed to be in violation of this Section 7.15 as a result of failures that in the aggregate would not have a Material Adverse Effect.

      7.16 Site Leases and Consents. Each Loan Party shall maintain in force and renew as necessary all Site Leases and shall obtain such Landlord Consents as the Administrative Agent shall reasonably request to protect its and their Liens and access to the Collateral. All Site Leases entered into after the date hereof shall have a term (including automatic renewals and such Loan Party's unilateral renewal rights) equal to or greater than the term of this Agreement and shall require that the Administrative Agent be given notice of default and the right to elect to cure defaults and/or assume such agreement upon such Loan Party's default thereunder upon the occurrence and during the continuation of an Event of Default under this Agreement.

      7.17 Financial Covenants. The Loan Parties shall comply with the financial covenants set forth on Schedule 7.17.

      7.18 Patent, Trademark and Copyright Collateral. (a) The Borrower shall notify the Administrative Agent immediately if it knows or has reason to know that any application or registration relating to any patent, trademark or copyright (now or hereafter existing) may become abandoned or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding any Loan Party's ownership of any patent, trademark or copyright, its right to register the same, or to keep and maintain the same, except for adverse determinations or developments that in the aggregate would not have a Material Adverse Effect.

      (b) Each Loan Party shall take all actions necessary or requested by the Administrative Agent to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of the patents, trademarks and copyrights (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings, unless the applicable Loan Party shall determine that such patent, trademark or copyright is not material to the conduct of its business and except for such intellectual property that if not maintained would not have a Material Adverse Effect.

      7.19 Sites. For all Sites acquired after the date hereof by any Loan Party at any time (except for leases of sales offices with terms shorter than three
(3) years), such Loan Party shall provide to the Administrative Agent within twenty (20) days of such Loan Party's acquisition thereof and before placing any Collateral thereon:

            (a) Site Leases and Right-of-Way Agreements. A copy of the duly executed counterpart of all of the Site Leases and Right-of-Way Agreements; and

            (b) Consent. Duly executed Landlord Consent executed by the owner of such real property.

      7.20 Environmental Site Assessments. For each Site other than a leased Site, the Borrower shall obtain and deliver to the Administrative Agent, at the Borrower's expense, an environmental transaction screen for each such Site and any material portion of any related Right-of-Way, which shall be conducted by environmental engineers or consultants reasonably acceptable to the Administrative Agent. Such environmental transaction screen shall cover such matters as the physical state of the property, the past and present uses of the relevant property and the surrounding property, a search of relevant federal, state and local environmental agency records, and such similar matters as may be generally consistent with environmental investigation of commercial properties in the state where the property is located. If any environmental transaction screen discloses any potential environmental problems or conditions or the possibility of any material Environmental Liability for any Loan Party or any Lender, as determined by the Administrative Agent, then the Administrative Agent may require additional audits or investigation of the property and, if not satisfied with the results thereof, may, at its option, decide not to make any Advances in respect of such property. The Administrative Agent shall notify the Borrower in writing of such determination and the Administrative Agent's selected course of proceeding within a reasonable time after the Borrower's submission of such assessment.

      7.21 Construction. The Loan Parties shall construct and equip each Network in full compliance in all material respects with all Requirements of Law, shall safeguard and store all Equipment financed with the proceeds of the Loan until installed in appropriate storage facilities owned or leased by a Loan Party, and, in the event of any cessation of construction (until completion of construction) for more than fifteen (15) successive calendar days, the Loan Parties shall make adequate provision, reasonably acceptable to the Administrative Agent, for the protection of all materials stored on site against deterioration, loss or damage.

      7.22 No Encroachments. The Loan Parties shall construct each Network so that it shall not encroach upon any easement or right-of-way or the land of others (unless consented to by the affected property owner), other than an encroachment that does not have a Material Adverse Effect on the Network.

      7.23 Certain Notices. The Borrower shall promptly provide the Administrative Agent and the Lenders with written notice on each occasion that a switch is installed and becomes operational in one of the Markets.

      7.24 Management Team. The Loan Parties shall engage and continue to retain a professional and experienced management staff.

      7.25 Contracts. Each Loan Party shall comply with the terms of each Contract, General Intangible and/or Account except for noncompliances which in the aggregate would not have a Material Adverse Effect. The Borrower shall deliver to the Administrative Agent copies of all material Contracts entered into after the date hereof, all modifications made after the date hereof in existing material Contracts and all demands or notices received by any Loan Party relating in any way to any material Contract, General Intangible and/or Account other than in the ordinary course of business.

      7.26 Liens on After-Acquired Property. Upon the acquisition after the date hereof by any Loan Party of any asset acquired of the type defined as Collateral in this Agreement in which the Administrative Agent on behalf of the Secured Parties does not have a perfected first-priority Lien other than assets that in the aggregate do not have any material value, such Loan Party shall (a) promptly grant or cause to be granted, or confirm or evidence the grant herein of, to the Administrative Agent on behalf of the Secured Parties a Lien, upon the terms contained herein, on all such property and interests, free of all other Liens except Permitted Encumbrances and (b) at its own expense, (i) prepare, execute, acknowledge and deliver, or cause the preparation, execution, acknowledgment and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument deemed by the Administrative Agent to be necessary or in the exercise of its reasonable judgment desirable for the creation, perfection, renewal and continuation of the foregoing Liens, (ii) pay, or cause to be paid, all Taxes, fees and legal expenses related to such registration, filing or recording and
(iii) deliver to the Administrative Agent resolutions of Board of Directors and opinions of counsel, in form and substance as may be reasonably requested by the Administrative Agent.

      7.27 Year 2000 Compliance. Each Loan Party shall take all actions necessary and commit adequate resources to assure that computer-based and other systems of the Loan Parties are Year 2000 Compliant (as defined in Section 4.19) and to minimize any Material Adverse Effect caused by the failure of any system of such Loan Party which is material to such Loan Party's business to be Year 2000 Compliant.

      7.28 Post-Closing Items. Each Loan Party shall comply with the post-closing items set forth on Schedule 6.2 in the time permitted, if any is indicated, and shall promptly provide the Administrative Agent with evidence thereof in form and substance as may be reasonably acceptable to the Administrative Agent.

      7.29 Further Assurances. Each Loan Party shall and shall cause each other Loan Party to, at such Loan Party's expense and upon request of the Administrative Agent, duly execute and deliver, or cause to be duly executed and delivered, to the Administrative Agent and the Lenders such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of the Administrative Agent to carry out more effectively the provisions and purposes of this Agreement or any other Loan Document.

                          ARTICLE 8: NEGATIVE COVENANTS

      The Loan Parties hereby jointly and severally agree that, from and after the date hereof until the Termination Date, the Loan Parties will not:

      8.1 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except for (a) the Obligations and (b) Permitted Indebtedness.

      8.2 Restrictions on Liens.

            (a) Create or suffer to exist any Lien on the Collateral or on any other property of any Loan Party, or any part thereof, whether superior or subordinate to the Lien of the Loan Documents, except for the following permitted encumbrances (the "Permitted Encumbrances"): (i) Liens and encumbrances in favor of the Administrative Agent on behalf of the Secured Parties; (ii) government Liens, including Liens for Taxes not yet due or which are being contested in good faith and by appropriate proceedings provided that
Section 7.11 is complied with; (iii) statutory Liens in connection with workers' compensation, unemployment insurance and other social security legislation; (iv) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations and other obligations of a like nature, in each case incurred in the Loan Parties' ordinary course of business;
(v) deposits to secure surety bonds, performance bonds and customs bonds, in each case obtained in the Loan Parties' ordinary course of business; (vi) easements, Rights-of-Way, restrictions and other similar encumbrances that are not substantial in amount, and which do not in any case materially detract from the value of any Collateral subject thereto or interfere with the ordinary conduct of the business of such Loan Party; (vii) judgment liens and deposits to secure appeal bonds, in each case, with respect to judgments not in excess of $500,000 in the aggregate and with respect to which lien execution has been stayed within thirty (30) days by appropriate judicial proceedings or the posting of adequate security which may not be any of the Collateral; (viii) specific liens, if any, identified on Schedule 8.2 and any renewal or extension of any such Lien that does not extend to any other property and does not secure an increased amount of Indebtedness or other greater obligation; (ix) statutory Liens of landlords, statutory Liens of banks and rights of set-off, statutory Liens of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, statutory Liens in favor of customs and revenue authorities, and other Liens imposed by Law, in each case incurred in the ordinary course of business (A) for amounts not yet overdue or (B) for amounts that are being contested in good faith by appropriate proceedings, as long as the provisions of Section 7.11 are satisfied; (x) Liens to secure permitted purchase money Indebtedness and Indebtedness outstanding under the Commerce Equipment Loan; (xi) leases or subleases granted to third parties in accordance with any applicable terms of the Loan Documents and not interfering in any material respect with the ordinary conduct of the business of the Loan Parties or resulting in a material diminution in the value of or rights of the Administrative Agent and the Lenders with respect to any Collateral; and (xii) any (A) interest or title of a lessor or sublessor under any lease permitted by Section 8.7, (B) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to or (C) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause
(B) so long as the holder of such restriction or encumbrance agrees to recognize the rights of such lessee or sublessee under such lease.

            (b) Become a party to any agreement, note, indenture or instrument or take any other action, which would prohibit the creation of a Lien on any of its properties or other assets in favor of the Administrative Agent on behalf of the Secured Parties as additional collateral for the Obligations.


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

      8.3 Limitation on Contingent Obligations. Agree to, or assume, guarantee, endorse or otherwise in any way be or become responsible or liable for, directly or indirectly, any Contingent Obligation, except for (i) those created by or specified in the Loan Documents or with respect to the Obligations of the Loan Parties, (ii) those described on Schedule 8.3 and (iii) endorsements of negotiable instruments for collection.

      8.4 Prohibition of Mergers, Acquisitions, Sales of Assets, Name, Office or Business Changes, Etc.

            (a) Enter into, or become the subject of, any transaction of merger or consolidation (other than (i) as permitted by Section 8.4(b) below, (ii) a merger with Subsidiaries in which the Borrower or, if the merger is among Subsidiaries a Subsidiary that is a Loan Party, is the surviving entity or (iii) a reorganization the principal purpose of which is to change the state of incorporation of any Loan Party), liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of such Loan Party's business or assets, whether now owned or hereafter acquired.

            (b) Change its name, chief executive office, principal place of business, corporate structure, state or form of organization or the location of any Collateral (other than inventory sold in the ordinary course of business and the disposition of obsolete equipment) without giving the Administrative Agent and the Lenders at least thirty (30) days' advance written notice of such change, and ensuring that any steps that the Administrative Agent may deem necessary to continue the perfection and priority of security interests of the Administrative Agent on behalf of the Secured Parties in the Collateral shall have been taken.

            (c) Except for sales and other dispositions of Equipment and Inventory in the ordinary course of business (including obsolete Equipment), sell Collateral having a fair value in excess of One Million Dollars ($1,000,000) in the aggregate in any period of twelve (12) consecutive months, without the prior written consent of the Requisite Lenders, which consent in the case of Asset Dispositions aggregating not more than Five Million Dollars ($5,000,000) for all sales and dispositions from and after the Closing Date shall not be unreasonably withheld or delayed by more than ten (10) days and for sales aggregating in excess of Five Million Dollars ($5,000,000) for all sales and dispositions from and after the Closing Date may be withheld in the sole discretion of the Requisite Lenders; provided, however, that the Administrative Agent for the benefit of the Secured Parties has a perfected first priority security interest in the proceeds of each such Asset Disposition pending reinvestment of such proceeds for purchases of Equipment from Nortel or prepayment of the Loan.

            (d) Change the Fiscal Year end of such Loan Party from December 31, except with the prior written consent of the Requisite Lenders, which consent shall not be unreasonably withheld.

            (e) Amend, restate or otherwise modify, or violate any terms of, its Organizational Documents in any material respect (except as permitted by Section 8.4(a) or (p)) without the prior written consent of the Requisite Lenders, which consent will not be unreasonably withheld, except for reorganization into a "C corporation".

            (f) Become or agree to become a general or limited partner in any general or limited partnership, or a member in a limited liability company or a joint venturer in any joint venture except as permitted by Section 8.14 or 8.15.

            (g) Acquire or purchase substantially all of the stock or ownership interests in, or substantially all of the business, assets, customers or operations of, any other entity for more than $500,000 in any one transaction or a series of related transactions.

      8.5 Limitation on Equity Payments. In the case of Holdings, make any Equity Payment and, in the case of any other Loan Party, make any Equity Payment to a Person other than a Loan Party, provided, however, that to the extent that Holdings receives Additional Contributed Capital in excess of $30,000,000, plus the unpaid amounts (principal and interest) of Indebtedness outstanding under the Note Purchase Agreement. Holdings may make Equity Payments aggregating such excess as long as with respect to any such Equity Payment no Default or Event of Default exists immediately prior to or after giving effect to such Equity Payment.

      8.6 Assumed Names. Transact or engage in business under any assumed name, fictitious name, trade style or "d/b/a" except those identified on Schedule 4.39.

      8.7 Limitation on Leases. Enter into any agreement, or be or become liable under any agreement not in existence as of the date hereof for the lease, hire or use of any real or personal property for annual rentals in excess of $250,000 in the aggregate, including capital or operating leases, except that the Loan Parties may, in the ordinary course of business and on terms standard in the industry, enter into Site Leases and leases or agreements for office space, vehicles or office equipment, transmission capacity and for the location or storage of any of the Collateral.

      8.8 Transactions with Affiliates. Except as described in Schedule 4.40 or permitted by Section 8.5, enter into any transaction with any Affiliate of Holdings (other than the Borrower or any of its Subsidiaries), including any loan or advance, any repayment of a loan or advance or the purchase, sale or exchange of property or the rendering of any services, or enter into, assume or suffer to exist any employment or consulting contract with any Affiliate of Holdings, except in the ordinary course of business of such Loan Party and upon fair and reasonable terms no less favorable to such Loan Party than could be obtained, at the time of such transaction, or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arms-length transaction with a Person that is not such an Affiliate of Holdings.

      8.9 Extension of Accounts. With respect to Accounts, General Intangibles or Contracts, (i) grant any material extension of the time of payment of any thereof, (ii) compromise, compound or settle for a material amount less than the full amount thereof, (iii) release any Person liable for the payment thereof or
(iv) allow any credit or discount whatsoever thereon, other than trade discounts granted in the normal course of business or discounts, compromises, compounds or settlements that could not reasonably be expected to have a Material Adverse Effect.

      8.10 Unscheduled Payments. Make any voluntary or optional principal or unscheduled interest payment on any Indebtedness other than the Obligations, except as permitted under Section 2.14.

      8.11 Business Activities. Engage in any business activity that is not similar, related, ancillary or complementary to the Telecommunications Business or make any material change in the business objectives, purposes and operations of the Loan Parties from those contemplated in the Business Plan, including the Loan Parties entering into Markets in states other than those listed in Schedule 1.

      8.12 Capital Expenditures. Until substantially all the Networks in each of the Markets contemplated by the Business Plan are operating, directly or indirectly make or commit to make any material expenditure in respect of the purchase or other acquisition (including installment purchases or Capital Leases) of fixed or capital assets, except for expenditures in accordance with the Business Plan and permitted by Section 7.17 and normal replacements and maintenance (including capacity expansions and enhancements for existing Networks) which are properly charged to current operations or expenditures of Excess Cash Flow not required to prepay the Loans pursuant to Section 2.7(b)(ii).

      8.13 Limitation on Investments, Advances and Loans. Make or commit to make any advance, loan, guarantee of any Indebtedness, extension of credit or capital contribution to, or hold or invest in or purchase or otherwise acquire any Stock, bonds, notes, debentures or other securities of, or make any other investment in, any Person, including any officer of a Loan Party, any Affiliate of a Loan Party or any officer of any Affiliate of a Loan Party, except another Loan Party or, to the extent not prohibited by Section 8.14, another Subsidiary, except (i) Cash Equivalents (ii) transactions permitted pursuant to Section 8.4(a), (iii) travel advances in the ordinary course of business, relocation loans to employees but not in excess of $250,000 individually or $1,000,000 in the aggregate outstanding at any one time, (iv) other loans to any employees of any Loan Party but in any case in an amount (including principal and interest outstanding) not to exceed $250,000 individually or $1,000,000 in the aggregate at any given time, (v) any investment acquired (A) in exchange for any other investment or Accounts held by such Loan Party in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such investment or Accounts or an Affiliate of such issuer, (B) as a result of foreclosure by such Loan Party of any secured Indebtedness or (C) in satisfaction of a judgment, (vi) investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits in the ordinary course of business, (vii) securities received in connection with Asset Dispositions aggregating not more than Five Million Dollars ($5,000,000) of Asset Disposition Net Proceeds for all Asset Dispositions from and after the Closing Date and (viii) investments existing on the Closing Date as described on Schedule 8.13.

      8.14 Subsidiaries. Permit any Loan Party to create, organize or acquire a Subsidiary owning, or any Subsidiary of the Borrower that is not already a Guarantor to own, assets of more than $100,000 unless such Subsidiary delivers to the Administrative Agent and Lenders an Additional Guarantor Assumption (an "Additional Guarantor Assumption"), substantially in the form of Exhibit H, pursuant to which such Subsidiary becomes a Guarantor, and the conditions set forth in the Additional Guarantor Assumption are satisfied, to the satisfaction of the Administrative Agent which satisfaction shall not be unreasonably withheld.

      8.15 Commerce Loan Agreements. Make any amendment or other modification to the Commerce Loan Agreements, except with the prior written consent of the Administrative Agent.

                    ARTICLE 9: EVENTS OF DEFAULT AND REMEDIES

      9.1 Events of Default. An Event of Default shall mean the occurrence or existence of one or more of the following events or conditions (whatever the reason for such Event of Default and whether voluntary, involuntary or effected by operation of Law):

            (a) Payment Default. The Borrower (i) fails to make any payment of principal of or Fees owing in respect of, the Loan or any of the other Obligations when such amount becomes due and payable, (ii) fails to make any payment of interest on the Loan or any of the other Obligations within three (3) Business Days after such amount becomes due and payable or (iii) fails to pay or reimburse the Administrative Agent or the Lenders for any expense reimbursable hereunder or under any other Loan Document within five (5) Business Days following demand for such reimbursement or payment of expenses.

            (b) False Statement. If any statement, representation or warranty made or deemed made pursuant to Section 6.3 by any Loan Party in any Loan Document or made in any Financial Statement, certificate, report, exhibit or document furnished to the Administrative Agent or any Lender pursuant to any Loan Document, proves to have been untrue, incomplete, false or misleading in any material respect as of the time when made or deemed made (including by omission of material information necessary to make such representation, warranty or statement not misleading in any material respect).

            (c) Immediate Default. Any Loan Party shall fail or neglect to perform, keep or observe any of the provisions of Section 7.13, 7.17, 7.26 or
7.27 or Article 8 or to maintain insurance as listed on Schedule 7.7.

            (d) Covenant Defaults. If any Loan Party fails or neglects to perform, keep or observe any provision of this Agreement, and such default continues for a period of thirty (30) calendar days after the earlier of such Loan Party's knowledge thereof or receipt of written notice from the Lender thereof, except that violation of Section 7.11(d) shall become an Event of Default at the end of the sixty (60) day period stated therein and except for specific events listed elsewhere in this Section 9.1, as to which no notice or cure period shall apply unless specified.

            (e) Undischarged Judgments. If one or more judgments for the payment of money have been entered against the Borrower in an amount in excess of $500,000 in the aggregate and such judgment or judgments are not covered by insurance and have remained undischarged and unstayed for a period of thirty
(30) calendar days or, if stayed, all of the conditions in Section 8.2(a)(vii) have not been satisfied.

            (f) Attachments, Etc. If a writ or warrant of attachment, garnishment, execution, distraint or similar process has been issued against any Loan Party or any of its properties in an amount in excess of $500,000, which has remained undischarged and unstayed for a period of thirty (30) consecutive days or, if stayed, all of the conditions in Section 8.2(a)(vii) have not been satisfied.

            (g) Default Under Third Party Agreements. A default or breach occurs under any Indebtedness other than the Loan to which any Loan Party is a party which (A) involves the failure to make any payment in the amount of $500,000 in the aggregate or (B) causes or permits any holder of such Indebtedness or a trustee to cause, Indebtedness or a portion thereof in excess of $500,000 in the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, regardless of whether such right is exercised by such holder or trustee.

            (h) Involuntary Bankruptcy or Receivership Proceedings. A case or proceeding commences against any Loan Party (i) seeking a decree or order in respect of any Loan Party under Title 11 of the United States Code, as now constituted or hereafter amended or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) seeking the appointment of a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for any Loan Party or of any substantial part of any such Person's assets or (iii) seeking the winding-up or liquidation of the affairs of any Loan Party and any such case or proceeding remains undismissed, unstayed, unbonded or undischarged for a period of sixty (60) days.

            (i) Voluntary Bankruptcy. Any Loan Party (i) files a petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, State or foreign bankruptcy or other similar law, (ii) consents to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of any Loan Party or of any substantial part of any such Person's assets, (iii) makes a general assignment for the benefit of creditors, (iv) takes any corporate action to authorize any of the foregoing or (v) admits in writing its inability to, or shall be generally unable to, pay its debts as such debts become due.

            (j) ERISA Defaults. If, with respect to any Plan, (i) there has occurred a Reportable Event reported to or which should be reported to the PBGC which may reasonably result in any material liability to the PBGC with respect to any Plan, (ii) a Plan has been terminated with insufficient assets to satisfy the requirements of Section 4041(b) or ERISA, (iii) a trustee has been appointed by a United States District Court to administer a Plan, (iv) the PBGC or any other Person has instituted proceedings to terminate a Plan or to appoint a trustee to administer any such Plan, (v) any Loan Party or any Affiliate has withdrawn, completely or partially, from any Plan, (vi) any Loan Party or any Affiliate has incurred secondary liability for withdrawal liability payments under any Plan or (vii) a Plan has failed to meet the minimum funding standards established under the Code or ERISA and such event is not being contested by such Loan Party in compliance with Section 7.11, if the result of any or all thereof is that one or more Loan Parties incurs a liability or liabilities in excess of $500,000 in the aggregate or a Material Adverse Effect.

            (k) Defaults Under Other Loan Documents. If any default or breach should occur under any other Loan Document (other than under any provision of any other Loan Document referred to in any other Section of this Section 9.1) and is not cured or waived within thirty (30) days after the earlier of (i) a Responsible Officer of any Loan Party becoming aware of such default or breach or (ii) receipt by any Loan Party of notice from the Administrative Agent or any Lender of such default or breach, or any such Loan Documents should cease to be in full force and effect, other than with the consent of the Requisite Lenders.

            (l) Security Interest. Any material provision of Article 3 or 11 or
Section 9.2 of this Agreement shall for any reason cease to be valid, binding and enforceable in accordance with its terms (or any Loan Party shall challenge in writing the enforceability of any such provision or shall assert in writing, or engage in any action or inaction based on any such assertion, that any such provision has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms) or any security interest created under any Loan Document shall cease to be a valid and perfected first priority security interest or Lien (except as otherwise permitted herein or therein) in any of the Collateral having a value in excess of $1,000,000 purported to be covered thereby for any reason except the failure of the Administrative Agent or any Lender to take any action within its control.

            (m) Change of Control. If any Change of Control occurs.

      9.2 Remedies.

            (a) If any Default of Event of Default shall have occurred and be continuing and the Requisite Lenders shall not have determined to continue to make Advances so long as that specific Default or Event of Default is continuing, the Administrative Agent shall (at the written request of the Requisite Lenders), by written notice to the Borrower, suspend the Commitments with respect to further Advances, whereupon no further Advances shall be made or extended (in the sole discretion of the Requisite Lenders) so long as such Default or Event of Default is continuing. If any Event of Default shall have occurred and be continuing, the Administrative Agent shall (at the written request of the Requisite Lenders), without notice except as otherwise expressly provided herein, increase the rate of interest applicable to the Loans to the Default Rate.

            (b) If any Event of Default shall have occurred and be continuing, the Administrative Agent may and at the direction of the Requisite Lenders shall, upon notice to the Borrower from the

Administrative Agent, (i) terminate the Commitments with respect to further Advances; (ii) declare all or any portion of the Obligations, including all or any portion of any Loan to be forthwith due and payable, all without presentment, demand, protest or further notice of any kind, all of which are expressly waived by the Borrower and each other Loan Party; and (iii) exercise any rights and remedies provided to the Administrative Agent on behalf of the Secured Parties under the Loan Documents and/or at law or in equity, including all remedies provided under the UCC; provided, however, that upon the occurrence of an Event of Default specified in Section 9.1(h), or (i), the Commitment shall be immediately terminated and all of the Obligations, including the Loan, shall become immediately due and payable without declaration, notice or demand by any Person.

            (c) Voting Rights; Dividends; Etc. If any Event of Default shall have occurred and be continuing:

            (i) Upon notice by the Administrative Agent to Holdings on behalf of the Loan Parties, all rights of any Grantor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise shall cease, and all such rights shall thereupon become vested in the Administrative Agent who shall thereupon have the sole right to exercise such voting and other consensual rights, subject to compliance with all applicable Communications Law.

            (ii) All rights of any Grantor to receive dividends and distributions in respect of the Collateral shall cease, and all such rights shall thereupon become vested in the Administrative Agent who shall thereupon have the sole right to receive and hold as Collateral such dividends and distributions.

            (iii) All amounts received by any Loan Party contrary to the provisions of Section 9.2(c)(ii) shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other funds of such Loan Party and shall be forthwith paid over to the Administrative Agent as Collateral in the same form as so received (with any necessary indorsement).

            (iv) Each Loan Party shall, if necessary to permit the Administrative Agent to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 9.2(c)(i) and to receive all dividends and distributions which it may be entitled to receive under Section 9.2(c)(ii), execute and deliver to the Administrative Agent, from time to time and upon written notice of the Administrative Agent, appropriate proxies, dividend payment orders and other instruments as the Administrative Agent may reasonably request. The foregoing shall not in any way limit the Administrative Agent's power and authority granted pursuant to Section 9.9 hereof.

      9.3 Waivers by Loan Parties. Except as otherwise provided for in this Agreement or by applicable Law, each Loan Party waives (including for purposes of Article 11): (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by the Administrative Agent on behalf of the Secured Parties on which any Loan Party may in any way be liable, and hereby ratifies and confirms whatever the Administrative Agent on behalf of the Secured Parties may do in this regard, (b) all rights to notice and a hearing prior to the Administrative Agent's taking possession or control of, or to the Administrative Agent's replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing the Administrative Agent on behalf of the Secured Parties to exercise any of its remedies, and (c) the benefit of all valuation, appraisal, marshaling and exemption laws. If any notification of intended disposition of any of the Collateral is required by applicable Law, such notification shall be deemed reasonably and properly given if given in accordance with Section 12.5 at least ten (10) days before such disposition.

      9.4 Exercise of Rights. Subject to any requirements for FCC, PUC or other governmental approval upon the occurrence and during the continuance of any Event of Default, the rights, powers and privileges provided in this Section 9.4 and all other remedies available to the Administrative Agent and the Lenders under this Agreement or by statute or by rule of law may be exercised by the Administrative Agent or any Lender at any time from time to time whether or not the Obligations shall be due and payable, and whether or not the Administrative Agent or any Lender shall have instituted any foreclosure or other action for the enforcement of this Agreement or any other Loan Document. No failure to exercise, nor any delay in exercising on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or future exercise thereof or the exercise of any other right, remedy, power or privilege.

      9.5 Rights of Secured Party. In addition to all other rights and remedies granted to it under this Agreement, the other Loan Documents and under any other instrument or agreement securing, evidencing or relating to any of the Obligations, if any Event of Default shall have occurred and be continuing, the Administrative Agent may exercise all rights and remedies of a secured party under the UCC.

      9.6 Additional Remedies. Remedies of the Administrative Agent and the Lenders upon the occurrence and during the continuance of an Event of Default shall include, in addition to, and not in lieu of, such remedies as are available at law or in equity or provided for in any of the Loan Documents, the following:

            (a) Foreclosure; Receivership. The Administrative Agent shall be entitled to file one or more suits at law or in equity to collect the Obligations and/or to foreclose on the Liens on and security interests created by this Agreement or any other Loan Document. The Administrative Agent may apply or require any Loan Party to apply for any necessary transfers, assignments, orders, consents or licenses in connection with the operation or abandonment of any Network or any part thereof, and shall also be entitled as a matter of right and without notice and without requiring bond (notice and bond being hereby waived), without regard to the solvency or insolvency of any Loan Party at the time of application and without regard to the value of the Collateral at that time, to have a receiver appointed by a court of competent jurisdiction in order to manage, protect and preserve the Collateral or any part thereof and to continue the operation of the business of any Loan Party, and to collect all revenues and profits thereof and apply the same to the payment of all expenses and other charges of such receivership until the sale or other final disposition of the Collateral. Each Loan Party hereby consents to the appointment of such receiver.

            (b) Collection of Accounts, Etc. At any time after the occurrence and during the continuance of an Event of Default, notify account debtors that the Accounts have been assigned to the Administrative Agent on behalf of the Secured Parties and that payments shall be made directly to the Administrative Agent on behalf of the Secured Parties. Upon the request of Requisite Lenders at any time after the occurrence and during the continuance of an Event of Default, the Borrower shall so notify such account debtors. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent on behalf of the Secured Parties shall be entitled, but not obligated, to collect, compromise, settle and otherwise act with respect to any Accounts, Contracts or General Intangibles, and shall be authorized to (i) endorse checks and other instruments, (ii) communicate directly with any Loan Party's customers or other obligors to collect payments and/or (iii) bring actions to enforce such collection, and otherwise take any actions necessary to collect and recover any amounts owing to such Loan Party. Any amounts so received by the Administrative Agent on behalf of the Secured Parties shall be held for the account of the Borrower and may be applied to the Obligations at the Administrative

Agent's option, at the direction of the Requisite Lenders, but shall not be deemed to be payment of the Obligations until so applied. The Borrower shall, at the Requisite Lenders' request, deliver to the Administrative Agent copies of all original and other documents evidencing or relating to the Accounts, Contracts or General Intangibles, including all original orders, sublease contracts, invoices, shipping receipts, computer records and databases.

            (c) Segregation of Payments. Upon the Administrative Agent's request, at the direction of the Requisite Lenders, following and during the continuance of an Event of Default, the Borrower shall immediately deliver to the Administrative Agent on behalf of the Lenders all Proceeds received by any Loan Party, in the form received except for the Borrower' endorsement if required. Alternatively, the Administrative Agent may, at the direction of the Requisite Lenders, require the Borrower, to immediately deliver, or may require the delivery of, such Proceeds to a special bank account or post office box from which only the Administrative Agent on behalf of the Secured Parties can withdraw them. In either case, all such Proceeds and any payments received by any Loan Party under or in connection with any of the Collateral received by such Loan Party following and during the continuance of an Event of Default shall be held by the Borrower in trust for the Administrative Agent on behalf of the Secured Parties and shall be segregated from other funds of the Borrower. Any and all such payments so received by the Administrative Agent on behalf of the Secured Parties (whether from the Borrower or otherwise) may, in the sole discretion of the Administrative Agent, be held by the Administrative Agent on behalf of the Secured Parties as collateral security for, and/or then or at any time thereafter applied in whole or in part by the Administrative Agent, against all or any part of the Obligations of the Loan Parties in such order as the Administrative Agent may determine in its sole discretion. Any balance of such payments held by the Administrative Agent and remaining after payment in full of all the Obligations shall be paid over to the Borrower or to any Person lawfully entitled to receive the same.

            (d) Right to Cure. If any Loan Party fails in any material respect to perform or comply with any of its agreements contained herein or in any of the other Loan Documents, the Administrative Agent may take whatever actions it may deem appropriate to perform or comply or otherwise cause performance or compliance with such agreement, all at the risk, cost and expense of the Borrower.

            (e) Set Off. If the unpaid principal amount of the Loan, interest accrued thereon or any other amount owing by the Loan Parties hereunder or under the Loan shall have become due and payable (by acceleration or otherwise), each Lender and each Affiliate of each Lender shall have the right, in addition to all other rights and remedies available to it, without notice to the Loan Parties, to set off against and to appropriate and apply to such due and payable amounts any debt owing to, and any other funds held in any manner for the account of, any of the Loan Parties by such Lender or Affiliate. Such right shall exist whether or not such Lender or Affiliate shall have given notice or made any demand hereunder or under the other Loan Documents, whether or not such debt owing to or funds held for the account of the Loan Parties is or are matured or unmatured, and regardless of the existence or adequacy of any Collateral, guaranty or any other security, right or remedy available to the Administrative Agent and the Lenders. Such Lender or Affiliate shall promptly notify the Borrower after any such set off and application made by such Lender or Affiliate, provided, however, that the failure to give such notice shall not affect the validity of any such set off and application. Each Loan Party hereby consents to and confirms the foregoing arrangements and confirms such Lender's and Affiliate's rights of set off.

      9.7 Application of Proceeds. Any proceeds of any of the Collateral, received by the Administrative Agent through sale or disposition of the Collateral or otherwise, shall be applied by the Administrative Agent toward the payment of the Obligations, including expenses in connection with the Collateral (including reasonable fees and legal expenses), as provided in Section 2.10.


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

      9.8 Discontinuance of Proceedings. If the Administrative Agent or any Lender should proceed to enforce any right or remedy under this Agreement or any other Loan Document, and then discontinue or abandon such proceeding for any reason, all rights, powers and remedies of the Administrative Agent and the Lenders hereunder shall continue as if no such proceeding had been taken.

      9.9 Power of Attorney and Proxy. For the purpose of carrying out the provisions and exercising the rights, powers and privileges granted by the Loan Documents, including Article 3 and this Article 9, each Loan Party hereby irrevocably constitutes and appoints the Administrative Agent for the benefit of the Administrative Agent and the Lenders its true and lawful attorney-in-fact and proxy to execute, acknowledge and deliver any and all documents and instruments, vote any Stock and do and perform any acts such as are referred to in the Loan Documents, including Article 3 and this Article 9, with full irrevocable power and authority in the name and on behalf of such Loan Party, from time to time in the Administrative Agent's reasonable discretion after the occurrence and during the continuance of an Event of Default, in accordance with the Loan Documents and any statute or rule of law. This power of attorney and proxy is a power coupled with an interest and cannot be revoked until all Obligations are paid and this Agreement is terminated. Each Loan Party hereby ratifies all that said attorney-in-fact and proxy shall lawfully do or cause to be done by virtue and in accordance with the terms hereof.

      Without limiting the generality of the foregoing, the Administrative Agent may, after the occurrence and during the continuance of an Event of Default, do the following without notice to or assent by any Loan Party to accomplish the purposes of this Agreement:

            (a) upon failure of such Loan Party to do so, timely pay or discharge Taxes or Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement or any other Loan Document, and pay all or any part of the premiums there for and the costs thereof;

            (b) file any application, petition or other request with the FCC, any PUC or any other Governmental Authority for the purpose of obtaining any consent or approval from or satisfying any filing or notice requirement of any Governmental Authority in order to effect a sale or transfer of any or all the Collateral, or a change in control of, or to permit the Administrative Agent to complete or operate, or both, any Network;

            (c) vote any membership interest or other Stock; and

            (d) (i) direct any party liable for any payment under any of the Contracts or Accounts to make payment of any and all monies due and to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (ii) in the name of such Loan Party or its own name or otherwise, take possession of and endorse and collect any checks, drafts, notes, acceptances, or other instruments for the payment of monies due under, or otherwise receive payment of and receipt for any and all monies, claims and other amounts due and to become due at any time in respect of or arising out of any Collateral; (iii) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Accounts and other documents relating to the Collateral; (iv) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction or before any arbitrator to collect all or any of the Collateral and to enforce any other right in respect of any Collateral; (v) defend any suit, action or proceeding brought against such Loan Party with respect to any Collateral; (vi) settle, compromise or adjust any suit, action or proceeding described above upon commercially reasonable terms under the circumstances and, in connection therewith, give such discharges or releases as the Administrative Agent may reasonably deem appropriate; (vii) cure any default under any Contract and/or modify and/or assume any such Contract; and (viii) generally sell, use, operate, transfer, pledge and make


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

any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and, at the Administrative Agent's option and the Loan Parties' expense, at any time or from time to time after the occurrence and during the continuance of an Event of Default, all other acts and things that the Administrative Agent reasonably deems necessary to perfect, preserve or realize upon the Collateral and the Administrative Agent's security interest therein on behalf of the Secured Parties, in order to effect the intent of this Agreement and the other Loan Documents all as fully and effectively as such Loan Party might do.

      9.10 Regulatory Matters.

            (a) Loan Parties' Cooperation; Consents. Notwithstanding any provision to the contrary contained herein or in any other Loan Document, the Administrative Agent and the Lenders will not exercise any right or remedy under this Agreement that requires prior FCC or PUC approval without first obtaining such approval. If counsel to the Administrative Agent reasonably determines that the consent of the FCC or any PUC is required in connection with any of the actions that may be taken by the Administrative Agent in the exercise of its rights hereunder or under any of the other Loan Documents, then Loan Parties, at their sole cost and expense, agree to use their reasonable best efforts to secure such consent and to cooperate with the Administrative Agent in any action commenced by the Administrative Agent to secure such consent. Upon the occurrence and during the continuation of an Event of Default the Borrower shall promptly execute and/or cause the execution of all applications, certificates, instruments and other documents and papers that may be required in order to obtain any necessary governmental consent, approval or authorization, and if the Borrower fails or refuses to execute such documents, the clerk of the court with jurisdiction may execute such documents on behalf of the Borrower.

            (b) Loan Parties' Cooperation; Transfers. In connection with the enforcement by the Administrative Agent of any remedies available to it as a result of any Event of Default and subject to the provisions of Section 9.10(a) the Loan Parties shall join and cooperate fully with the Administrative Agent, and with any receiver or trustee referred to herein and with the successful bidder or bidders at any foreclosure sale when any of these entities files an application with the FCC or any PUC, or with any necessary federal, state and local governmental authorities, requesting their prior approval of (i) the operation or abandonment of all or any portion of the Collateral and (ii) the assignment or transfer to such entity of all Permits issued to any Loan Party by the FCC, any PUC or any such other authorities with respect to the Loan Parties' business and the operation thereof. The Loan Parties' cooperation shall include without limitation the furnishing of any information that may be required in connection with such applications.

            (c) Conveyance of Regulatory Authorizations. Subject to any necessary FCC or PUC approval, each Loan Party agrees to assign, transfer and convey the Regulatory Authorizations to the Administrative Agent (or its designee) upon the Administrative Agent's request following the occurrence and during the continuance of an Event of Default, to the extent that any such assignment or transfer may be deemed necessary to allow the Administrative Agent to exercise its remedies hereunder or under the Loan Documents.

            (d) Specific Performance. Each Loan Party recognizes that its Regulatory Authorizations are unique assets that may have to be transferred in order for the Administrative Agent to adequately realize the value of its security interests. Each Loan Party further recognizes that a violation of this provision would result in irreparable harm to the Administrative Agent and the Lenders for which monetary damages may not readily be ascertainable. Therefore, in addition to any other remedy that may


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

be available to the Administrative Agent and the Lenders at law or in equity, the Administrative Agent shall have the remedy of specific performance to enforce the provisions of this Section.

            ARTICLE 10: ASSIGNMENT AND PARTICIPATION; APPOINTMENT OF
                              ADMINISTRATIVE AGENT

      10.1 Assignment and Participation.

            (a) The Loan Parties signatory hereto consent to any Lender's assignment of, and/or sale of participations in, at any time or times, the Loan Documents, and any Commitment or of any portion thereof or interest therein, including any Lender's rights, title, interests, remedies, powers or duties thereunder, whether evidenced by a writing or not. Any assignment by the Lender shall (i) require the consent of the Administrative Agent and the Borrower (which, in the case of the Borrower, shall not be unreasonably withheld or delayed); provided, however, that no consent of the Borrower shall be required if an Event of Default shall have occurred and be continuing, (ii) require the execution of an assignment agreement (an "Assignment Agreement") substantially in the form attached hereto as Exhibit G and otherwise in form and substance reasonably satisfactory to, and acknowledged by, the Administrative Agent; (iii) if a partial assignment, be in an amount at least equal to $5,000,000, be of the same Pro Rata Share of the Commitment and the Loan and, after giving effect to any such partial assignment (together with all other partial assignments), the assigning the Lender shall have retained Commitments and Loans in an amount at least equal to $5,000,000; and (iv) include a payment to the Administrative Agent of an assignment fee of $3,500 by the assigning Lender. The failure of the Borrower to consent to an assignment to a Person that is or is an Affiliate of a Person that is engaged in the telecommunications industry and is a competitor of or supplier to any Loan Party shall not be deemed unreasonable. In the case of an assignment by any Lender under this Section 10.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were named as a Lender hereunder. The assigning the Lender shall be relieved of its obligations hereunder with respect to its Commitments or assigned portion thereof from and after the date of such assignment. The Borrower hereby acknowledges and agrees that any such assignment will give rise to a direct obligation of the Borrower to the assignee and that the assignee shall be considered to be a "Lender." In all instances, each Lender's liability to make Loans hereunder shall be several and not joint and shall be limited to such Lender's Pro Rata Share of the applicable Commitment. In the event any Lender assigns or otherwise transfers all or any part of the Obligations, any such Lender shall so notify the Borrower and the Borrower shall, upon the request of the Administrative Agent or such Lender, execute a new Note in exchange for each Note, if any, or portion thereof being assigned. Notwithstanding the foregoing provisions of this Section 10.1(a), any Lender may at any time pledge the Obligations held by it and such Lender's rights under this Agreement and the other Loan Documents to a Federal Reserve Bank, and any Lender that is an investment fund may assign the Obligations held by it and such Lender's rights under this Agreement and the other Loan Documents to another investment fund managed by the same investment advisor; provided, however, that no such pledge to a Federal Reserve Bank shall release such Lender from such Lender's obligations hereunder or under any other Loan Document.

            (b) Any participation by any Lender in all or any part of its Commitments shall be made with the understanding that all amounts payable by the Borrower hereunder shall be determined as if that Lender had not sold such participation, and that the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except actions directly affecting (i) any reduction in the principal amount of, or interest rate or Fees payable with respect to, any Loan in which such holder participates, (ii) any extension of the scheduled amortization of the principal amount of any Loan in which such holder participates or the final maturity date thereof, and (iii) any release of all or substantially all of the Collateral (other than in accordance with the terms of this


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

Agreement and the other Loan Documents). Solely for purposes of Sections 2.12, 2.13, 7.8 and 10.8, the Borrower acknowledges and agrees that subject to the first sentence of Section 10.1(c), a participation shall give rise to a direct obligation of the Borrower to the participant and the participant shall be considered to be a "Lender." Except as set forth in the preceding sentence neither the Borrower nor any other Loan Party shall have any obligation or duty to any participant. Neither the Administrative Agent nor any Lender (other than the Lender selling a participation) shall have any duty to any participant and may continue to deal solely with the Lender selling a participation as if no such sale had occurred.

            (c) Except as expressly provided in this Section 10.1, no Lender shall, as between any Loan Party and that Lender, or the Administrative Agent and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans, the Notes or other Obligations owed to such Lender.

            (d) Each Loan Party executing this Agreement shall assist any Lender permitted to sell assignments or participations under this Section 10.1 as reasonably required to enable the assigning or selling the Lender to effect any such assignment or participation, including the execution and delivery of any and all agreements, Notes and other documents and instruments as shall be requested and, if requested by the Administrative Agent, the preparation of informational materials for, and the participation of management in meetings with, potential assignees or participants. Each Loan Party executing this Agreement shall certify the correctness, completeness and accuracy of all descriptions of such Loan Parties and its affairs contained in any selling materials provided by it and all other information provided by it and included in such materials, except that any Projections delivered by such Loan Party shall only be certified by such Loan Party as having been prepared by it in compliance with the representations contained in Section 4.10.

            (e) Any Lender may furnish any information concerning the Loan Parties in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants). Each Lender shall obtain from assignees or participants confidentiality covenants substantially equivalent to those contained in Section 12.16.

            (f) As long as no Event of Default shall have occurred and be continuing, no Lender shall assign or sell participations in any portion of its Loans or Commitments to a potential Lender or participant if, as of the date of the proposed assignment or sale, the assignee Lender or participant would be subject to capital adequacy or similar requirements under Section 2.13(a), increased costs under Section 2.13(b), an inability to fund LIBOR Loans under
Section 2.13(c), or withholding Taxes in accordance with Section 2.12(a).

      10.2 Appointment of the Administrative Agent. GECC is hereby appointed to act on behalf of all the Lenders as the Administrative Agent under this Agreement and the other Loan Documents. The provisions of this Section 10.2 are solely for the benefit of the Administrative Agent and the Lenders and no Loan Party nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and the other Loan Documents, the Administrative Agent shall act solely as an agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Loan Party or any other Person. The Administrative Agent shall have no duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents. The duties of the Administrative Agent shall be mechanical and administrative in nature and the Administrative Agent shall not have, or be deemed to have, by reason of this Agreement, any other Loan Document or otherwise a fiduciary relationship in respect of any Lender. Neither the Administrative Agent nor any of its Affiliates nor any of their respective officers, directors, employees, agents or representatives shall be liable to any Lender for any action taken or omitted to be taken by it as Administrative Agent hereunder or under any


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

other Loan Document, or in connection herewith or therewith, except for damages caused by its or their own gross negligence or willful misconduct.

      If the Administrative Agent shall request instructions from the Requisite Lenders or all Affected Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, then the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Requisite Lenders or all Affected Lenders, as the case may be, and the Administrative Agent shall not incur liability to any Person by reason of so refraining. The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document (a) if such action would, in the opinion of the Administrative Agent, be contrary to Law or the terms of this Agreement or any other Loan Document,
(b) if such action would, in the opinion of the Administrative Agent, expose the Administrative Agent to Environmental Liabilities or (c) if the Administrative Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of the Requisite Lenders or all affected Lenders, as applicable.

      10.3 The Administrative Agent's Reliance, Etc. Neither the Administrative Agent nor any of its Affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for damages caused by its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (a) may treat the payee of any Note as the holder thereof until the Administrative Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Administrative Agent; (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Loan Party or to inspect the Collateral (including the books and records) of any Loan Party; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (f) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

      10.4 GECC and Affiliates. With respect to its Commitments hereunder, GECC shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not the Administrative Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include GECC in its individual capacity. GECC and its Affiliates may lend money to, invest in, and generally engage in any kind of business with, any Loan Party, any of their Affiliates and any Person who may do business with or own securities of any Loan Party or any such Affiliate, all as if GECC were not the Administrative Agent and without any duty to account therefor to the Lenders. GECC and its Affiliates may accept fees and other consideration from any Loan Party for services in connection with this Agreement or otherwise without having to account for the same to the Lenders. Each Lender acknowledges the potential conflict of interest between GECC as the Lender holding disproportionate interests in the Loans and GECC as the Administrative Agent.


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

      10.5 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the Financial Statements referred to in Section 4.10 and such other documents and information as it has deemed appropriate, made its own credit and financial analysis of the Loan Parties and its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Each Lender acknowledges the potential conflict of interest of each other Lender as a result of the Lenders holding disproportionate interests in the Loans, and expressly consents to, and waives any claim based upon, such conflict of interest.

      10.6 Indemnification. The Lenders agree to indemnify the Administrative Agent (to the extent the Administrative Agent is not reimbursed by Loan Parties and without limiting the obligations of Loan Parties hereunder), ratably according to their respective Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by the Administrative Agent in connection therewith; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that the Administrative Agent is not reimbursed for such expenses by Loan Parties.

      10.7 Successor Administrative Agent. The Administrative Agent may resign at any time by giving not less than thirty (30) days' prior written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within thirty (30) days after the resigning Administrative Agent's giving notice of resignation, then the resigning Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be the Lender, if the Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution is organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $300,000,000. If no successor Administrative Agent has been appointed pursuant to the foregoing by the 30th day after the date such notice of resignation was given by the resigning Administrative Agent, such resignation shall become effective and the Requisite Lenders shall thereafter perform all the duties of the Administrative Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor Administrative Agent as provided above. Any successor Administrative Agent appointed by the Requisite Lenders hereunder shall be subject to the approval of the Borrower, such approval not to be unreasonably withheld or delayed; provided, however, that such approval shall not be required if an Event of Default shall have occurred and be continuing. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Administrative Agent. Upon the earlier of the acceptance of any appointment as the Administrative Agent hereunder by a successor Administrative Agent or the effective date of the resigning Administrative Agent's resignation, the resigning Administrative Agent shall be discharged


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

from its duties and obligations under this Agreement and the other Loan Documents, except that any indemnity rights or other rights in favor of such resigning Administrative Agent shall continue. After any resigning Administrative Agent's resignation hereunder, the provisions of this Section
10.7 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement and the other Loan Documents.

      10.8 Set Off and Sharing of Payments. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender and each holder of any Note and each of their respective Affiliates is hereby authorized at any time or from time to time, without notice to any Loan Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all balances held by it at any of its offices for the account of the Borrower or any Guarantor (regardless of whether such balances are then due to the Borrower or such Guarantor) and any other properties or assets at any time held or owing by that Lender, that holder or that Affiliate to or for the credit or for the account of the Borrower or any Guarantor against and on account of any of the Obligations which are not paid when due. Any Lender or holder of any Note or any Affiliate of either exercising a right to set off or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share of the Obligations shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender's or holder's Pro Rata Share of the Obligations as would be necessary to cause such Lender or holder to share the amount so set off or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares. Each Loan Party agrees, to the fullest extent permitted by law, that (a) any Lender or holder may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such amount so set off to other Lenders and holders and (b) any Lender or holder so purchasing a participation in the Loans made or other Obligations held by other Lenders or holders may exercise all rights of set off, bankers, lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Loans and the other Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the set off amount or payment otherwise received is thereafter recovered from the Lender, holder or Affiliate that has exercised the right of set off, the. purchase of participations by that Lender shall be rescinded and the purchase price restored without interest.

      10.9 Advances; Payments; Non-Funding Lenders; Information; Actions in Concert.

            (a) Advances; Payments.

            (i) The Administrative Agent shall notify the Lenders, promptly after receipt of a Borrowing Certificate and in any event prior to 3:00 p.m. (New York time) on the date such Borrowing Certificate is received, by telecopy, telephone or other similar form of transmission. Each Lender shall make the amount of such Lender's Pro Rata Share of such Advance available to the Administrative Agent in same day funds by wire transfer to the Administrative Agent's account as set forth in Schedule 10.9 not later than 3:00 p.m. (New York time) on the requested funding date in the case of a Base Rate Loan and not later than 11:00 a.m. (New York time) on the requested funding date in the case of a LIBOR Loan. After receipt of such wire transfers (or, in the Administrative Agent's sole discretion, before receipt of such wire transfers), subject to the terms hereof, the Administrative Agent shall make the requested Advance to the Borrower to the account of the Borrower specified on Schedule 10.9. All payments by each Lender shall be made without set off, counterclaim or deduction of any kind.

            (ii) All Payments due hereunder and under the Notes shall be made to the Administrative Agent by wire transfer to the account specified on Schedule
10.9 no later than 1:00 p.m. (New York time) on the date due. Payments received after such time shall be deemed to have been made


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

on the next Business Day. On each Business Day that the Administrative Agent receives a payment with respect to the Loans, the Administrative Agent will advise each Lender by telephone or telecopy of the amount of such Lender's Pro Rata Share of principal, interest and Fees paid for the benefit of the Lenders with respect to each applicable Loan. Provided that such Lender has funded all payments or Advances required to be made by it and has purchased all participations required to be purchased by it under this Agreement and the other Loan Documents as of such date, the Administrative Agent will pay to each Lender such Lender's Pro Rata Share of such payment. To the extent that any Lender (a "Non-Funding Lender") has failed to fund all such payments and Advances or failed to fund the purchase of all such participations, the Administrative Agent shall be entitled to set off the funding short-fall against that Non-funding Lender's Pro Rata Share of all payment's received from the Borrower. Such payments shall be made by wire transfer to such Lender's account (as specified by such Lender in Schedule 10.9 or the applicable Assignment Agreement) not later than 2:00 p.m. (New York time) on the next Business Day following receipt.

            (b) Availability of Lenders' Pro Rata Shares. The Administrative Agent may assume that each Lender will make its Pro Rata Share of each Advance available to the Administrative Agent on each funding date. If such Pro Rata Share is not, in fact, paid to the Administrative Agent by such Lender when due, the Administrative Agent will be entitled to recover such amount on demand from such Lender without set off, counterclaim or deduction of any kind. If any Lender fails to pay the amount of its Pro Rata Share forthwith upon the Administrative Agent's demand, the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately repay such amount to the Administrative Agent. Nothing in this Section 10.9(b) or elsewhere in this Agreement or the other Loan Documents shall be deemed to require the Administrative Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that any Loan Party may have against any Lender as a result of any default by such Lender hereunder. To the extent that the Administrative Agent advances funds to the Borrower on behalf of any Lender and is not reimbursed therefor on the same Business Day as such Advance is made, the Administrative Agent shall be entitled to retain for its account all interest accrued on such Advance until reimbursed by the applicable Lender or the Borrower, as the case may be.

            (c) Return of Payments.

            (i) If the Administrative Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by the Administrative Agent from the Borrower and such related payment is not received by the Administrative Agent, then the Administrative Agent will be entitled to recover such amount from such Lender on demand without set off, counterclaim or deduction of any kind.

            (ii) If the Administrative Agent determines at any time that any amount received by the Administrative Agent under this Agreement must be returned to the Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, the Administrative Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to the Administrative Agent on demand any portion of such amount that the Administrative Agent has distributed to such Lender, together with interest at such rate, if any, as the Administrative Agent is required to pay to the Borrower or such other Person, without set off, counterclaim or deduction of any kind.

            (d) Non-Funding Lenders. The failure of any Non-Funding Lender to make any Advance or any payment required by it hereunder shall not relieve any other Lender (each such other Lender, an "Other Lender") of its obligations to make such Advance, but neither any Other Lender nor the Administrative Agent shall be responsible for the failure of any Non-Funding Lender to make an


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

Advance or to purchase a participation required hereunder. Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a "Lender" (or be included in the calculation of the "Requisite Lenders" hereunder) for any voting or consent rights under or with respect to any Loan Document.

            (e) Dissemination of Information. The Administrative Agent will use reasonable efforts to provide the Lenders with any notice of an Event of Default received by the Administrative Agent from, or delivered by the Administrative Agent to, any Loan Party, with notice of any Event of Default of which the Administrative Agent has actually become aware and with notice of any action taken by the Administrative Agent following any Event of Default; provided, however, that the Administrative Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to the Administrative Agent's gross negligence or willful misconduct. The Lenders acknowledge that each Loan Party is required to provide Financial Statements to the Lenders hereunder and agrees that the Administrative Agent shall have no duty to provide the same to the Lenders.

            (f) Actions in Concert. Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or the Notes (including exercising any rights of set off) without first obtaining the prior written consent of the Requisite Lenders, it being the intent of the Lenders that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert and at the direction or with the consent of the Administrative Agent.

                              ARTICLE 11: GUARANTY

      11.1 Guaranty. Each of the Guarantors hereby absolutely and unconditionally guarantees to the Administrative Agent and the Lenders and their respective successors and assigns the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Obligations owing by each of the Guarantors. Each Guarantor agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, that its obligations under this Article 11 shall not be discharged until payment and performance, in full, of the Obligations has occurred, and that its obligations under this Article 11 shall be absolute and unconditional, irrespective of, and unaffected by:

            (a) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan Document or any other agreement, document or instrument to which any Loan Party is or may become a party;

            (b) the absence of any action to enforce this Agreement (including this Article 11) or any other Loan Document or the waiver or consent by the Administrative Agent and the Lenders with respect to any of the provisions thereof;

            (c) the existence, value or condition of, or failure to perfect its Lien against, any security for the Obligations or any action, or the absence of any action, by the Administrative Agent and the Lenders in respect thereof (including the release of any such security);

            (d) the insolvency of any Loan Party; or

            (e) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.


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

      Each Guarantor's liability with respect to the Obligations is primary, not secondary, and it shall not be a condition to the obligations of the Guarantors hereunder that the Lenders or the Administrative Agent pursue or preserve remedies against any party primarily or secondarily liable on the Obligations.

      11.2 Waivers by Guarantors. Each Guarantor expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel the Administrative Agent or the Lenders to marshall assets or to proceed in respect of the Obligations guaranteed hereunder against any other Guarantor, any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, such Guarantor. It is agreed among each Guarantor, the Administrative Agent and the Lenders that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Loan Documents and that, but for the provisions of this Article 11 and such waivers, the Administrative Agent and the Lenders would decline to enter into this Agreement.

      11.3 Benefit of Guaranty. Each Guarantor agrees that the provisions of this Article 11 are for the benefit of the Administrative Agent and the Lenders and their respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any Guarantor and the Administrative Agent or the Lenders, the obligations any Guarantor has under the Loan Documents.

      11.4 Subrogation; Subordination. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, and except as set forth in
Section 11.7, each Guarantor hereby expressly and irrevocably subordinates to payment of the Obligations any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor until the Obligations are paid in full in cash. Each Guarantor agrees that any and all claims against any other Loan Party or any endorser or any other guarantor of all or any part of the Obligations, or against any of their respective properties, shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all Obligations. Notwithstanding any right of any Guarantor to ask, demand, sue for, take or receive any payment from any other Loan Party, all rights, liens and security interests of such Guarantor, whether now or hereafter arising and howsoever existing, in any assets of the other Loan Parties (whether constituting part of the Collateral) shall be and hereby are subordinated to the rights of the Secured Parties in those assets. Except as not otherwise prohibited by this Agreement, no Guarantor shall have any right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Obligations shall have been paid in full in cash and this Agreement has been terminated. If all or any part of the assets of the Loan Parties, or the proceeds thereof, are subject to any distribution, division or application to the creditors of the Loan Parties, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of any Loan Party is dissolved or if (except as permitted by this Agreement) substantially all of the assets of any Loan Party are sold, then, and in any such event, any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any indebtedness of any other Loan Party to any Guarantor ("Borrower Indebtedness"), shall be paid or delivered to the Administrative Agent for application on any of the Obligations then due and payable, until such Obligations shall have first been paid in full in cash. Each Guarantor irrevocably authorizes and empowers the Administrative Agent to demand, sue for, collect and receive every such payment or distribution and give acquittance therefor and to make for and on behalf of such Guarantor such proofs of claim and take such other action, in the Administrative Agent's own name or in the name of such Guarantor or otherwise, as the Administrative Agent may deem necessary or advisable for the enforcement of this Article 11. The Administrative Agent may vote such proofs of claim in any such proceeding, receive and collect any and all dividends or other payments or disbursements made on the Borrower Indebtedness in whatever form the same may be paid or issued and apply the same on account


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

of any of the Obligations then due and payable. If any payment, distribution, security or instrument or proceeds thereof is received by any Guarantor upon or with respect to the Borrower Indebtedness prior to the payment in full in cash of the Obligations and the termination of this Agreement, such Guarantor shall receive and hold the same in trust, as trustee for the benefit of the Administrative Agent and the other Secured Parties, and shall forthwith deliver the same to the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, in precisely the form received (except for the endorsement or assignment of such Guarantor where necessary), for application to any of the Obligations then due and payable, and, until so delivered, the same shall be held in trust by such Guarantor as the collateral security of the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties. If any Guarantor fails to make any such endorsement or assignment to the Administrative Agent, the Administrative Agent or any of its officers or employees are hereby irrevocably authorized to make the same. Each Guarantor agrees that until the Obligations have been paid in full in cash and this Agreement has been terminated, such Guarantor will not assign or transfer to any Person any claim such Guarantor has or may have against any other Loan Party. Each Guarantor acknowledges and agrees that this subordination is intended to benefit the Administrative Agent and the Lenders and shall not limit or otherwise affect such Guarantor's liability hereunder or the enforceability of this Article 11 and that the Administrative Agent, the Lenders and their respective successors and assigns are intended third-party beneficiaries of the waivers and agreements set forth in this Section 11.4.

      11.5 Election of Remedies. If the Administrative Agent or any Lender may, under applicable Law, proceed to realize its benefits under any of the Loan Documents giving the Administrative Agent or such Lender a Lien upon any Collateral, whether owned by any Loan Party or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, the Administrative Agent or any Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this
Article 11. If, in the exercise of any of its rights and remedies, the Administrative Agent or any Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Loan Party or any other Person, whether because of any applicable Laws pertaining to "election of remedies" or the like, each Guarantor hereby consents to such action by the Administrative Agent or such Lender and waives any claim based upon such action, even if such action by the Administrative Agent or such Lender shall result in a full or partial loss of any rights of subrogation which each Guarantor might otherwise have had but for such action by the Administrative Agent or such Lender. Any election of remedies which results in the denial or impairment of the right of the Administrative Agent or any Lender to seek a deficiency judgment against any Guarantor shall not impair any other Guarantor's obligation to pay the full amount of the Obligations. In the event the Administrative Agent or any Lender shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or the Loan Documents, the Administrative Agent or such Lender may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by the Administrative Agent or such Lender but, at the election of the Administrative Agent or such Lender, shall be credited against the Obligations. The amount of the successful bid at any such sale, whether the Administrative Agent, the Lender or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Article 11, notwithstanding that any present or future Law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which the Administrative Agent or any Lender might otherwise be entitled but for such bidding at any such sale.

      11.6 Limitation. Notwithstanding any provision herein contained to the contrary, each Guarantor's liability under this Article 11 shall be limited to an amount not to exceed the amount which could be claimed by the Administrative Agent and the Lenders from such Guarantor under this Article 11 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance


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

Act or similar statute or common law after taking into account, among other things, such Guarantor's right of contribution and indemnification from each other Guarantor under Section 11.7.

      11.7 Contribution with Respect to Guaranty Obligations.

            (a) To the extent that any Guarantor shall make a payment under this
Article 11 of all or any of the Obligations (a "Guarantor Payment") which, taking into account all other Guarantor Payments then previously or concurrently made by any other Guarantor, exceeds the amount which such Guarantor would otherwise have paid if each Guarantor had paid the aggregate Obligations satisfied by such Guarantor Payment in the same proportion that such Guarantor's "Allocable Amount" (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of Guarantors as determined immediately prior to the making of such Guarantor Payment, then, following payment in full in cash of the Obligations and termination of the Commitments, such Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Guarantor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

            (b) As of any date of determination, the "Allocable Amount" of any Guarantor shall be equal to the maximum amount of the claim which could then be recovered from such Guarantor under this Article 11 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

            (c) This Section 11.7 is intended only to define the relative rights of the Guarantors and nothing set forth in this Section 11.7 is intended to or shall impair the obligations of the Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement, including Section 11.1.

            (d) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Guarantors to which such contribution and indemnification are owing.

            (e) The rights of the indemnifying Guarantors against other Loan Parties under this Section 11.7 shall be exercisable upon the full and payment of the Obligations and the termination of the Commitments.

      11.8 Liability Cumulative. The liability of the Guarantors under this
Article 11 is in addition to and shall be cumulative with all liabilities of each Guarantor to the Administrative Agent and the Lenders under this Agreement and the other Loan Documents to which such Guarantor is a party or in respect of any Obligations or obligation of the other Guarantors without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

                  ARTICLE 12: GENERAL CONDITIONS/MISCELLANEOUS

      The following conditions shall be applicable throughout the term of this
Agreement:

      12.1 Amendments, Modifications and Waivers. No amendment, modification or waiver, of any provision of this Agreement nor consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be in writing and signed by the Requisite Lenders, and then any


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

such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, modification, waiver or consent shall, unless in writing and signed by each Lender affected thereby, do any of the following: (i) waive any of the conditions specified in Article 5, except as otherwise provided therein; (ii) increase the Commitments or subject any Lender to any additional obligations;
(iii) reduce the principal of, or interest on, the Loan or any fees or other amounts payable hereunder; (iv) amend any of the provisions in Article 2; (v) release any material amount of the Collateral except as shall otherwise be provided herein; (vi) release any Guarantor having a material amount of assets;
(vii) amend the definition of the Requisite Lenders; or (viii) amend this
Section 12.1; and provided, further, that no amendment, modification, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or the other Loan Documents. No failure on the part of any Lender or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

      12.2 Advances Not Implied Waivers. No waiver of the requirements contained in any Loan Document shall be effective unless in writing duly signed by the required number of the Lenders provided for herein. No Advance hereunder shall constitute a waiver of any of the conditions of the Lenders' obligation to make further Advances, except as otherwise provided herein. Any Advance made by any Lender and any sums expended by any Lender pursuant to the Loan Documents shall be deemed to have been made pursuant to this Agreement, notwithstanding the existence of an uncured Default or Event of Default. No Advance at a time when an Event of Default exists shall constitute a waiver of any right or remedy by the Administrative Agent or any Lender existing by reason of such Event of Default, including the right to accelerate the maturity of the Indebtedness evidenced by the Loan Documents or to foreclose the Lien on the Collateral or to refuse to make further Advances hereunder.

      12.3 Business Day. Except as otherwise provided herein, whenever any payment or action to be made or taken hereunder or under any other Loan Document shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next succeeding Business Day (except as set forth in the definition of LIBOR Period) and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.

      12.4 Records. From time to time the Administrative Agent may send the Borrower statements of the unpaid principal amount of the Loan, the unpaid interest accrued thereon, the interest rate or rates applicable to such unpaid principal amount, the duration of such applicability, and the amount remaining available on any Commitment, and each statement shall be deemed correct and conclusively binding on Borrower (absent manifest error) unless the Borrower notifies the Administrative Agent of an error in the statement in writing within thirty (30) days of the date on which any such statement is provided to the Borrower.

      12.5 Notices. All notices, requests, demands, directions and other communications (collectively, "notices") required under the provisions of this Agreement or any other Loan Document shall be in writing (including communication by facsimile transmission) unless otherwise expressly permitted hereunder and shall be sent by hand, by registered or certified mail (return receipt requested), by overnight courier service (maintaining records of receipt) or by facsimile transmission with confirmation of receipt, in all cases with charges prepaid, and any such properly given notice shall be effective upon the earliest of (i) receipt, (ii) when delivered by hand, (iii) the third Business Day after being mailed, (iv) the following Business Day if sent by overnight courier service or (v) upon transmission when sent by facsimile. All notices shall be addressed as follows:


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

      If to any Loan Party, to the Notice Address set forth on Schedule 1, with copies, if any, as set forth on Schedule 1.

      If to Administrative Agent:

                          General Electric Capital Corporation
                          Telecom Financial Services
                          10 Riverview Drive
                          Danbury, Connecticut 06810
                          Attention: Portfolio Manager
                          Telecopy: (203) 749-4531

      With a copy to:     NTFC Capital Corporation
                          501 Corporate Center, Suite 600
                          Franklin, Tennessee 37067
                          Attention: Legal Department
                          Telecopy: (615) 771-6187

      If to a Lender, to the Notice Address set forth on Annex I or in the Assignment Agreement by which it became a Lender.

      All notices shall be sent to the applicable party at the address stated above or in accordance with the last unrevoked written direction from such party to the other party hereto, given in accordance with the terms hereof. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice.

      12.6 FCC and PUC Approval. The exercise of any rights or remedies hereunder or under any other Loan Document by the Administrative Agent or any Lender that may require FCC or PUC approval shall be subject to obtaining such approval. Pending the receipt of any PUC or FCC approval, no Loan Party shall delay, hinder, interfere with or obstruct the exercise of the Administrative Agent's or the Lenders' rights or remedies hereunder or the obtaining of such approvals.

      12.7 Lenders Sole Beneficiary. All conditions of the obligation of the Lenders to make any Advances hereunder are imposed solely and exclusively for the benefit of the Lenders and their respective assigns; no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that any Lender will refuse to make any Advances in the absence of strict compliance with any or all such conditions; and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by the Lenders at any time if, in their sole discretion, the Lenders deem it advisable to do so. Each Lender's sole obligation hereunder is to make the Advances if and to the extent required by this Agreement or any other Loan Document.

      12.8 Lender's Review of Information. Each Loan Party acknowledges and agrees that any review or analysis by the Administrative Agent or any Lender of financial information, operating information, marketing data or other information provided to the Administrative Agent or such Lender by or on behalf of such Loan Party at any time is and shall be conducted solely for the Administrative Agent's and such Lender's benefit and internal use and that neither the Administrative Agent nor any Lender is under any duty or obligation to make the results of such review or analysis available to any Loan Party. No Loan Party is relying, and will not rely, on the Administrative Agent or any Lender for financial or business advice.


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

      12.9 No Joint Venture. Nothing in this Agreement or any other Loan Document shall be deemed to constitute any kind of partnership, joint venture or fiduciary relationship between the Administrative Agent, any Lender or any Loan Party.

      12.10 Severability. The provisions of this Agreement are intended to be severable. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement or any other Loan Document shall be prohibited by or invalid under applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

      12.11 Rights Cumulative. All rights, powers and remedies herein given to the Administrative Agent and the Lenders are cumulative and not alternative and are in addition to all statutes or rules of law.

      12.12 Duration; Survival. All representations and warranties of any Loan Party contained herein or made in connection herewith shall survive the making of and shall not be waived by the execution and delivery of this Agreement and the other Loan Documents, any investigation by the Administrative Agent or any Lender, or the making of any Advances hereunder. All covenants and agreements of any Loan Party contained herein shall continue in full force and effect from and after the date hereof so long as the Borrower may borrow hereunder and until payment in full of the Loans, interest thereon, all Fees and all other Obligations of the Borrower. Without limitation, it is understood that all obligations of Loan Parties to make payments to or indemnify the Lenders shall survive the payment in full of the Loans and of all other Obligations.

      12.13 Governing Law. This Agreement, the Notes and each of the other Loan Documents shall be governed by and construed and enforced in accordance with the law of the State of New York, without regard to conflicts of laws principles (other than Section 5-1401 of the General Obligations Law of the State of New
York), except to the extent that the Law of jurisdictions where the Collateral is located may be required to apply to the Collateral.

      12.14 Counterparts. This Agreement may be executed in any number of counterparts (by facsimile transmission or otherwise) and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

      12.15 Successors and Assigns. This Agreement and the other Loan Documents shall be binding on and shall inure to the benefit of each Loan Party, the Administrative Agent, the Lenders and their respective permitted successors and assigns (including, in the case of any Loan Party, a debtor-in-possession on behalf of such Loan Party), except as otherwise provided herein or therein. No Loan Party may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the other Loan Documents without the prior express written consent of the Administrative Agent and the Lenders. Any such purported assignment, transfer, hypothecation or other conveyance by any Loan Party without the prior express written consent of the Administrative Agent and the Lenders shall be void. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of each Loan Party, the Administrative Agent and the Lenders with respect to the transactions contemplated hereby and no Person shall be a third-party beneficiary of any of the terms and provisions of this Agreement or any of the other Loan Documents.

      12.16 Disclosures and Confidentiality.


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

            (a) Each Loan Party agrees that it and each of its Affiliates will obtain the Administrative Agent's written consent before using or generating any press release, advertisement, publicity materials or other publication in which the name or logo of the Administrative Agent or any Lender or any of their Affiliates is used or may be reasonably inferred and will not distribute any such materials in the absence of such prior written approval.

            (b) Each Loan Party agrees that it will not, directly or indirectly, disclose to any third party the terms of this Agreement or the other Loan Documents or prior or future correspondence relating thereto, or the transactions contemplated hereby, or any other information regarding the Administrative Agent, any Lender or their Affiliates learned by such Loan Party during the course of negotiation thereof. The term "third party" shall exclude only the Loan Parties, their Affiliates and their respective attorney(s) and certified public accountant(s). This Section 12.16(b) shall not restrict the disclosure of information if such disclosure is required by Law, by order of any court or by the order, rule or regulation of any administrative or regulatory agency, including any requirements of the FCC, any PUC or any state or federal securities commissions (the "Commissions"); provided, however, that, except for disclosures required by the FCC, any PUC or the Commissions, the Borrower shall provide the Administrative Agent with advance notice of any such required disclosure of information so that the Administrative Agent or the applicable Lender may seek an appropriate protective order and/or waive compliance with this Section 12.16(b). Each Loan Party shall not oppose any action taken by the Administrative Agent or any Lender to obtain an appropriate protective order or other reliable assurance that the information will be accorded confidential treatment. The obligations set forth in this Section 12.16(b) shall survive the termination of this Agreement.

            (c) The Administrative Agent and each Lender agree to use commercially reasonable efforts (equivalent to the efforts the Administrative Agent or such Lender applies to maintaining the confidentiality of its own confidential information) to maintain as confidential all confidential information provided to them by the Loan Parties, except that the Administrative Agent and each Lender may disclose such information (a) to Persons employed or engaged by the Administrative Agent or such Lender in evaluating, approving, structuring or administering the Loans and the Commitments; (b) to any bona fide assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this Section 12.16 (and any such bona fide assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (b) above); (c) as required or requested by any Governmental Authority or reasonably believed by the Administrative Agent or such Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, in the opinion of the Administrative Agent's or such Lender's counsel, required by Law;
(e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any litigation to which the Administrative Agent or such Lender is a party; or (f) which ceases to be confidential through no fault of the Administrative Agent or such Lender.

            (d) The disclosure of information by any of the Administrative Agent, the Lenders or Loan Parties will not be restricted under this Agreement if such information (i) has been or becomes published or is now, or in the future, in the public domain through (A) no fault of the parties, (B) disclosure other than unauthorized disclosure by the party to whom the information is disclosed or (C) disclosure to third parties by the disclosing party without similar restriction; (ii) is property (other than proposal letters, commitment letters or other correspondence between the Lenders and the Loan Parties) within the legitimate possession of the receiving party prior to disclosure hereunder;
(iii) subsequent to disclosure hereunder, is lawfully received from a third party having rights therein without restriction of the third party's or receiving party's rights to disseminate the information and without notice of any restriction against its further disclosure; (iv) is disclosed with the written approval of the other party; or (v) is or becomes publicly available free of any obligation to keep it confidential.

            (e) Each Loan Party authorizes the Administrative Agent and each Lender to discuss with and furnish to any Affiliate of the Administrative Agent or such Lender, any government or self-regulatory agency with jurisdiction over the Administrative Agent or such Lender, any other Governmental Authority or, subject to such Person's agreeing to this Section 12.16, any assignee, successor, participant, successor, or prospective assignee, successor or participant, all Financial Statements, audit reports and other information pertaining to such Loan Party and/or its Subsidiaries whether such information was provided by such Loan Party or prepared or obtained by the Administrative Agent, the Lenders or third parties. No representation or warranty is made by the Administrative Agent, the Lenders or any of their employees, officers, directors or agents to any existing or prospective assignee, successor or participant regarding any audit reports or other analyses of any Loan Party that the Administrative Agent or any Lender may distribute, whether such information was provided by any Loan Party or prepared or obtained by the Administrative Agent, the Lenders or third parties, nor shall the Administrative Agent, the Lenders or any of their employees, officers, directors or agents be liable to any Person receiving a copy of such reports or analyses for any inaccuracy or omission contained in such reports or analyses or relating thereto.

            (f) Every reference in this Agreement to disclosures of any Loan Party to any Lender or the Administrative Agent (except the Business Plan and Financial Statements), to the extent that such references refer or are intended to refer to disclosures at or prior to the execution of this Agreement, shall be deemed strictly to refer only to written disclosures delivered to the Administrative Agent or the Lenders concurrently with the execution of this Agreement and referred to specifically in the Loan Documents. The parties intend that such disclosures are to be limited to those presented in an orderly manner at the time of executing this Agreement and are not to be deemed to include expressly or impliedly any disclosures that previously may have been delivered from time to time to the Administrative Agent or any Lender, except to the extent that such previous disclosures are again presented to the Administrative Agent or such Lender in writing concurrently with the execution of this Agreement.

      12.17 Jurisdiction and Venue. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY CONSENTS TO THE JURISDICTION OF THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK FOR ANY SUIT BROUGHT OR ACTION COMMENCED IN CONNECTION WITH THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE OBLIGATIONS AND AGREES NOT TO CONTEST VENUE IN ANY SUCH COURTS. In any such litigation, each of the Parties hereto waives personal service of any summons, complaint or other process, and agrees that the service thereof may be made by certified or registered mail directly to its address provided in accordance with
Section 12.5. The choice of forum set forth herein shall not be deemed to preclude the enforcement of any judgment obtained in such forum or the taking of any action under this Agreement to enforce the same in any appropriate jurisdiction.

      12.18 Jury Waiver. THE PARTIES HERETO HEREBY KNOWINGLY AND WILLINGLY WAIVE THEIR RIGHTS TO DEMAND A JURY TRIAL IN ANY ACTION OR PROCEEDING INVOLVING THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, THE OBLIGATIONS OR ANY RELATIONSHIP AMONG THE ADMINISTRATIVE AGENT, THE LENDERS AND ANY LOAN PARTY. EACH OF THE PARTIES HERETO REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

      12.19 Limitation on Liability. NONE OF THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY LOAN PARTY SHALL HAVE ANY LIABILITY UNDER OR IN CONNECTION WITH

THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS FOR SPECIAL, EXEMPLARY, PUNITIVE, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES OF ANY SORT IN ANY SUIT BROUGHT OR ACTION COMMENCED IN CONNECTION WITH THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE OBLIGATIONS AND, EXCEPT TO THE EXTENT PROHIBITED BY LAW, EACH PARTY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH ACTION ANY SPECIAL, EXEMPLARY, PUNITIVE, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES OF ANY SORT OTHER THAN ACTUAL DAMAGES.

      12.20 Schedules, Exhibits and Annexes. The Schedules, Exhibits and Annexes attached to this Agreement are an integral part hereof, and are hereby made a part of this Agreement.

      12.21 Agreement to Govern. In case of any conflict between the terms of this Agreement and any of the other Loan Documents, the terms of this Agreement shall govern.

      12.22 Entire Agreement. This Agreement, the other Loan Documents and other documents, agreements and certificates executed by the parties contemporaneously herewith or subsequently hereto constitute the entire agreement of the parties and supersede all prior understandings and agreements, written or oral, among the parties hereto relating to the subject matter hereof. None of the parties hereto is entering into this Agreement in reliance on statements or representations made by any Person other than as set forth herein.

                   [SIGNATURE PAGE APPEARS ON THE NEXT PAGE.]

      IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.

                                       GENERAL ELECTRIC CAPITAL CORPORATION,
                                       as the Administrative Agent


                                       By: /s/ LW Middleton
                                           -------------------------------------
                                           Name:  LW Middleton
                                           Title: Att. Secretary


                                       NTFC CAPITAL CORPORATION,
                                       as a Lender


                                       By: /s/ LW Middleton
                                           -------------------------------------
                                           Name:  LW Middleton
                                           Title: Vice President


                                       ATI OPERATING COMPANY,
                                       as the Borrower


                                       By: _____________________________________
                                           Name:
                                           Title:


                                       ADVANCED TELECOMMUNICATIONS, INC.,
                                       as a Guarantor


                                       By: _____________________________________
                                           Name:
                                           Title:


                                       CADY COMMUNICATIONS, INC., as a
                                       Guarantor


                                       By: _____________________________________
                                           Name:
                                           Title:

      IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.

                                       GENERAL ELECTRIC CAPITAL CORPORATION,
                                       as the Administrative Agent


                                       By: _____________________________________
                                           Name:
                                           Title:


                                       NTFC CAPITAL CORPORATION,
                                       as a Lender


                                       By: _____________________________________
                                           Name:
                                           Title:


                                       ATI OPERATING COMPANY,
                                       as the Borrower


                                       By: /s/ Michael A. Donchve
                                           -------------------------------------
                                           Name:  Michael A. Donchve
                                           Title: Treasurer


                                       ADVANCED TELECOMMUNICATIONS, INC.,
                                       as a Guarantor


                                       By: /s/ Michael A. Donchve
                                           -------------------------------------
                                           Name:  Michael A. Donchve
                                           Title: Treasurer


                                       CADY COMMUNICATIONS, INC., as a
                                       Guarantor


                                       By: /s/ Michael A. Donchve
                                           -------------------------------------
                                           Name:  Michael A. Donchve
                                           Title: Treasurer

                                       AMERICAN TELEPHONE TECHNOLOGY, INC., as a
                                       Guarantor


                                       By: /s/ Michael A. Donchve
                                           -------------------------------------
                                           Name:  Michael A. Donchve
                                           Title: Treasurer


                                       ELECTRO-TEL, INC., as a Guarantor


                                       By: /s/ Michael A. Donchve
                                           -------------------------------------
                                           Name:  Michael A. Donchve
                                           Title: Treasurer


                                       INTELLECOM COMMUNICATIONS, INC., as a
                                       Guarantor


                                       By: /s/ Michael A. Donchve
                                           -------------------------------------
                                           Name:  Michael A. Donchve
                                           Title: Treasurer


                                       CADY TELEMANAGEMENT, INC., as a Guarantor


                                       By: /s/ Michael A. Donchve
                                           -------------------------------------
                                           Name:  Michael A. Donchve
                                           Title: Treasurer